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                               LEASE AGREEMENT
                                   (MSN 28869)


                                     between

                 BOULLIOUN PORTFOLIO FINANCE I, INC., as Lessor

                                       and

                    WESTERN PACIFIC AIRLINES, INC., as Lessee


                            Dated as of June 27, 1997


                      Relating to One New 737-33R Aircraft
                   Bearing Manufacturer's Serial Number 28869

























     To the extent, if any, that this Lease Agreement constitutes chattel paper (as such term is defined in the Uniform Commercial Code as in effect in any applicable jurisdiction), no security interest in this Lease Agreement may be created through the transfer or possession of any counterpart other than the original executed counterpart containing the receipt therefor executed by the Security Agent (as defined herein) on the signature page thereof.

                                TABLE OF CONTENTS

                                                                        Page

Section 1.         Definitions; Construction and Interpretation....       1

Section 2.         Lease of Aircraft...............................       1

         2.1       Agreement to Lease..............................       1
         2.2       No Right to Refuse..............................       2
         2.3       Change in Delivery Date; Limitation of Lessor's
                   Obligation to Deliver Aircraft..................       2

Section 3.         Lease Term; Rent; Payments......................       3

         3.1       Basic Lease Term................................       3
         3.2       Renewal Lease Term..............................       3
         3.3       Basic Rent and Renewal Rent.....................       4
         3.4       Supplemental Rent. .............................       4
         3.5       Payments in General.............................       4
         3.6       Illegality......................................       5

Section 4.         Security Deposit; Letter of Credit..............       6

         4.1       Payment of the Security Deposit.................       6
         4.2       Lessor's Interest in Security Deposit...........       6
         4.3       Return of Security Deposit......................       7
         4.4       Substitution of Letter of Credit................       7
         4.5       Return of Letter of Credit......................       8
         4.6       Release of Boullioun Aviation Services, Inc.....       8

Section 5.         Representations and Warranties..................       8

         5.1       Disclaimer; Representations and Warranties......       8
         5.2       Lessee's Representations and Warranties.........      11

Section 6.         General Covenants...............................      14

         6.1       Lessor's Covenants..............................      14
         6.2       Lessee's Covenants..............................      15

Section 7.         Title; Registration and Filings; Etc............      22

         7.1       Title to the Aircraft...........................      22
         7.2       Registration, Recordation, Filings, Etc.........      22
         7.3       Lessor's Cooperation............................      24

Section 8.         Possession......................................      24

         8.1       Subleasing......................................      25
         8.2       Maintenance, Etc. ..............................      25
         8.3       Installation of Engines on Other Airframes......      25
         8.4       Wet Lease.......................................      25
         8.5       Civil Reserve Air Fleet Program.................      26

Section 9.         Indemnities.....................................      26

         9.1       General Indemnity...............................      26
         9.2       Exceptions to General Indemnity.................      28
         9.3       Taxes...........................................      29
         9.4       Insured Claims; Subrogation......................     29
         9.5       Scope, Survival, Etc. ..........................      29
         9.6       Indemnities Payable on After-Tax Basis..........      31

Section 10.        Risk of Loss, Destruction and Requisition, Etc..      31

         10.1      Risk of Loss....................................      31
         10.2      Event of Loss With Respect to the Aircraft......      31
         10.3      Event of Loss With Respect to an Engine.........      32
         10.4      Requisition for Use of the Aircraft by any
                   Government Entity...............................      34

Section 11.        Insurance.......................................      34

         11.1      Scope of Insurances.............................      34
         11.2      Application of Proceeds of Hull Insurance.......      36
         11.3      Continuation of Liability Insurance.............      37
         11.4      Reports, Etc. ..................................      38
         11.5      Self-Insurance..................................      38
         11.6      Change of Industry Practice.....................      38
         11.7      Change of Circumstance..........................      38
         11.8      Negative Undertakings...........................      37
         11.9      Failure to Insure...............................      39
         11.10     Additional Insurance............................      40
         11.11     Insurance Required by Airframe Manufacturer.....      40

Section 12.        Events of Default...............................      40

         12.1      Failure to Pay Scheduled Amounts................      40
         12.2      Failure to Pay Demand Amounts...................      41
         12.3      Insurance.......................................      41
         12.4      Return..........................................      41
         12.5      Certain Covenants...............................      41

         12.6      Other Covenants.................................      41
         12.7      Representations and Warranties..................      41
         12.8      Voluntary Bankruptcy, Etc.......................      42
         12.9      Involuntary Bankruptcy, Etc.....................      42
         12.10     Illegality......................................      42
         12.11     Indebtedness or Lease Default...................      43
         12.12     Government Action...............................      43
         12.13     Judgments.......................................      43

Section 13.        Remedies........................................      44

         13.1      Retake Possession...............................      44
         13.2      Termination or Enforcement......................      45
         13.3      Application of Funds............................      45
         13.4      Damages.........................................      46

Section 14.        Assignment of Lease.............................      46

         14.1      Assignment by Lessor............................      46
         14.2      Assignment by Lessee............................      49
         14.3      Successors and Assigns..........................      49

Section 15.        No Setoff, Counterclaim, Etc....................      49

Section 16.        Further Assurances, Etc.........................      51

         16.1      Further Assurances..............................      51
         16.2      Lessor's Performance of Lessee's Obligations....      51
         16.3      No Implied Waivers; Rights Cumulative...........      52

Section 17.        [Intentionally Left Blank]......................      52

Section 18.        Governing Law and Jurisdiction..................      52

         18.1      New York Law....................................      52
         18.2      Nonexclusive Jurisdiction in New York...........      53
         18.3      Process Agent...................................      53
         18.4      Waiver of Immunity..............................      54
         18.5      Service of Process...............................     54

Section 19.        Miscellaneous...................................      55

         19.1      Construction....................................      55
         19.2      Amendments......................................      56
         19.3      Severability....................................      56
         19.4      Counterparts....................................      56
         19.5      Chattel Paper...................................      56

         19.6      Time of the Essence.............................      56
         19.7      Notices.........................................      57
         19.8      Entire Agreement................................      57
         19.9      Documentation Costs.............................      57
         19.10     Language........................................      57

                                SCHEDULE 1
                                DEFINITIONS

Section 1.         Transaction Specific Definitions...............        1

Section 2.         Technical Definitions...........................       3

Section 3.         General Definitions.............................       9


                                SCHEDULE 2
                            OPERATIONAL MATTERS

Section 1.         Maintenance; Operation; Etc.....................       1

Section 2.         Maintenance Reserve Payments....................      14

Section 3.         Return of the Aircraft..........................      17


                                ANNEX 1 TO
                                SCHEDULE 2
                             RETURN CONDITIONS

Section 1.         Condition of Airframe and Engines...............       1

Section 2.         Aircraft Documentation..........................       6


                                SCHEDULE 3
                         CONFIDENTIAL INFORMATION

Section 1.         Definitions.....................................       1

Section 2.         Required Modifications..........................       2


                                SCHEDULE 4
                      NOTICE AND ACCOUNT INFORMATION

                                SCHEDULE 5
                                TAX MATTERS

Section 1.         Lessee Liability................................       1

Section 2.         Exclusions From Lessee's Liability..............       2

Section 3.         No Reduction for Withholding, Etc...............       3

Section 4.         Reports.........................................       3

Section 5.         Payment.........................................       4

Section 6.         Contest..... ...................................       5

Section 7.         Tax Savings.....................................       6


                                SCHEDULE 6
                           CONDITIONS PRECEDENT

Section 1.         Agreements and Documents........................       1

Section 2.         First Rent Payment Made.........................       3

Section 3.         Security Deposit Paid or Letter of Credit
                   Delivered.......................................       3

Section 4.         Registration of Aircraft........................       3

Section 5.         Filings, Etc. ..................................       3

Section 6.         Authorizations..................................       3

Section 7.         No Default......................................       4

Section 8.         Section 1110....................................       4

Section 9.         Matters Related to the Novation Agreement.......       4

Section 10.        Other Matters...................................       4

EXHIBIT A          Acceptance Certificate
EXHIBIT B          Form of Certificate of Insurance
EXHIBIT C          Form of Insurance Broker's Letter
EXHIBIT D          [Intentionally Left Blank]
EXHIBIT E          [Intentionally Left Blank]
EXHIBIT F          Aircraft Status Report
EXHIBIT G          Letter of Credit
EXHIBIT H          Officer's Certificate

                                 LEASE AGREEMENT
                                   (MSN 28869)

LEASE AGREEMENT (MSN 28869), dated as of June 27, 1997 (this "Lease Agreement"), between BOULLIOUN PORTFOLIO FINANCE I, INC. ("Lessor") and WESTERN PACIFIC AIRLINES, INC. ("Lessee").

                                    RECITALS:

Lessor has agreed, simultaneously herewith, to acquire the Aircraft (this and all other capitalized terms used herein shall have the respective meanings, and shall be interpreted and construed in the manner, set forth in Section 1) from Airframe Manufacturer pursuant to the Novation Agreement for the purpose of leasing the Aircraft to Lessee.

Lessee desires, upon the terms and conditions hereof, to lease the Aircraft from Lessor, and Lessor is willing, upon the terms and conditions hereof, to lease the Aircraft to Lessee.

                                   AGREEMENT:

In consideration of the foregoing premise, and for other good and valuable consideration the adequacy and receipt of which are hereby acknowledged, the parties hereto agree as follows:

      SECTION 1.  DEFINITIONS; CONSTRUCTION AND INTERPRETATION

      The capitalized terms used in this Lease Agreement shall have the respective meanings ascribed thereto in Schedule 1. The rules of construction and interpretation that apply to this Agreement are set forth in Section 19.1.

      SECTION 2.  LEASE OF AIRCRAFT

           2.1  Agreement to Lease

           Subject to satisfaction of the conditions set forth in Schedule 6 and to the provisions of this Section 2, Lessor hereby agrees to deliver the Aircraft to Lessee at the Delivery Location and to lease the Aircraft to Lessee, and Lessee hereby agrees to accept the Aircraft at the Delivery Location and to lease the Aircraft from Lessor, in each case, on the Scheduled Delivery Date and in the condition delivered to Lessor by Airframe Manufacturer under the Novation Agreement, but otherwise in the "as is, where is" condition of the Aircraft, pursuant to the terms and conditions of this Lease Agreement and the other Operative Documents, the commencement of such leasing to be evidenced by the execution and delivery by Lessee to Lessor of, and the confirmation by Lessor of, the Acceptance Certificate.

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

           2.2  No Right to Refuse

           Lessee acknowledges that Lessor has agreed to purchase the Aircraft pursuant to the Novation Agreement for the sole purpose of leasing the Aircraft to Lessee pursuant to this Lease Agreement. Accordingly, Lessee shall not be entitled for any reason whatsoever to refuse to accept delivery of the Aircraft under this Lease once the Aircraft has been accepted by Lessor under the Novation Agreement and, without limiting the effect of Section 5.1, Lessor shall not be liable for any loss or expense, or any loss of profit, resulting directly or indirectly from any defect or alleged defect in the Aircraft or failure or alleged failure of the Aircraft to comply with the requirements of the Novation Agreement. As between Lessor and Lessee, Lessee shall have sole responsibility for ensuring that the Aircraft is in the condition on the Delivery Date required by the Airframe Manufacturer Purchase Agreement (as defined in the Novation Agreement).

     2.3 Changes in Delivery Date; Limitation of Lessor's Obligation to Deliver Aircraft

           If,  owing  to (1)  any  of the  conditions  precedent  specified  in
Schedule 6 not having been met or not having been waived by Lessor in accordance with Schedule 6, (2) any delay in the delivery of, or failure to deliver, the Aircraft to Lessor for whatsoever reason and/or (3) reasons of Force Majeure, the delivery of the Aircraft under this Lease Agreement shall be delayed beyond the Scheduled Delivery Date, then Lessee shall accept delivery of the Aircraft on the first Business Day after such date on which no Force Majeure prevents such delivery, Lessor has possession of the Aircraft at the Delivery Location and all of such conditions precedent have been satisfied or waived in accordance with Schedule 6, provided that if delivery of the Aircraft under this Lease Agreement is delayed beyond the Commitment Termination Date, then either party hereto (so long as such party is not in default hereunder) may, by written notice to the other, terminate this Lease Agreement and each other Operative Document (including the Novation Agreement), whereupon neither Lessor nor Lessee shall have any further obligation to the other hereunder or thereunder, except as otherwise expressly provided herein or therein and except that Lessor shall be obligated to return the Security Deposit and/or the Letter of Credit and any amounts of Basic Rent paid by Lessee prior to such termination (in each case, free and clear of Liens other than Lessee Liens). In the event of any such delay or any eventual termination of this Lease Agreement, neither Lessor nor Lessee shall be responsible for any losses, including loss of profit, costs or expenses arising therefrom suffered or incurred by the other. Notwithstanding the foregoing, (y) if such delay or failure is caused by a Default, Lessor shall have all the rights and remedies against Lessee described in Section 13,


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

including the right to collect damages for Expenses in connection with any delay in delivery of the Aircraft, and Lessor shall not be obligated to return the Security Deposit or the Letter of Credit or any amounts of Basic Rent paid by Lessee (except to the extent not applied, drawn and applied and/or used as setoff by Lessor pursuant hereto) and (z) if Lessor shall delay or fail to deliver the Aircraft in breach of its obligations hereunder or under the other Operative Documents, Lessee shall have all rights provided by Law arising out of such breach, including the right to terminate this Lease Agreement and the other Operative Documents.

      SECTION 3.  LEASE TERM; RENT; PAYMENTS

           3.1  Basic Lease Term

           The Basic Lease Term shall commence on the Delivery Date and, unless this Lease Agreement is terminated earlier pursuant to the provisions hereof, shall end on the Basic Lease Term Termination Date, provided that if the scheduled last day of the Basic Lease Term shall not be a Business Day, then the Basic Lease Term shall expire on the next preceding Business Day.

           3.2  Renewal Lease Term

           Lessee shall have the option to extend the Lease Term up to two times, with each such extension to be for a one year period. Such option may be exercised only by delivery of (1) a Renewal Rent Determination Request on a timely basis (as provided below) and (2) written irrevocable notice to Lessor at least 6 months prior to the then scheduled expiration of the Lease Term electing to extend the Lease Term by one year, provided that Lessee may not exercise such option at any time when an Event of Default has occurred and is continuing. Each Renewal Lease Term shall commence on last day of the Lease Term (without regard to such Renewal Lease Term) and end on the Renewal Lease Term Termination Date, provided that if the last day of a Renewal Lease Term shall not be a Business Day, then such Renewal Lease Term shall expire on the next preceding Business Day.

           Upon written request (a "Renewal Rent Determination Request") from Lessee to Lessor at least 8 months but no more than 10 months prior to the then scheduled expiration of the Lease Term, Lessor and Lessee shall in good faith and acting reasonably determine the Renewal Rent Amount. If 15 days prior to the Renewal Rent Determination Date, Lessor and Lessee cannot determine the Renewal Rent Amount, then the Renewal Rent Amount shall be determined by two recognized independent aircraft appraisers, one of which shall be selected by Lessee (at its expense) and one of which shall be selected by the Lessor (at its expense), or if such appraisers cannot agree, by a third independent appraiser chosen by the mutual assent of the first two appraisers (with the cost of such third


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

appraiser to be shared equally by Lessor and Lessee). If either party shall fail to appoint an appraiser at least 11 days prior to the Renewal Rent Determination Date, or if such two appraisers cannot agree on the amount of the Renewal Rent and fail to appoint a third appraiser at least eight days prior to the Renewal Rent Determination Date, then Lessor and Lessee shall jointly request the American Association of Equipment Lessors (or any successor organization) to appoint the relevant appraiser. Any such third appraiser shall determine the amount of the Renewal Rent on or prior to the Renewal Rent Determination Date.

           3.3  Basic Rent and Renewal Rent

           Lessee shall pay rent for the Aircraft in installments (1) on each Basic Rent Payment Date during the Basic Lease Term equal to the Basic Rent Amount and (2) on each Renewal Rent Payment Date during any Renewal Lease Term equal to the Renewal Rent Amount, in each case, in advance in immediately available Dollars.

           3.4  Supplemental Rent

           Lessee shall pay, or cause to be paid, promptly to Lessor, or to whomsoever shall be entitled thereto, any and all Supplemental Rent when and as the same shall become due and owing. Lessee also shall pay to Lessor, or to whomsoever shall be entitled thereto, on demand, as Supplemental Rent, to the extent permitted by applicable Law, interest at the Past Due Rate on any Rent (including any interest accrued thereon pursuant to this Section 3 (compounded on a daily basis)) not paid when due for any period for which the same shall remain unpaid.

           3.5  Payments in General

                3.5.1  Timing and Place of Payment

                All payments of Rent payable to Lessor shall be made directly by Lessee in Dollars by wire transfer of immediately available funds on the required date of payment and with value on such date, to the account for Lessor specified in Schedule 4, or to such other account as Lessor shall otherwise direct by prior notice to Lessee.

                3.5.2  Business Day Convention

                If the due date for any payment of Rent is not a Business Day, then, unless otherwise provided herein, such payment shall be made on the Business Day next preceding such scheduled date with the same force and effect as if made on such scheduled date and without adjustment in the amount due.

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

                3.5.3  Calculation of Interest

                All amounts of interest or amounts calculated by reference to interest payable under any of the provisions of this Lease Agreement or any other Operative Document shall be calculated on the basis of the actual number of days elapsed in a 360-day year.

                3.5.4  Determination by Lessor

                Any determination by Lessor or any other payee as to any rate of interest, Rent, Reserves or any other amount shall, in the absence of manifest error, be conclusive and binding on Lessee.

                3.5.5  Payments to Lessee

                Any amount referred to in this Agreement or any other Operative Document which is payable by Lessor to Lessee or received by Lessee and expressly retainable by Lessee hereunder shall not be paid to or retained by Lessee if at the time of such payment or receipt by Lessee a Default shall have occurred and be continuing, but shall be held by or paid over to Lessor, as security for the obligations of Lessee under this Agreement and the other Operative Documents to be held and applied pursuant to Section 13 and applied against Lessee's obligations hereunder as and when due. At such time as there shall not be continuing any Default, such amount shall be paid to Lessee to the extent not applied in accordance with the preceding sentence.

           3.6  Illegality

           If this Agreement becomes invalid, unenforceable or illegal as the result of any change of Law arising after the date hereof, the parties shall use reasonable efforts to modify or amend this Agreement so as to render it valid and legal in all respects. In the event that it is not possible so to modify or amend this Agreement within a reasonable period (which shall not, in any event, exceed 60 days or such shorter period as may be required by Law) Lessor may terminate this Agreement upon 14 days' (or such shorter period as may be required by Law) notice of termination to Lessee whereupon Lessee shall deliver the Aircraft to Lessor in accordance with the provisions of Section 3 of
Schedule 2 and, in the absence of a prohibition pursuant to applicable Law, Lessee shall continue to pay Basic Rent and, if applicable, Renewal Rent to the end of the Lease Term as specified herein (but not Reserves or indemnities with respect to periods after the Return of the Aircraft in accordance with Section 3 of Schedule 2). Upon compliance by the Lessee with the foregoing, Lessor shall


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

return to Lessee the Security Deposit and any amounts of Basic Rent and, if applicable, Renewal Rent paid by Lessee to the extent that Lessor has actually received rental from any person in respect of the Aircraft with respect to any period for which such Basic Rent and, if applicable, Renewal Rent was paid. Lessor shall use reasonable efforts to minimize the amount of Basic Rent and, if applicable, Renewal Rent to be retained by Lessor.

      SECTION 4.  SECURITY DEPOSIT; LETTER OF CREDIT

           4.1  Payment of the Security Deposit

           Lessor acknowledges to Lessee that it has received the Initial Security Deposit. Unless Lessee shall have exercised its option to provide Lessor a Letter of Credit pursuant to Section 4.4 of the Lease Agreement, Lessee shall pay to Lessor, by wire transfer of immediately available Dollars to the account of Lessor specified in Schedule 4 on or before the date both Lessor and Lessee sign this Agreement, the Documentation Security Deposit Installment.

           All such amounts, as held by Lessor or Security Agent from time to time, are referred to in this Lease Agreement and the other Operative Documents as the "Security Deposit."

           4.2  Lessor's Interest in Security Deposit

           The Security Deposit shall secure the timely payment and performance by Lessee of (1) its obligations hereunder and under each other Operative Document and (2) its obligations under each of the Other Leases and under each of the "Operative Documents" (howsoever denominated) related to the Other Leases (such documents and agreements referred to in subclause (1) and (2), collectively, the "Transaction Documents" and such obligations referred to in subclause (1) and (2), collectively, the "Secured Obligations"). Lessee hereby assigns, transfers and pledges to Lessor, and hereby grants to Lessor, a first-priority security interest in the Security Deposit to secure such payment and such performance. Lessee shall not assign, transfer, pledge or otherwise dispose of any right, title or interest in or to the Security Deposit except as provided in the preceding sentence. Subject only to Sections 2.3 and 4.3, the Security Deposit may be assigned or pledged by Lessor to any Person. The Security Deposit may be commingled by Lessor or such other Person, as the case may be, with its own general or other funds during the Lease Term. Any interest earned on the Security Deposit shall be for Lessor's or such Person's sole account. If an Event of Default (hereunder or under any of the Other Leases) shall occur and be continuing, then in addition to any other rights Lessor may have under applicable Law as a secured party or otherwise, or under this Agreement or any other Transaction Document, Lessor or such Person, as the case may be, may at any time as an agreed remedy set off against, use, apply or retain all or any portion of the Security Deposit in full or partial payment for amounts constituting the Secured Obligations (including to compensate Lessor or such Person, as the case may be, for any amount it may in its reasonable discretion advance as a result of the occurrence of any Default (hereunder or under any of the Other Leases), or to apply toward Expenses arising as a result of the occurrence of any Default (hereunder or under any of the Other Leases) or otherwise). If Lessor or such Person uses or applies all or a portion of the Security Deposit, such application shall not be deemed a cure by Lessee, or waiver by Lessor or any other Person, of any Default (hereunder and under any of the Other Leases), and Lessee shall, within ten days after Lessor's or such Person's demand therefor, pay to Lessor or such Person, as the case may be, an amount sufficient to restore the Security Deposit to its required total sum.

           4.3  Return of Security Deposit

           That portion, if any, of the Security Deposit that has not previously been used or applied, or set off against, as provided for in this Agreement or any other Operative Document, shall be returned to Lessee (free and clear of Liens other than Lessee Liens) by wire transfer of immediately available Dollars to Lessee's account specified in Schedule 4, or to such other account as Lessee shall specify in writing to Lessor, on the date which is not more than 10 Business Days after and excluding the date upon which the Aircraft is returned to Lessor in accordance with this Lease Agreement so long as no Default shall have occurred and be continuing at such time.

           4.4  Substitution of Letter of Credit

           Lessee shall have the one-time irrevocable option to substitute for the Security Deposit a letter of credit (a "Letter of Credit"), in respect of all of the Secured Obligations, with a stated amount equal to the amount of the Security Deposit required as of the Delivery Date. The Letter of Credit shall
(1) be in the form of Exhibit G, (2) be issued or confirmed by a bank satisfactory to Lessor and (3) have an expiry date of no earlier than the date one month after the Scheduled Return Date (upon request of Lessee, Lessor shall consider accepting a one-year (or longer period) rolling letter of credit). In the event that at any time during the Lease Term the bank issuing or confirming the Letter of Credit becomes unacceptable to Lessor, in its reasonable judgment, Lessee shall within fourteen days of demand therefor by Lessor provide Lessor with a replacement letter of credit issued or confirmed, as the case may be, by a bank that is acceptable to Lessor, in its reasonable judgment. The Letter of Credit may be assigned or pledged by Lessor to any Person. If for any reason Lessor or such other Person is paid under the Letter of Credit, then in addition to any other rights Lessor or such Person may have under applicable Law, or under this Lease Agreement or any other Transaction Document, Lessor or such Person, as the case may be, (1) may at any time as an agreed remedy set off


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

against, use, apply or retain all or any portion of the amounts so paid in full or partial payment for amounts constituting the Secured Obligations (including to compensate Lessor or such Person, as the case may be, for any amount it may in its reasonable discretion advance as a result of the occurrence of any Default (hereunder or under any of the Other Leases), or to apply toward Expenses arising as a result of the occurrence of any Default (hereunder or under any of the Other Leases) or otherwise) and/or (2) may retain all or any portion of the amounts so paid as security for the performance the Secured Obligations (and Lessee hereby grants Lessor a security interest in all such amounts). Any such use or application shall not, however, be deemed a cure by Lessee, or waiver by Lessor or any Person, of any Default (hereunder or under any of the Other Leases). Any interest earned on the amounts so drawn shall be for Lessor's or such other Person's sole account. If for any reason, Lessor or such other Person is paid under a Letter of Credit, then Lessee shall cause an additional Letter of Credit (which shall become the "Letter of Credit") to be issued so that the Lessor or such other Person shall at all times have the benefit of a Letter of Credit for the full Security Deposit required under this
Section 4.4.

           4.5  Return of Letter of Credit

           So long as no Default shall have occurred and be continuing at such time, the Letter of Credit, unless drawn by Lessor and no longer in Lessor's possession, and any then unapplied cash proceeds from a drawing of the Letter of Credit shall be returned to Lessee at its address set forth in Schedule 4 on the date which is not more than 10 Business Days after and excluding the date upon which the Aircraft is returned to Lessor in accordance with this Agreement.

           4.6  Release of Boullioun Aviation Services, Inc.

           For the benefit of Lessor and its Affiliate, Boullioun Aviation Services, Inc., upon payment of the same by Boullioun Aviation Services Inc. to Lessor, Lessee confirms that it shall have no further claim against Boullioun Aviation Services Inc. for, and Lessee hereby releases Boullioun Aviation Services, Inc. from any further obligation or liability in respect of, the Initial Security Deposit Installment.

      SECTION 5. REPRESENTATIONS AND WARRANTIES

           5.1  Disclaimer; Representations and Warranties

                5.1.1  Disclaimer

           EFFECTIVE UPON ACCEPTANCE OF THE AIRCRAFT BY LESSEE, WHICH SHALL BE EVIDENCED BY LESSEE'S EXECUTION AND DELIVERY OF THE ACCEPTANCE CERTIFICATE, THE AIRCRAFT SHALL BE LEASED UNDER THIS LEASE AGREEMENT "AS IS, WHERE IS WITH ALL


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

FAULTS" (LESSEE HEREBY CONFIRMING THAT IT HAS BEEN ADVISED OF AND FULLY UNDERSTANDS THE LEGAL IMPORT AND IMPLICATIONS OF SUCH PHRASE AND THE PROVISIONS OF THIS SECTION 5.1 AND THAT SUCH IS APPROPRIATE IN A TRANSACTION OF THIS KIND) AND LESSEE AGREES, ACKNOWLEDGES AND ACCEPTS THAT NONE OF LESSOR OR ANY OTHER INDEMNIFIED PARTY MAKES ANY WARRANTY OR REPRESENTATION WHATSOEVER CONCERNING THE AIRCRAFT. EFFECTIVE UPON ACCEPTANCE OF THE AIRCRAFT BY LESSEE, WHICH SHALL BE EVIDENCED BY LESSEE'S EXECUTION AND DELIVERY OF THE ACCEPTANCE CERTIFICATE, LESSEE, FOR THE BENEFIT OF LESSOR AND EACH INDEMNIFIED PARTY, HEREBY WAIVES, RELEASES AND RENOUNCES ALL WARRANTIES, REPRESENTATIONS AND OTHER INDEMNITIES, GUARANTIES, OBLIGATIONS AND LIABILITIES OF LESSOR AND ANY OTHER INDEMNIFIED PARTY AND ANY RIGHTS, CLAIMS AND REMEDIES OF LESSEE, EXPRESS OR IMPLIED, ARISING BY LAW OR OTHERWISE, IN EACH CASE, WITH RESPECT TO THE AIRCRAFT, ANY ENGINE, ANY PART, ANY AIRCRAFT DOCUMENTATION OR ANY OTHER THING DELIVERED, LEASED, SOLD OR TRANSFERRED UNDER THIS LEASE AGREEMENT OR ANY OTHER OPERATIVE DOCUMENT,
INCLUDING:

                5.1.1.1 ANY WARRANTY AS TO THE AIRWORTHINESS, VALUE, CONDITION, DESIGN OR OPERATION OF, OR THE QUALITY OF THE MATERIAL OR WORKMANSHIP IN, OR THE ABSENCE OF ANY DEFECT IN, THE AIRCRAFT, THE AIRFRAME, ANY ENGINE, ANY PART, ANY AIRCRAFT DOCUMENTATION OR ANY OTHER THING DELIVERED, SOLD OR TRANSFERRED HEREUNDER OR ANY OTHER OPERATIVE DOCUMENT.

          5.1.1.2 ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR USE OR FOR A PARTICULAR PURPOSE. 5.1.1.3 ANY EXPRESS OR IMPLIED WARRANTY AS TO TITLE (EXCEPT TO THE EXTENT CONTAINED IN SECTION 5.1.2.4).

          5.1.1.4 ANY IMPLIED WARRANTY ARISING FROM COURSE OF PERFORMANCE, COURSE OF DEALING OR USAGE OF TRADE. 5.1.1.5 ANY OBLIGATION OR LIABILITY WITH RESPECT TO ANY ACTUAL OR ALLEGED PATENT OR OTHER INTELLECTUAL PROPERTY INFRINGEMENT.
          5.1.1.6 ANY OBLIGATION, LIABILITY, RIGHT, CLAIM OR REMEDY IN TORT, WHETHER OR NOT IN STRICT OR ABSOLUTE LIABILITY OR ARISING FROM THE NEGLIGENCE OF LESSOR OR ANY INDEMNIFIED PARTY, ACTUAL OR IMPUTED, ACTIVE OR PASSIVE.

                5.1.1.7 ANY OBLIGATION, LIABILITY, RIGHT, CLAIM OR REMEDY FOR LOSS OR DAMAGE TO THE AIRCRAFT, ANY ENGINE, ANY PART, ANY AIRCRAFT DOCUMENTATION OR ANY OTHER THING, FOR ANY LOSS OF USE, REVENUE OR PROFIT OR FOR ANY OTHER DIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES.

FOR THE AVOIDANCE OF DOUBT, THE FOREGOING SHALL NOT AFFECT OR LESSEN IN ANY WAY LESSEE'S RIGHTS AGAINST AIRFRAME MANUFACTURER, ENGINE MANUFACTURER OR THE

MANUFACTURER OF ANY PART UNDER ANY ASSIGNMENT BY LESSOR TO LESSEE OF THE WARRANTY AND/OR CUSTOMER SUPPORT PROVISIONS OF THE AIRFRAME MANUFACTURER PURCHASE AGREEMENT OR OTHERWISE.

EFFECTIVE UPON ACCEPTANCE OF THE AIRCRAFT BY LESSEE, WHICH SHALL BE EVIDENCED BY LESSEE'S EXECUTION AND DELIVERY OF THE ACCEPTANCE CERTIFICATE, TO THE EXTENT PERMITTED BY APPLICABLE LAW, LESSEE WAIVES ANY AND ALL RIGHTS AND REMEDIES CONFERRED UPON A LESSEE BY ARTICLE 2A OF THE UNIFORM COMMERCIAL CODE AS IN EFFECT IN THE STATE OF NEW YORK AND ANY RIGHTS NOW OR HEREAFTER CONFERRED BY ANY OTHER STATUTE OR OTHERWISE THAT MAY LIMIT OR MODIFY LESSOR'S RIGHTS AS DESCRIBED IN THIS LEASE AGREEMENT.

DELIVERY BY LESSEE TO LESSOR OF THE ACCEPTANCE CERTIFICATE WILL BE CONCLUSIVE PROOF AS BETWEEN LESSOR AND LESSEE (BUT WITHOUT PREJUDICE TO ANY CLAIMS LESSOR OR LESSEE MAY HAVE AGAINST THE AIRFRAME MANUFACTURER, ENGINE MANUFACTURER OR ANY VENDOR WITH RESPECT TO THE AIRCRAFT) THAT LESSEE HAS EXAMINED AND INVESTIGATED THE AIRCRAFT, THAT THE AIRCRAFT AND THE AIRCRAFT DOCUMENTATION ARE SATISFACTORY TO LESSEE AND THAT LESSEE HAS IRREVOCABLY AND UNCONDITIONALLY ACCEPTED THE AIRCRAFT FOR LEASE HEREUNDER WITHOUT ANY RESERVATIONS WHATSOEVER.

           5.1.2  Lessor's Representations and Warranties

                In order to induce Lessee to enter into this Lease Agreement and each other Operative Document and to lease the Aircraft from Lessor, Lessor hereby represents and warrants to Lessee that:

                      5.1.2.1  Organization, Corporate Power, Etc.

     Lessor (1) is a corporation duly organized under the laws of the Lessor Jurisdiction and (2) has the corporate power and authority to own or hold under lease its properties wherever located or used and to enter into and perform its obligations hereunder and under each other Operative Document.

                      5.1.2.2  Corporate Authority

     The execution, delivery and performance by Lessor of this Lease Agreement, the Acceptance Certificate and each other Operative Document to which Lessor is a party have been duly authorized by all necessary corporate action on the part of Lessor.

                      5.1.2.3  Legal, Valid and Binding Agreements

     This Lease Agreement, the Acceptance Certificate and the other Operative Documents each have been (as and when delivered to Lessee) duly executed and delivered by Lessor and constitutes the legal, valid and binding obligation of

Lessor, enforceable against Lessor in accordance with its terms, except as may be limited by (1) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other laws relating to or affecting creditors' rights generally and (2) general principles of equity (regardless of whether considered in a proceeding in equity or at law), including those relating to the availability of the remedy of specific performance or injunctive relief.

                      5.1.2.4  Right to Lease

     Lessor has the full right and power to lease the Aircraft pursuant hereto.

           5.2  Lessee's Representations and Warranties

           In order to induce Lessor to enter into this Lease Agreement and each other Operative Document and to lease the Aircraft to Lessee:

                5.2.1  Continuing Representations and Warranties

                Lessee hereby represents and warrants to Lessor that:

                      5.2.1.1  Organization, Corporate Power, Etc.

     Lessee (1) is a corporation duly organized under the laws of the State of Delaware and (2) has the corporate power and authority to own or hold under lease its properties wherever located or used and to enter into and perform its obligations hereunder and under each other Operative Document.

                      5.2.1.2  Corporate Authority

     The execution, delivery and performance by Lessee of this Lease Agreement, the Acceptance Certificate and each other Operative Document to which Lessee is a party have been duly authorized by all necessary corporate action on the part of Lessee.

                      5.2.1.3  Authorizations

     Lessee holds all Authorizations necessary to (1) authorize Lessee to engage in air transport and to carry on scheduled passenger and cargo service in each case as presently conducted, (2) permit the execution and delivery by Lessee of this Lease Agreement, the Acceptance Certificate and each other Operative Document and the performance by Lessee of its obligations hereunder and thereunder and (3) operate the Aircraft in compliance with applicable Law.

                      5.2.1.4  No Contravention

     Neither the execution and delivery of this Lease Agreement, the Acceptance Certificate or any other Operative Document by Lessee nor the performance by Lessee of its obligations hereunder or thereunder contravenes any of the provisions of the organizational or charter documents of Lessee.

                      5.2.1.5  Legal, Valid and Binding Agreements

     This Lease Agreement, the Acceptance Certificate and the other Operative Documents each have been (as and when delivered to Lessor) duly executed and delivered by Lessee and constitutes the legal, valid and binding obligation of Lessee, enforceable against Lessee in accordance with its terms, except as may be limited by (1) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other laws relating to or affecting creditors' rights generally and (2) general principles of equity (regardless of whether considered in a proceeding in equity or at law), including those relating to the availability of the remedy of specific performance or injunctive relief.

                      5.2.1.6  [Intentionally Left Blank]

                      5.2.1.7  Pari Passu

     The obligations of Lessee under this Lease Agreement and the other Operative Documents are direct, general and unconditional obligations of Lessee and rank at least pari passu in right of payment with all other present and future unsecured and unsubordinated obligations (including contingent obligations) of Lessee with the exception of such obligations as are mandatorily preferred by Law and not by virtue of any contract.

                      5.2.1.8  Governing Law

     In any proceedings taken in the State of Colorado for the enforcement of this Agreement or any other Operative Document, the choice in Section 18 of the governing law for this Agreement and the Operative Documents, and any judgment obtained in any jurisdiction referred to in Section 18, will be recognized.

                      5.2.1.9  No Violation

     Neither the execution and delivery of this Lease Agreement, the Acceptance Certificate or any other Operative Document by Lessee nor the performance by Lessee of its obligations hereunder or thereunder violate any Law existing on the date hereof applicable to or binding upon the Aircraft or Lessee.

                      5.2.1.10  All Disclosures Made

     The financial and other information furnished by Lessee in connection with this Agreement or any other Operative Document does not contain any untrue statement or omit to state facts, the omission of which makes the statements therein, in the light of the circumstances under which they were made, misleading in any material respect.

                      5.2.1.11  No Immunity

     Lessee is subject to civil and commercial Law with respect to its obligations under this
Lease Agreement and each other Operative Document to which it is a party and neither Lessee nor any of its assets is entitled to any right of sovereign immunity and the entry into and performance of this Lease Agreement and each other Operative Document by Lessee constitute private and commercial acts.

                The  representations  and  warranties  contained in this Section
5.2.1 are continuing representations, warranties and covenants and shall be deemed made and given throughout the Lease Term.

                5.2.2  Initial Representations and Warranties

                Lessee hereby represents and warrants to Lessor as of the date hereof and as of the Delivery Date (unless, in each case, such representation and warranty is expressly applicable on and as of another date or dates) that:

                      5.2.2.1  Litigation

     There are no pending or, to Lessee's knowledge, threatened actions or proceedings before any court or administrative agency (1) in respect of this Lease Agreement or any other Operative Document or the Aircraft or the performance by Lessee of its obligations hereunder or under any other Operative Document or (2) which may reasonably be expected to materially adversely affect the ability of Lessee to perform its obligations under the Operative Documents.

                      5.2.2.2  Registration, Recordation and Filing

     Except for the registrations, recordations and filings described in Section 7, each of which will be duly made and effected by Lessor and Lessee, as the case may be, on or prior to the Delivery Date, no further action, including the registration, recordation or filing of any instrument or document is necessary or advisable under the Laws of the State of Registration, the Lessee Jurisdiction, or any jurisdiction in which the Aircraft is currently operated by

Lessee (1) in order for this Lease Agreement to constitute a valid and enforceable lease of record relating to the Aircraft, (2) to authorize or permit Lessee to perform its obligations hereunder or under each other Operative Document or (3) fully to protect, establish, perfect and preserve Lessor's title to, and Lessor's rights and interests in, the Aircraft and the Operative Documents as against Lessee and any other Person.

                      5.2.2.3  Financial Condition

     The Quarterly Financial Report of Lessee for the period ended March 31, 1997, a copy of which has been furnished to Lessor fairly presents the financial condition of Lessee as at such date and the results of operations of Lessee for the period ended on such date, all in accordance with GAAP, consistently applied.

                      5.2.2.4  [Intentionally Left Blank]

                      5.2.2.5  Taxes

     Lessee has filed or caused to be filed all tax returns which are required to be filed and has paid or caused to be paid all Taxes shown to be due and payable on such returns and (except to the extent being contested in good faith and by appropriate proceedings, but only as long as such proceedings do not involve any material danger of the sale, forfeiture, confiscation, seizure or loss (including loss of use) of the Aircraft or any interest therein or of criminal or civil liability of Lessor) on any assessment received by Lessee to the extent that such Taxes have become due and payable.

                5.2.3  No Prejudice

                Unless expressly waived by Lessor pursuant to Section 19.2, the rights and remedies of Lessor in relation to any misrepresentation or breach of warranty on the part of Lessee shall not be prejudiced by any investigation by or on behalf of Lessor into the affairs of Lessee, by the performance of this Lease Agreement or any other Operative Document or by any other act or thing which may be done or omitted to be done by Lessor under this Lease Agreement or any other Operative Document or any related document and which would or might, but for this provision, prejudice such rights and remedies.

      SECTION 6.  GENERAL COVENANTS

           6.1  Lessor's Covenants

           In order to induce Lessee to enter into this Lease Agreement and each other Operative Document and to lease the Aircraft from Lessor:

                6.1.1  Quiet Enjoyment

                Lessor hereby covenants to Lessee that so long as no Event of Default shall have occurred and be continuing, except as may be expressly provided in this Lease Agreement or any other Operative Document, neither Lessor nor any Person claiming by or through Lessor shall take or cause to be taken any action inconsistent with Lessee's right of quiet enjoyment of, or otherwise in any way interfere with or interrupt, the continuing use, operation and possession of the Aircraft by Lessee. The foregoing, however, shall not be construed or deemed to modify or condition in any respect the obligations of Lessee pursuant to Section 15, which obligations are absolute and unconditional.

                6.1.2  No Claims by Lessor

                For the benefit of each lessor of an airframe or engine leased to Lessee, each seller of an airframe or engine purchased by Lessee subject to a conditional sale and each holder of a security interest in an airframe or engine owned by Lessee under a security agreement, Lessor hereby covenants that it shall not acquire or claim, as against such lessor, seller or security interest holder, any right, title or interest in any engine covered by any such lease, conditional sale or security agreement, which engine is attached to the Airframe, provided that such agreement of Lessor shall not be for the benefit of any lessor, seller or security interest holder of any such airframe, unless such lessor, seller or security interest holder has expressly agreed (which agreement may be contained in such lease, conditional sale agreement or security agreement) that neither it nor its successors or assigns will acquire, as against Lessor, any right, title or interest in an Engine as a result of such Engine's being installed on such airframe.

           6.2  Lessee's Covenants

           Lessee covenants and agrees with Lessor, at Lessee's sole cost and expense, that:

                6.2.1  Continuing Business; Merger, Consolidation, Etc.

                Lessee shall not:

                      6.2.1.1  Discontinue Business

                      Permanently discontinue its business as a commercial passenger or cargo air carrier.

                      6.2.1.2  Suspend Operations

     Voluntarily suspend all or substantially all of its commercial airline operations (Lessor and Lessee agree that a labor stoppage or strike or any suspension of operations due to FAA regulations or orders not specifically directed at Lessee shall not in itself constitute a discontinuance of business).

                      6.2.1.3  Consolidation, Merger, Etc.

     Consolidate with or merge into any other corporation, or permit any other corporation to consolidate with or merge into Lessee, or convey, transfer or lease substantially all of Lessee's assets as an entirety to any Person, provided that Lessee may consolidate with or merge into any other corporation, or permit any other corporation to consolidate with or merge into Lessee, and Lessee may convey, transfer or lease substantially all of Lessee's assets as an entirety to any Person if:

     6.2.1.3.1 The corporation formed by such consolidation or merger or the Person which acquires by conveyance, transfer or lease substantially all of the assets of Lessee as an entirety (each such corporation and such Person being hereinafter called the "Successor") shall be a corporation under the laws of the United States or any state thereof or District of Columbia and shall be a "citizen of the United States" as defined in the U.S. Aviation Laws and shall be a U.S. Air Carrier.

     6.2.1.3.2 Such Successor (if not the Lessee) shall execute and deliver to Lessor an agreement in form and substance reasonably satisfactory to Lessor containing an assumption by such Successor of the due and punctual performance of each covenant and condition of Lessee under this Lease Agreement, the Acceptance Certificate and all other Operative Documents and shall reissue or reproduce the documents required under Schedule 6, in each case, with such changes as necessary to reflect the change to such Successor.

     6.2.1.3.3 Immediately after giving effect to such transaction, (1) no Payment/Bankruptcy Default under this Lease Agreement shall have occurred and be continuing and (2) the Tangible Net Worth of the Successor shall not be less than the Tangible Net Worth of Lessee at March 31, 1997.

     6.2.1.3.4 Lessee shall have delivered to Lessor an officer's certificate, and an opinion of counsel reasonably satisfactory to Lessor, each stating that
(1) such consolidation, merger, conveyance, transfer or lease and the assumption agreement required by Section 6.2.1.3.2 comply with this Section 6.2.1.3, (2) all conditions precedent herein provided for relating to such action have been complied with and (3) the agreement described in Section 6.2.1.3.2 is valid, binding and enforceable against the Successor.

     Upon any consolidation or merger, or any conveyance, transfer or lease of substantially all of the assets of Lessee as an entirety in accordance with this
Section 6.2.1.3, the Successor shall succeed to, and be substituted for, and may exercise every right and power of, Lessee under this Lease Agreement and the other Operative Documents with the same effect as if such Successor or such Person had been named as Lessee herein and therein. No such conveyance, transfer or lease of substantially all of the assets of Lessee as an entirety shall have the effect of releasing Lessee, or any Successor which shall theretofore have become such in the manner prescribed in this Section 6.2.1.3, from its liability hereunder or under any other Operative Document to which Lessee is a party. Nothing contained herein shall permit any lease, sublease or other arrangement for the use, operation or possession of the Aircraft except in compliance with the applicable provisions of this Lease Agreement.

                6.2.2  Reporting Requirements

                      6.2.2.1  Financial Reports

                      Lessee shall furnish to Lessor:

     6.2.2.1.1 Monthly Reports Within 30 days after the end of each month, copies of unaudited monthly financial reports detailing revenues, expenses, net income, cash position, operating statistics and other similar information, prepared by Lessee that Lessee makes available for review by other creditors.

                           6.2.2.1.2  Quarterly Reports

                           Within 45 days after the close of each fiscal quarter
of Lessee (other than the last
fiscal quarter in each fiscal year of Lessee), copies of unaudited (consolidated, if prepared) financial statements (including a balance sheet, statement of cash flows and a profit and loss statement) prepared in Dollars in accordance with GAAP.

                           6.2.2.1.3  Annual Reports

     Within 120 days after the close of each fiscal year of Lessee, copies of audited consolidated financial statements (including a balance sheet, statement of cash flows and a profit and loss statement) prepared in Dollars in accordance with GAAP, all in reasonable detail and setting forth in comparative form the respective figures as of the end of and for the preceding fiscal year as certified by Lessee's independent public accountants, including their certificate and accompanying comments.

                           6.2.2.1.4  Other Information

     Such other information respecting the business and properties, operations or condition (financial or otherwise) of Lessee as Lessor may from time to time reasonably request, including copies of all regular, periodic and special reports, that Lessee makes available for review by the public or other creditors.

                      6.2.2.2  Notice of Loss or Damage

     Lessee shall notify Lessor promptly of any loss or damage (whether or not constituting an Event of Loss) of or to the Aircraft or the Airframe or any Engine for which the cost of correction or repairs may reasonably be expected to exceed the Damage Notice Threshold and, if not constituting an Event of Loss, shall provide a proposal for carrying out the correction or repair. If after its receipt of such proposal, Lessor does not reasonably believe that Lessee's proposal complies with the provisions hereof or applicable Law, Lessor shall promptly notify Lessee of such disagreement. Lessee and Lessor shall then consult with Airframe Manufacturer, Engine Manufacturer or other relevant manufacturer, as appropriate, and Lessee and Lessor agree to accept as conclusive, and be bound by, such Person's directions or recommendations as to the manner in which to carry out such repairs. In connection with any repair of such damage for which the cost of correction or repairs may reasonably be expected to exceed the Damage Notice Threshold, Lessee shall provide Lessor with the information required in Section 1.2.3.2 of Schedule 2.

                      6.2.2.3  Notice of Material Adverse Effect or Default

     Lessee shall (1) promptly provide notice in writing to Lessor of any event, happening or circumstance which could reasonably be expected to have a Material Adverse Effect, including the commencement of any action, suit or proceeding by or before any Government Entity that, if adversely determined, could reasonably be expected to have a Material Adverse Effect, and (2) provide notice in writing to Lessor immediately after an officer of Lessee obtains knowledge of the occurrence of a Default.

                      6.2.2.4  Information Regarding Aircraft or Lessee

     From time to time, Lessee shall promptly provide such other information as Lessor may reasonably request concerning the location, condition, use and operation of the Aircraft or the financial condition and business of Lessee.

                      6.2.2.5  Monthly Aircraft Status Report

     Lessee shall provide Lessor on the fifteenth day of each calendar month during the Lease Term with a completed and duly executed Aircraft Status Report substantially in the form of Exhibit F.

                      6.2.2.6  Principal Place of Business

     Lessee shall give at least 30 days' prior written notice to Lessor of any change of its principal place of business or chief executive office or major executive office, in each case, as set forth in Schedule 4.

                      6.2.2.7  Government Filings

     Lessee shall promptly on request furnish or cause to be furnished to Lessor such information in the possession and under the control of Lessee as may be required to enable Lessor to file on a timely basis any reports required to be filed by Lessor with any Government Entity because of Lessor's rights, title and interests in and to the Aircraft or under the Lease Agreement or any other Operative Document.

                      6.2.2.8  Periodic Certification

                      Upon not less than 10 Business Days' prior written request by Lessor (but not more than four times in any 12-month period) execute, acknowledge and deliver to Lessor, or any intended successor or permitted assign of Lessor, a statement in writing (which may be conclusively relied upon by Lessor or any such intended successor or permitted assign):

                           6.2.2.8.1  Certifying  that this Lease and each other
Operative Document (together with any amendments and modifications) are in full force and effect.

                           6.2.2.8.2  Certifying  that there are not any uncured
Defaults, or if any such Default is then existing, stating the nature of such Default or Defaults and the action that Lessee is then taking, or then proposes to take, to cure such Default or Defaults.

                            6.2.2.8.3  In   connection   with  any   transaction
 described in Section 14.1, certifying (1) that there has been no amendment or modification of this Lease Agreement or any other Operative Document, or if any such amendment or modification has been effected, stating the nature of all such amendments or modifications, (2) the date to which Basic or Renewal Rent, as the case may be, has been paid, (3) that Lessee is not aware of any claim against Lessor by reason of the condition of the Aircraft or under the Operative Documents (or specifying such claim), (a) as of the Delivery Date or
 (b) arising subsequent thereto and (4) the amount of the Reserves (by account) as of the date of the certificate.

     Lessee's failure to deliver such statement within such time shall be deemed to constitute a material misrepresentation under Section 12.7.

                6.2.3  Liens

                      6.2.3.1  No Liens

     Lessee shall not directly or indirectly create, incur, assume or suffer to exist, or agree to create or assume, any Lien on or with respect to the Aircraft, any Engine or any Part or any Operative Document, or in any right, title or interest in any of the foregoing, except:

                           6.2.3.1.1  Liens of the Operative Documents

     The rights of Lessor and Lessee provided in this Lease Agreement and the other Operative Documents.

                           6.2.3.1.2  Permitted Transfer of Possession

     The rights of others under agreements or arrangements to the extent permitted by the terms of Sections 6.1.2 and 8 and Section 1.4.6 of Schedule 2.

                           6.2.3.1.3  Lessor Liens

                           Lessor Liens.

                           6.2.3.1.4  Certain Tax Liens

     Liens for Taxes of Lessee arising in the ordinary course of business either not yet due or being contested in good faith by appropriate proceedings so long as such contest does not involve any material danger of the sale, forfeiture, seizure or loss (including loss of use) of the Airframe, any Engine or any Part or any interest therein or of any criminal or civil liability of Lessor.

                           6.2.3.1.5  Mechanics' Liens

     Materialmen's, mechanics', workmen's, repairmen's, employees' or other like Liens arising by operation of Law in the ordinary course of Lessee's business (including those arising under maintenance agreements entered into in the ordinary course of business) securing obligations that are not yet due or are being contested in good faith by appropriate proceedings so long as such contest does not involve any material danger of the sale, forfeiture or loss (including loss of use) of the Airframe, any Engine or any Part or any interest therein or of any criminal or civil liability of Lessor.

                      6.2.3.2  Obligation to Discharge

     Lessee will promptly, at its own expense, take, or cause to be taken, such actions as may be necessary to discharge any Lien not excepted under this
Section 6.2.3 that may at any time arise, exist or be levied upon the Airframe, any Engine, any Part or in this Lease Agreement or any other Operative Document, or in any right, title or interest in any of the foregoing.

                      6.2.3.3  Protection

     Without limiting the foregoing or any other provision of this Lease Agreement or any other Operative Document, Lessee will not do or permit to be done anything which may reasonably be expected to expose the Aircraft or any part thereof to penalty, forfeiture, seizure, arrest, impoundment, detention, confiscation, taking in execution, attachment, appropriation or destruction, nor abandon the Aircraft or any Part or which may reasonably be expected to expose Lessor to any criminal or civil liability.

                6.2.4  Section 1110

                Lessee shall be a "citizen of the United States" as defined in the U.S. Aviation Laws and shall be a U.S. Air Carrier and Lessee shall otherwise continue to be certified, qualified and/or registered to the extent necessary to fall within the purview of, and to provide to Lessor the benefits contemplated by, 11 U.S.C. Section 1110 or any analogous section of the federal bankruptcy laws, as amended from time to time.

                6.2.5  Taxes

                Lessee shall file or cause to be filed all tax returns which are required to be filed and shall pay or cause to be paid all Taxes shown to be due and payable on such returns and (except to the extent being contested in good faith and by appropriate proceedings, but only as long as such proceedings do not involve any material danger of the sale, forfeiture, confiscation, seizure or loss (including loss of use) of the Aircraft or any interest therein or of criminal or civil liability of Lessor) on any assessment received by Lessee to the extent that such Taxes have become due and payable.

      SECTION 7.  TITLE; REGISTRATION AND FILINGS; ETC.

           7.1  Title to the Aircraft

                7.1.1  Lessor as Owner

                Lessee acknowledges that title to the Aircraft shall at all times be and remain solely and exclusively vested in Lessor and that this Lease Agreement and the other Operative Documents constitute for all purposes, including tax purposes, an agreement to lease the Aircraft to Lessee and, accordingly, Lessee shall have no right, title or interest in the Aircraft except the right to use the Aircraft as provided herein.

                7.1.2  Lessee Not Owner

                Lessee will not at any time represent or hold out Lessor or any Financing Party as carrying goods or passengers on the Aircraft or as being in any way connected or associated with any operation of the Aircraft or, except as expressly provided herein or the Novation Agreement, attempt, or hold itself out as having any power, to sell, charge, lease or otherwise dispose of or encumber the Aircraft, the Engines or any Part.

                7.1.3  Title Vis a Vis Third Parties

                On all occasions when the ownership of the Aircraft or any part of it is relevant, Lessee will make clear to third parties that title to the same is held by Lessor.

           7.2  Registration, Recordation, Filings, Etc.

                7.2.1  Register Aircraft

                Prior to delivery of the Aircraft pursuant to Section 2, Lessor shall, at Lessor's expense, procure that the Aircraft is duly registered with the Aviation Authority in the name of Lessor as owner, and thereafter shall maintain, or procure the maintenance of, such registration throughout the Lease Term. At no time during the Lease Term shall Lessee take any action to interfere with such registration.

                7.2.2  Recordation of Lease

                Upon delivery of the Aircraft pursuant to Section 2, Lessor shall, at Lessor's expense, cause the recordation of this Lease Agreement and the Acceptance Certificate with the Aviation Authority. At no time during the Lease Term shall Lessee take any action to interfere with such recordation.

                7.2.3  Other Registration, Recordation and Filing

                Lessee shall, at Lessee's expense (except with respect to the Financing Security Documents, then at Lessor's expense), take, or cause to be taken, such action with respect to the registration, recording, filing, reregistering, rerecording and refiling of this Lease Agreement, any other Operative Document, any Financing Security Document or other documents or instruments as necessary or reasonably advisable under the Laws of the State of Registration, the Lessee Jurisdiction, or any jurisdiction in which the Aircraft will be operated by Lessee, and such other actions:

                       7.2.3.1 In order for this Lease Agreement to constitute a valid and enforceable lease of record relating to the Aircraft.

                       7.2.3.2 To authorize or permit Lessee to perform its obligations hereunder and under each other Operative Document.


                       7.2.3.3 Fully to protect, establish, perfect and preserve Lessor's title to, and Lessor's and each Financing Party's rights and interests in, the Aircraft, this Agreement and under the other Operative Documents as against Lessee and any other Person.

                If, notwithstanding the foregoing, Lessor or Security Agent notifies Lessee that it wishes to take any such action itself, Lessee shall cooperate with and assist Lessor or Security Agent, as the case may be, in taking, and reimburse to Lessor or Security Agent, as the case may be, the reasonable expenses of taking, such action. With respect to the Financing Security Documents, Lessor shall notify Lessee of the requirement of such filing before Lessee has any obligations under this Section 7.2.3.

                At Lessor's or Security Agent's reasonable request from time to time, Lessee shall, at Lessee's expense, furnish to Lessor and Security Agent an opinion of counsel and/or other evidence satisfactory to Lessor of any such registration, recording, filing, reregistering, rerecording, refiling or other action.

                7.2.4  Geneva Convention

                Without limiting the effect of the foregoing, Lessee shall do or cause to be done any and all acts and things which are required under the terms of the Convention for the International Recognition of Rights in Aircraft, signed at Geneva, Switzerland, on June 18, 1948, to protect, establish, perfect and preserve Lessor's title to, and Lessor's and each Financing Party's rights and interests in, the Aircraft within the jurisdiction of any signatory state that has ratified such Convention, and Lessee shall also do or cause to be done at its own expense any and all acts and things which may be required under the terms of any other agreement, treaty, convention, pact or by any practice, custom or understanding involving any jurisdiction in which Lessee may operate, and any and all acts and things which Lessor or Security Agent may reasonably request, to protect, establish, perfect and preserve Lessor's title to, and Lessor's and each Financing Party's rights and interests in, the Aircraft and the Operative Documents.

                7.2.5  Transfer of Interest in Aircraft, Etc.

                Without limiting the provisions of Section 14, Lessee will do all acts and things (including making any filing or registration with the Aviation Authority or any Governmental Entity) and executing and delivering all documents (including any amendment of this Lease Agreement) as may be reasonably required by Lessor following any change or proposed change in the ownership of the Aircraft or the equity and/or debt financing of the Aircraft, but in each case at Lessor's expense and subject, where appropriate, to the conditions set out in Section 14.

           7.3  Lessor's Cooperation

                Lessor shall execute and deliver such documents as Lessee may reasonably request in order to permit Lessee to comply with Lessee's obligations under this Section 7.

      SECTION 8.  POSSESSION

      Lessee will not, without the prior written consent of Lessor, in any manner deliver, transfer or relinquish possession of the Aircraft, Airframe or an Engine or any Part, or install an Engine, or permit any such Engine to be installed, on an airframe other than the Airframe covered hereby, provided that so long as (1) no Payment/Bankruptcy Default shall have occurred and be continuing, (2) the action to be taken shall not adversely affect, or be of a nature that could reasonably be expected to adversely affect, Lessor's or any Financing Party's right, title and interest in and to the Aircraft or Airframe, or any Engine or Part, or under this Lease Agreement or any other Operative Document (including any impairment of title to or the registration with the Aviation Authority of, the Aircraft), (3) all applicable approvals, if any, of the Aviation Authority and any other Government Entity having jurisdiction shall have been obtained, and (4) the insurance provisions of Section 11 shall have been complied with, then:

           8.1  Subleasing

           NOTWITHSTANDING THE FOREGOING OR ANY OTHER PROVISION OF ANY OPERATIVE DOCUMENT, LESSEE SHALL NOT SUBLEASE THE AIRCRAFT AT ANY TIME WITHOUT THE PRIOR WRITTEN CONSENT OF LESSOR WHICH CONSENT SHALL NOT BE UNREASONABLY WITHHELD.

           8.2  Maintenance, Etc.

           Without the prior consent of Lessor, Lessee may deliver or cause to be delivered possession of the Airframe or an Engine or any Part to the manufacturer thereof or to any Approved Maintenance Performer for testing, service, repair, maintenance or overhaul work or for alterations, modifications or additions to the extent required or permitted by the terms hereof.

           8.3  Installation of Engines on Other Airframes

           Without the prior consent of Lessor, Lessee may install an Engine on any Airframe Manufacturer model 737-300 or -500 airframe (other than the Airframe) owned or leased by Lessee or subject to a conditional sales agreement where Lessee is the conditional vendee if (1) such airframe is free and clear of all Liens except the rights of the parties to any security agreement and Permitted Liens, lease or conditional sale agreement covering such airframe and
(2) Lessee shall have obtained from any security interest holder, lessor or conditional seller of such airframe a written agreement (which may be the security agreement, lease or conditional sale agreement), whereby such security interest holder, lessor or conditional seller expressly and effectively agrees that neither it nor its successors or assigns will acquire or claim any right, title or interest in any Engine by reason of such Engine's being installed on such airframe at any time while such Engine is owned by Lessor.

           8.4  Wet Lease

           Without the prior consent of Lessor, Lessee may enter into one or more arrangements whereby Lessee agrees to operate the Aircraft for the benefit of a third party under a "wet lease" arrangement, pursuant to which the Aircraft
(1) shall at all times remain in the sole possession, dominion and control of Lessee, and shall at all times maintain its registration in the State of Registration without any amendment or modification as a consequence of such arrangement, (2) shall be operated in all respects solely by regular employees of Lessee, and (3) shall be maintained, insured and otherwise operated by Lessee in accordance with the requirements of this Agreement and each other Operative Document.

           8.5  Civil Reserve Air Fleet Program

           Lessee may subject the Aircraft, the Airframe or any Engine to the Civil Reserve Air Fleet Program and transfer possession of the Airframe or any Engine to the United States, or any agency or instrumentality thereof, pursuant to the Civil Reserve Air Fleet Program, so long as (1) Lessee shall promptly notify Lessor upon subjecting the Airframe or any Engine to the Civil Reserve Air Fleet Program and provide Lessor with the name and address of the appropriate Contracting Officer Representative for the Military Airlift Command of the United States Air Force, (2) Lessee shall promptly notify Lessor of any such transfer, and (3) the period of such transfer does not extend beyond the end of the Lease Term. Lessor shall reasonably cooperate with Lessee in Lessee's participation in such program, provided that Lessor shall not be required to provide any such cooperation to the extent such cooperation would have a material adverse effect on Lessor's or any Financing Party's rights hereunder or under any other Operative Document or such cooperation by Lessor is prohibited by the Financing Security Documents.

The rights of any Person who receives possession by reason of a transfer permitted by this Section 8 shall be effectively and expressly subject and subordinate to all the terms of this Agreement and each other Operative Document, including the covenants contained in this Section 8 and Section 11 and the rights of Lessor to repossession pursuant to Section 13 and to avoid transfer upon such possession. No sublease, wet lease or other relinquishment or transfer of possession of the Aircraft or Airframe, or any Engine or Part, shall in any way release, discharge or otherwise limit or diminish any of Lessee's obligations to Lessor or any Financing Party (it being agreed that notwithstanding any such sublease or other transfer or relinquishment of possession, Lessee shall continue to be primarily liable and responsible for performance of all of its obligations under this Agreement and each other Operative Document), or constitute a waiver of Lessor's or any Financing Party's rights or remedies hereunder or affect the registration of the Aircraft with the Aviation Authority.

      SECTION 9.  INDEMNITIES

           9.1  General Indemnity

           Subject only to the exceptions set forth in Section 9.2, Lessee hereby assumes liability for and hereby agrees to indemnify each Indemnified Party against, and agrees to protect, save and keep harmless each Indemnified Party from, any and all Expenses from time to time (whether before, during or after the Lease Term) imposed on, incurred by or asserted against any Indemnified Party in any way relating to or arising out of:

                9.1.1 The Aircraft, the Airframe, any Engine or engine installed on the Aircraft, Part or Aircraft Documentation or any other thing delivered under this Lease Agreement or any other Operative Document.

                9.1.2 The acceptance, rejection, delivery, ownership, nondelivery, lease, sublease, charter, transport, subcharter, registration, deregistration (after the occurrence of an Event of Default), reregistration, possession, repossession, presence, operation, location, condition, use or non-use, control, airworthiness, overhaul, replacement, existence, storage, preparation, installation, testing, manufacture, design, modification, alteration, maintenance, repair, re-lease, sale (after the occurrence of an Event of Default), return, transfer, exportation, importation, abandonment or other disposition (after the occurrence of an Event of Default) of, or the imposition of any Lien (or the incurrence of any liability to refund or pay over any amount as the result of any such Lien) on, the Aircraft, the Airframe, any Engine or engine or Part or any other thing delivered under this Lease Agreement or any other Operative Document or interest therein (or the incurrence of any liability to refund or pay over any amount as the result of any such Lien) (including any claim for patent, trademark or copyright infringement, any claim or penalty arising out of violations of applicable Laws by Lessee, including environmental control, noise and pollution regulations, any liability for any injury to or death of any Person or loss of or damage to any property or to the environment, latent or other defects, whether or not discoverable and whether or not any of the foregoing shall arise as a result of the action or inaction, negligent or otherwise, of Lessee, any Indemnified Party or any other Person).

                9.1.3 This Agreement or any of the Operative Documents, any of the transactions contemplated hereby or thereby or the enforcement of any of the terms hereof or thereof, including the enforcement of this Section 9.

                9.1.4 Any breach or noncompliance by Lessee with any covenant, term, agreement, condition, undertaking or obligation under this Lease Agreement or under any other Operative Document or agreement entered into or furnished by Lessee in connection herewith or therewith, or the falsity or inaccuracy of any representation or warranty of Lessee set forth herein or therein, or the occurrence of any other Default, including any Expenses incurred, assumed or suffered by Lessor or any other Person as a consequence of Lessee's failure to return the Aircraft in accordance with this Lease Agreement and each other Operative Document on any date specified or required herein.

           9.2  Exceptions to General Indemnity

           The indemnity provided for in Section 9.1 will not extend to any of the following Expenses of any Indemnified Party (but without limiting any rights of Lessor under Section 13):

                9.2.1 Expenses incurred as the result of the decline in the market value of the Aircraft, except to the extent that such decline is due to any Default by Lessee.

                9.2.2  Expenses   solely  and  directly   caused  by  the  gross
negligence or willful misconduct of any Indemnified Party (other than negligence imputed to any Indemnified Party by reason of its interest in the Aircraft).

                9.2.3 Expenses solely and directly caused by a breach by any Indemnified Party of any covenant or inaccuracy or falsity of a representation or warranty made by any Indemnified Party in this Lease Agreement or the documents and agreements delivered by such party to Lessee.

                9.2.4 Taxes or loss of Tax benefits,  it being  understood  that
Section 9.6 and Schedule 5 sets forth Lessee's entire obligation with respect to Taxes.

                9.2.5 Expenses attributable solely to acts of any Indemnified Party or the Follow-On Operator, or events which occur, in either case, after this Lease Agreement has terminated or expired and Lessee has returned the Aircraft to Lessor in the condition and manner required by this Lease Agreement.

                9.2.6 Expenses attributable to any financing or refinancing of the Aircraft by Lessor or any other transfer by Lessor or any Financing Party of any interest in the Aircraft (without limiting Lessor's rights under Section
13).

                9.2.7 Expenses that Lessor has expressly agreed to pay under this Lease Agreement or any other Operative Document.

                9.2.8 Expenses constituting ordinary and usual operating or overhead expenses (without limiting Lessor's rights under Section 13).

                9.2.9 Expenses attributable to any Lessor Lien (without limiting Lessor's rights under Section 13).

                9.2.10 Expenses to the extent arising after the Return and the satisfaction of all of Lessee's obligations then due under the Operative Documents.

                9.2.11 Expenses payable by Lessee under any other provision of Operative Documents.

           9.3  Taxes

           Lessee's tax indemnity and other related  agreements are contained in
Schedule 5, which schedule is hereby incorporated in this Section 9.3 by reference.

           9.4  Insured Claims; Subrogation

                9.4.1  Insured Claims

                In the case of any Expense  indemnified  by Lessee under Section
9.1 that is covered by a policy of insurance maintained by Lessee, each Indemnified Party making a claim agrees to cooperate with the insurers in the exercise of their rights to investigate, defend or compromise such Expense to the extent required to retain the benefits of such insurance with respect to such Expense.

                9.4.2  Subrogation

                If and only if an Expense  indemnified  by Lessee under  Section
9.1 is in fact paid in full (as required under the Operative Documents) by Lessee and/or an insurer under a policy of insurance maintained by Lessee and provided that no Default has occurred and is continuing, (1) Lessee and/or such insurer, as the case may be, shall be subrogated to the rights and remedies of the Indemnified Party on whose behalf such Expense was paid (other than rights of such Indemnified Party under insurance policies maintained at its own expense) to the extent of, and with respect to the event giving rise to, such Expense (other than such rights and remedies against any Indemnified Party) and
(2) should an Indemnified Party receive any payment from any party other than Lessee or its insurers, in whole or in part, with respect to such Expense, such Indemnified Party shall promptly pay the amount paid (but not an amount in excess of the amount Lessee or any of its insurers has paid in respect of such Expense) over to Lessee.

           9.5  Scope, Survival, Etc.

                9.5.1  Lessee  shall  be  obligated  under  this  Section  9 and
Schedule 5 as a primary obligor irrespective of whether an Indemnified Party shall also be indemnified, guaranteed or insured with respect to the same matter under any of the Operative Documents or otherwise by any other Person, and such Indemnified Party may proceed directly against Lessee under this Section 9 and/or Schedule 5 without first resorting to any such other rights of indemnification, guarantee or insurance.
                9.5.2 All indemnities, obligations, adjustments and payments provided for in this Section 9 and Schedule 5 shall, to the extent herein provided, survive and remain in full force and effect, notwithstanding the expiration or termination of the Lease Term or of this Lease Agreement or any other Operative Documents and the payment in full of all sums payable under the

Operative Documents. The obligations of Lessee in respect of all such indemnities, obligations, adjustments and payments are expressly made for the benefit of, and shall be enforceable by, the Indemnified Party entitled thereto, without declaring this Lease Agreement to be in default or taking other action under this Lease Agreement or any other Operative Document.

                9.5.3 Lessee acknowledges that the Indemnified Parties, or any of them, may authorize Lessor, by notice in writing to Lessor and Lessee, to make claims and demands under any indemnity hereunder or under any other Operative Document on behalf of such Indemnified Parties, and Lessee shall be obligated to make all payments pursuant to any such indemnity to Lessor, to the extent claimed by Lessor on behalf of such Indemnified Parties (it being understood that Lessee is entitled to, and shall, conclusively rely upon the instructions of Lessor with respect to the payment of amounts owing to any Indemnified Party under the indemnities).

                9.5.4 Each Indemnified Party and Lessee will give prompt written notice one to the other of any liability of which such party has knowledge for which Lessee is, or may be, liable under Section 9.1, provided that failure to give such notice will not prejudice or otherwise affect any of the rights of the Indemnified Parties under Section 9.1.

                9.5.5 This Agreement, insofar as it provides rights to an Indemnified Party or Tax Indemnitee, constitutes a separate agreement with respect to each such Person and is enforceable directly by each such Person.

                9.5.6 Lessee will provide the relevant Indemnified Party or Tax Indemnitee with such information not within the control of such Person, as is in Lessee's control or is reasonably available to Lessee, which such Person may reasonably request and Lessee will otherwise cooperate with such Person so as to enable such Person to defend any action, suit or proceeding brought against such Person for which Lessee is responsible under this Section 9, provided that nothing contained in this Section 9 shall be deemed to require any such Person to contest any Expense or to assume responsibility for or control of any judicial proceeding with respect thereto.

                9.5.7 The obligations of Lessee in respect of all indemnities, obligations, adjustments and payments in this Section 9 are expressly made for the benefit of, and shall be enforceable by, the Indemnitee entitled thereto, without declaring the Lease to be in default or taking other action hereunder.

           9.6  Indemnities Payable on After-Tax Basis

           Lessee agrees that, with respect to any payment or indemnity to an Indemnified Party or Tax Indemnitee under this Section 9 or Schedule 5, Lessee's payment or indemnity obligations shall be increased by an amount, if any, which shall be necessary to hold such Indemnified Party or Tax Indemnitee harmless from all Taxes required to be paid by such Indemnified Party or Tax Indemnitee with respect to the receipt or accrual of such payment or indemnity (including any payment by such Indemnified Party or Tax Indemnitee of any Taxes in respect to any indemnity payments received or receivable under this Section 9 or
Schedule 5).

      SECTION 10.  RISK OF LOSS, DESTRUCTION AND REQUISITION, ETC.

           10.1  Risk of Loss

           Throughout the Lease Term and until the Return, Lessee shall bear all risk of loss, damage, theft or destruction of, or any other Event of Loss with respect to, the Aircraft, the Airframe, each Engine and each Part.

           10.2  Event of Loss With Respect to the Aircraft

                10.2.1 Upon the occurrence of an Event of Loss with respect to the Airframe or the Airframe and Engines, Lessee shall forthwith (and, in any event, within three days after such occurrence) give Lessor and Security Agent written notice of such Event of Loss. By the earlier of (1) 60 days after the occurrence of such Event of Loss or (2) the date on which the applicable insurance or requisition proceeds are paid, Lessee shall pay or cause to be paid to Lessor in immediately available funds the Stipulated Loss Value (but only to the extent the full amount of the Stipulated Loss Value was not obtained and applied by Lessor pursuant to Section 11.2.1 or received by Lessor from the relevant Government Entity in connection with any requisition).

                10.2.2 Until the date on which the Stipulated Loss Value is paid in full, Lessee shall be obligated to pay all Basic Rent and Renewal Rent as scheduled and shall continue to perform all of its other obligations hereunder and under the other Operative Documents, except to the extent rendered impossible by the occurrence of such Event of Loss or rendered, in the opinion of Lessor, unnecessary. If the Stipulated Loss Value is paid on a date other than a Rent Payment Date, Lessor shall refund or cause to be refunded to Lessee any paid (but unaccrued on such date) Basic Rent or Renewal Rent. Upon receipt of the full amount of the Stipulated Loss Value by Lessor pursuant to this
Section 10.2, and if Lessee has paid all other amounts then due and payable by Lessee under this Lease Agreement and the other Operative Documents, then (1)

Lessor shall, upon the joint written request of Lessee and each insurer which contributed to the payment of the Stipulated Loss Value, transfer to the Person designated in such request title to the Aircraft (including the Engines and all Parts) without recourse or warranty (except as to absence of all rights of Lessor and all Lessor Liens) and subject to the disclaimer set forth in Section 5.1, (2) Lessor shall return to Lessee the Security Deposit or Letter of Credit, as applicable, and any insurance, requisition, condemnation or similar proceeds received after and related to such Event of Loss in excess of the Stipulated Loss Value and all Reserves previously paid by Lessee in respect of the Aircraft (in each case, to the extent not previously applied in accordance with the terms hereof) and (3) Lessee shall be relieved of its obligations under this Lease Agreement and the other Operative Documents except those that are expressly stated to survive termination hereof and thereof.

           10.3  Event of Loss With Respect to an Engine

                10.3.1 Upon the occurrence of an Event of Loss with respect to an Engine under circumstances in which there has not occurred an Event of Loss with respect to the Airframe, Lessee shall promptly (and, in any event, within three days after such occurrence) give Lessor and Security Agent written notice thereof and shall, promptly and, in any event, within 90 days after the occurrence of such Event of Loss (or, if earlier the date of expiration or termination of the Lease Term) and upon five days' prior written notice, convey or cause to be conveyed to Lessor, as replacement for the Engine with respect to which such Event of Loss occurred, title to a Replacement Engine, free and clear of all Liens (other than Permitted Liens). For all purposes hereof, each such Replacement Engine shall, after such conveyance, be deemed part of the property leased hereunder, and shall be deemed an "Engine."

                10.3.2 Prior to or at the time of any conveyance of a Replacement Engine, Lessee shall, at its own expense, comply with each of the following requirements:

                      10.3.2.1 Furnish Lessor with a full warranty bill of sale, in form and substance satisfactory to Lessor, conveying to Lessor such Replacement Engine.

                      10.3.2.2 Execute one or more lease supplements subjecting such Replacement Engine to this
Lease Agreement.

     10.3.2.3 Without limiting the obligations of Lessee under Section 7.2.3, cause the filing of such instruments, in form and substance satisfactory to Lessor, as are necessary or advisable to establish and protect the interests of Lessor and the Financing Parties in any such Engine (including such lease supplements).

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

                      10.3.2.4 Furnish Lessor with such evidence of the transfer of title to such Replacement
Engine to Lessor as Lessor may reasonably request, including that such Replacement Engine is free and clear of all Liens, except Permitted Liens, such evidence to include, without limitation, an opinion of Lessee's counsel addressed to Lessor and opining that such title has been so conveyed and that such Replacement Engine has been duly subjected to this Lease Agreement.

     10.3.2.5 Furnish Lessor with such evidence of compliance with the provisions of Sections 1.5 and 1.7 of Schedule 2 and Section 11 with respect to such Replacement Engine as Lessor may reasonably request.

                      10.3.2.6  [Intentionally Left Blank]

     10.3.2.7 Assign to Lessor the benefit of all manufacturers' and vendors' warranties with respect to such Replacement Engine pursuant to an assignment in form and substance reasonably acceptable to both parties.

                      10.3.2.8  [Intentionally Left Blank]

                      10.3.2.9 Furnish Lessor with a certificate signed by a duly authorized officer of Lessee certifying that, upon consummation of such replacement, no Default will exist hereunder.

                      10.3.2.10 Furnish Lessor with an appraisal satisfactory to Lessor which shall establish, and a certificate of an aircraft engineer (who may be an employee of Lessee) certifying, that such Replacement Engine complies with the definition of "Replacement Engine" for purposes of this Lease Agreement and each other Operative Document.

                10.3.3 Upon  compliance by Lessee with the  requirements of this
Section 10.3, if no Payment/Bankruptcy Default shall have occurred or be continuing, Lessor shall, upon the joint written request of Lessee and each insurer which contributed to the payment of any insurance proceeds with respect to the lost Engine, transfer to the Person designated in such request title to such Engine without recourse or warranty (except as to absence of all rights of Lessor and all Lessor Liens) and subject to the disclaimer set forth in Section 5.1, and such Engine shall thereupon cease to be an Engine leased hereunder.

                10.3.4 No Event of Loss with respect to an Engine shall result in any reduction in Rent.

                Other than as provided in this Section 10.3, Lessee shall not have the right to substitute any engine for an Engine.

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

           10.4  Requisition for Use of the Aircraft by any Government Entity

           In the event of the requisition for use of the Airframe and the Engines or engines installed on the Airframe during the Lease Term by any Government Entity not constituting an Event of Loss, Lessee shall promptly notify Lessor and the Security Agent of such requisition, and all of Lessee's obligations under this Lease Agreement and each other Operative Document with respect to the Aircraft shall continue to the same extent as if such requisition had not occurred. All payments received by Lessor or Lessee from such Government Entity for the use of such Airframe and Engines or engines during the Lease Term shall be paid over to, or retained by, Lessee if no Default shall have occurred and be continuing and all payments received by Lessor or Lessee from such Government Entity for the use of such Airframe and Engines or engines after the end of the Lease Term shall be paid over to, or retained by, Lessor (to the extent they do not relate to the Lease Term).

      SECTION 11.  INSURANCE

           11.1  Scope of Insurances

           At all times during the Lease Term, and until the Aircraft is returned to Lessor in the condition and manner required by this Lease Agreement and each other Operative Document, Lessee shall maintain or cause to be maintained with respect to the Aircraft, at its own expense, the following described insurances:

                11.1.1  Liability Coverage

                Worldwide (subject to standard insurance market geographical limits) aircraft liability and comprehensive general liability, bodily injury (including passengers), property damage, non-owned aircraft liability, personal injury, cargo, mail, baggage, hangarkeepers liability, comprehensive general liability (including premises, products, and completed operations and contractual) insurance (exclusive of Airframe Manufacturer's product liability insurance), (1) in an amount not less than the greater of (a) the amounts of comprehensive airline liability insurance from time to time applicable to aircraft owned or leased and operated by Lessee of the same type as the Aircraft and (b) the Stipulated Liability Coverage, provided that if Lessor, on the basis of advice received from an independent insurance advisor of international reputation, believes that such limit should be revised upwards based on amounts then customary in the industry generally, it shall be replaced by such higher limit, if any, as such independent insurance advisor may consider appropriate,
(2) of the type and covering the same risks usually carried by first class United States air carriers operating similar aircraft and engines on similar routes and covering risks of the kind customarily insured against by such air carriers with respect to such aircraft operating on such routes, (3) with insurers of recognized reputation, responsibility and substantial financial capacity reasonably acceptable to Lessor and (4) that names each Insured Party as an additional insured and otherwise complies with the requirements set forth in, and is consistent with the issuance of a valid Certificate of Insurance issued in the form of, Exhibit B.

                11.1.2  Hull Coverage

                Worldwide (subject to standard insurance market geographical limits) all-risk ground and flight aircraft hull insurance covering the Aircraft, and all-risk spares insurance covering Engines and Parts while temporarily removed from the Aircraft (including while in transit) (1) for an agreed value not less than the Stipulated Loss Value in respect of all-risk hull insurance, (2) for the full replacement value, in respect of all-risk spares insurance, (3) of the type and covering the same risks usually carried by first class United States air carriers operating similar aircraft and engines on similar routes with respect to such aircraft operating on such routes, (4) confirming that the insurers shall not be entitled to replace the Aircraft or Airframe upon the occurrence of an insured Event of Loss with respect thereto,
(5) with insurers of recognized reputation, responsibility and substantial financial capacity reasonably acceptable to Lessor and (6) that names Lessor or the Security Agent, as designated from time to time by Lessor, as the sole loss payee for all amounts up to the Stipulated Loss Value, names each Insured Party as an additional insured, provides that claims shall be adjusted and/or settled only with the consent of Lessor (and the Security Agent if one is then designated) and otherwise complies with the requirements set forth in, and is consistent with the issuance of a valid Certificate of Insurance in the form of Exhibit B.

                11.1.3  War Hull and Liability Coverage

                Worldwide  (subject to standard  insurance  market  geographical limits) coverage of war-risk, hijacking and related perils insurance of the type and covering the same risks usually carried by first class United States air carriers operating similar aircraft and engines on similar routes (1) in no event in an amount less than (a) the Stipulated Liability Coverage with respect to liability coverage and (b) the Stipulated Loss Value with respect to hull coverage and (c) full replacement value with respect to spares coverage, (2) covering the perils of (a) war, invasion, acts of foreign enemies, hostilities (whether war be declared or not), civil war, rebellion, revolution, insurrection, martial law, military or usurped power or attempts at usurpation of power, (b) strikes, riots, civil commotions or labor disturbances, (c) any act of one or more Persons, whether or not agents of a sovereign power, for political or terrorist purposes and whether the loss or damage resulting therefrom is accidental or intentional, (d) any malicious act or act of sabotage, (e) confiscation, nationalization, seizure, restraint, detention, appropriation, requisition for title or use by or under the order of any government (whether civil, military or de facto) or public or local authority, and (f) hijacking, or any unlawful seizure or wrongful exercise of control of any aircraft or crew in flight (including any attempt at such seizure or control) made by any Person or Persons on board any aircraft acting without the consent of the insured (including if committed by Persons engaged in a program of irregular warfare for terrorist purposes), (3) with insurers of recognized reputation, responsibility and substantial financial capacity reasonably acceptable to Lessor and (4) that names each Insured Party as an additional insured and, for hull and spares coverage only, names Lessor or the Security Agent, as designated from time to time by Lessor, as the sole loss payee for all amounts up to the Stipulated Loss Value and provides that claims shall be adjusted and/or settled only with the consent of Lessor (and the Security Agent if one is then designated), and otherwise complies with the requirements set forth in, and is consistent with the issuance of a valid Certificate of Insurance in the form of Exhibit B.

           11.2  Application of Proceeds of Hull Insurance

                11.2.1  Event of Loss

                All proceeds of hull insurance maintained in compliance with this Section 11 and received as the result of the occurrence of an Event of Loss shall be applied as follows:

                      11.2.1.1  Aircraft Event of Loss

     If such proceeds are received with respect to the Airframe (or the Airframe and the Engines or engines installed thereon):

                           11.2.1.1.1   To  pay  all  amounts  owing  by  Lessee
hereunder (other than Stipulated Loss
Value) and under the other Operative Documents, including all expenses and costs of Lessor due under Section 9 to Lessor in connection with such Event of Loss.

     11.2.1.1.2 In reduction of the Stipulated Loss Value payable by Lessee to the extent not already paid by Lessee.

     11.2.1.1.3 With the remaining amount, if any, of such proceeds to be paid to, and retained by, Lessee.

                      11.2.1.2  Engine Event of Loss

     If such proceeds are received with respect to an Engine under the circumstances contemplated by Section 10.3:

     11.2.1.2.1 To pay all amounts owing by Lessee hereunder and under the other Operative Documents, including all expenses and costs of Lessor due under
Section 9 to Lessor in connection with such Event of Loss.

     11.2.1.2.2 With the remaining amount, if any, of such proceeds to be paid to, and retained by, Lessee, provided that Lessee shall have replaced such Engine with a Replacement Engine and otherwise complied with all of the terms of
Section 10.3.

                11.2.2  Damage

                All proceeds of hull insurance maintained in compliance with this Section 11 and received with respect to damage to or loss of any part of the Aircraft not constituting an Event of Loss with respect to the Airframe or an Engine shall be applied as follows:

     11.2.2.1 To pay all amounts owing by Lessee hereunder and under the other Operative Documents, including all expenses and costs of Lessor due under
Section 9 to Lessor in connection with such damage or loss.

     11.2.2.2 To reimburse Lessee for or pay directly the cost of the related repair or replacement, where such repair or replacement is performed in accordance with the terms hereof.

     11.2.2.3 With the remaining amount, if any, of such proceeds to be paid to, and retained by, Lessee.

           11.3  Continuation of Liability Insurance

           For a period of two years after the last day of the Lease Term, and at Lessee's cost, Lessee shall carry the following insurance coverage:

                11.3.1 During such portion of the two-year period following such expiration or termination that Lessee is the owner or operator of the Aircraft or any Engine (whether resulting from the purchase of the Aircraft or any Engine from Lessor or otherwise), Lessee shall carry or cause to be carried, at its own expense, liability insurance of the types and in the amounts required under this
Section 11 and providing that each Insured Party shall be named as an additional insured thereunder.

                11.3.2 During each portion of the two-year period that Lessee is not the owner or operator of the Aircraft or any Engine, Lessee shall carry or cause to be carried products liability insurance in the amount required under this Section 11 and providing that each Insured Party shall be named as an additional insured thereunder.

           11.4  Reports, Etc.

           Lessee shall furnish, or cause to be furnished, to Lessor and the Security Agent, if one is then designated, on or before the Delivery Date and not later than the renewal date of any insurance, and otherwise upon reasonable request, (1) a letter from the Insurance Brokers, substantially in the form of Exhibit C, and (2) a certificate of insurance issued by the Insurance Brokers substantially in the form of Exhibit B.

           11.5  Self-Insurance

           Lessee may not self-insure the risks required to be insured against pursuant to this Section 11, provided that Lessee may self-insure the risks covered by the hull insurance maintained in compliance with this Section 11 by way of deductible (except in connection with a total loss), in such amounts as are customarily self-insured with respect to aircraft of the same type and used in the same manner as the Aircraft by other similar air carriers, but in no event in an amount greater than the Stipulated Deductible Amount per aircraft per occurrence.

           11.6  Change of Industry Practice

           In the event that there is a material change in the generally accepted industry-wide practice with regard to the insurance of similar aircraft or any material change with respect to the insurance of similar aircraft based or operated in any jurisdiction in which the Aircraft may then be based or operated (whether relating to all or any of the types of insurance required to be effected under this Section 11), such that Lessor, on the basis of advice received from an independent insurance advisor of international reputation, shall be of the reasonable opinion that the insurance required pursuant to this
Section 11 is insufficient to protect the respective interests of Lessor and/or any other Insured Parties, the insurance requirements set forth in this Section 11 shall be amended so as to include such additional or varied requirements as Lessor (upon the advice of such independent insurance advisor) may reasonably consider appropriate.

           11.7  Change of Circumstance

           If at any time, Lessor reasonably considers that any change in circumstances is likely to occur, or has occurred and is continuing, which would materially affect or is materially affecting the insurance of the Aircraft or Airframe, then Lessor shall be entitled (without prejudice to any other rights which it may have or acquire under this Agreement or any other Operative Document by reason of such change in circumstances) to require the Aircraft or Airframe, as the case may be, to remain at any airport or to proceed to and remain at any airport designated by Lessor on the routes flown by Lessee until Lessee shall have supplemented or replaced, or implemented any necessary amendments to the terms of, such insurance, and implemented any operational changes, which Lessor reasonably considers are required as the result of such change in circumstances. Except in the case of exigent circumstances, Lessor shall give Lessee notice prior to exercising its rights under this section.

           11.8  Negative Undertakings

           Lessee shall not act or fail to act, or cause, permit or suffer an act or failure to act, whereby any insurance required by this Section 11 would or might reasonably be expected to be limited or rendered in whole or in part invalid, unenforceable or otherwise not in full force and effect (including any limitation resulting from inaccuracy of any representation or warranty of Lessee, or any illegal use of the Aircraft).

           11.9  Failure to Insure

           If at any time Lessee fails to maintain insurance in compliance with this Section 11, each of Lessor and Security Agent shall be entitled but not bound to do any of the following (without prejudice to any other rights which it may have under this Lease Agreement or any other Operative Document by reason of such failure):

                11.9.1 To pay any premiums due or effect or maintain such insurance or otherwise remedy such failure in such manner as Lessor or Security Agent, as the case may be, considers appropriate (and Lessee shall upon demand reimburse Lessor or Security Agent, as the case may be, in full for any reasonable amount so expended) and/or

                11.9.2 At any time while such failure is continuing, require the Aircraft to remain at any airport or, as the case may be, upon provision by Lessor or Security Agent, as the case may be, of insurance coverage satisfactory to Lessee, proceed to and remain at any airport designated by Lessor or Security Agent, as the case may be, until such failure is remedied to Lessor's and Security Agent's satisfaction.

           11.10  Additional Insurance

           Lessee acknowledges that Lessor has an insurable interest in the Aircraft. Lessor shall have the right to obtain insurance in its own name with respect to such insurable interest. Lessee will render Lessor all reasonable assistance requested by Lessor in order that Lessor may adequately protect such insurable interest. Lessee agrees that the maximum amounts payable to it or to others for its account or to be applied in discharge of its obligations by any underwriter or carrier of insurance maintained by Lessee upon the occurrence of an Event of Loss with respect to the Aircraft shall be limited to the Stipulated Loss Value unless the maintenance of any such insurance in an amount in excess of such Stipulated Loss Value in respect of Lessee's insurable interest in the Aircraft does not prejudice Lessor's interests under the insurances otherwise required by this Section 11, or prevent Lessor from obtaining such insurances as it requires, in which event nothing herein shall prevent Lessee from effecting such additional insurance for its account. At Lessor's request, Lessee will have any such additional insurance coverage for the Aircraft amended so as to cover, in addition, Lessor's insurable interest therein, provided that Lessor, in such case, reimburses Lessee in the amount of the additional premium required to provide such coverage for such insurable interest of Lessor.

           11.11  Insurance Required by Airframe Manufacturer

           Without limiting any other provision of this Section 11, Lessee hereby assumes and undertakes to perform (to the exclusion of Lessor), and shall comply with, the indemnity obligations of "Buyer" and the insurance requirements applicable to "Buyer" under Part E to Exhibit C of the Airframe Manufacturer Purchase Agreement as if Lessee were originally named "Buyer" therein.

      SECTION 12.  EVENTS OF DEFAULT

      A fundamental term and condition of this Agreement is that none of the following events shall occur during the Lease Term and that the occurrence of any of the following events shall constitute an "Event of Default" (whether any such event shall be voluntary or involuntary or come about or be effected by operation of Law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any Government Entity):

           12.1  Failure to Pay Scheduled Amounts

           Lessee shall have failed to make any periodic or scheduled payment in accordance with this Lease Agreement or any other Operative Document (including any payment of Basic Rent or Renewal Rent) within three Business Days after the date the same shall have become due.

           12.2  Failure to Pay Demand Amounts

           Lessee shall have failed to make any demand payment in accordance with this Lease Agreement or the other Operative Documents when the same shall have become due after demand and such failure shall continue for 20 Business Days.

           12.3  Insurance

                12.3.1 Lessee shall have failed to carry and maintain, or cause to be carried and maintained, on or with respect to the Aircraft, any insurance required to be maintained in accordance with the provisions of Section 11.

                12.3.2 The Aircraft shall be operated at a time in contravention of any requirements or conditions of any insurance required under Section 11.

           12.4  Return

           Lessee shall have failed to return the Aircraft at the end of the Lease Term as and in the condition required by Section 3 of Schedule 2.

           12.5  Certain Covenants

           Lessee shall have failed to comply with its obligations under Section 2.1, 4, 6.2.1, 6.2.3, 8 or 14.2, or Section 1.4, 1.6, 1.9.2 or 3.1 of Schedule
2.

           12.6  Other Covenants

           Lessee shall have failed to comply with, observe or perform, and shall fail to cause to be complied with, observed and performed, any of its covenants, agreements or obligations hereunder or under any other Operative Document, except to the extent provided above in this Section 12, and such failure shall continue for 30 days after the earlier of (1) the date of written notice thereof to Lessee or (2) the date Lessee assuming exercise of reasonable diligence, should have known of such failure.

           12.7  Representations and Warranties

           Any representation or warranty made by Lessee herein or in any other Operative Document shall have proven to have been incorrect, inaccurate or untrue in any material respect as of the time made and (i) such incorrectness, inaccuracy or untruth shall be material at any relevant time and (ii) with respect to any incorrectness, inaccuracy or untruth that is capable of cure, such incorrectness, inaccuracy or untruth shall have continued for a period of

30 days after the earlier of (y) the date of written notice thereof to Lessee or
(z) the date Lessee, assuming exercise of reasonable diligence, should have known of the same.

           12.8  Voluntary Bankruptcy, Etc.

           Lessee shall have (1) commenced any proceeding or filed any petition seeking relief under any applicable bankruptcy, insolvency, liquidation, administration, receivership or other similar Law, (2) consented to or acquiesced in the institution of, or failed to contravene in a timely and appropriate manner, any such proceeding or the filing of any such petition, (3) applied for or consented to the appointment of a receiver, trustee, custodian, sequestrator or similar official for itself or for a substantial part of its property or assets, (4) filed an answer admitting the material allegations of a petition filed against it in any such proceeding, (5) proposed or entered into any composition or other arrangement, or made a general assignment, for the benefit of creditors or declared a moratorium on the payment of indebtedness,
(6) become insolvent or suspended payments on, become unable to, admitted in writing its inability to or failed generally to pay, any material portion of its debts as they become due, (7) sought its own liquidation, reorganization, dissolution or winding up or (8) taken any corporate action (including a petition, proposal or convening of a meeting by the shareholders or directors of Lessee) for the purpose of effecting any of the foregoing.

           12.9  Involuntary Bankruptcy, Etc.

           A proceeding shall have been commenced or a petition shall have been filed, in either case, without the consent or application of Lessee, seeking (1) relief in respect of Lessee or of a substantial part of its property or assets under any applicable bankruptcy, insolvency, liquidation, administration, receivership or similar Law, (2) the appointment of a receiver, trustee, custodian, sequestrator or similar official for Lessee or for a substantial part of its property or assets or (3) the liquidation, reorganization, dissolution or winding up of Lessee; and such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be issued and shall not immediately be stayed.

           12.10  Illegality

           The validity, legality or enforceability of Lessee's obligations under this Agreement or any other Operative Document is challenged by Lessee or any other Person claiming by or through Lessee.

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

           12.11  Indebtedness or Lease Default

           (1)  Lessee  shall  have  failed to pay any  amount in respect of any
Indebtedness, or any interest or premium thereon, when due (whether by a scheduled maturity, required prepayment, acceleration, demand or otherwise), or Lessee shall fail to perform or to comply with any other covenant, agreement or condition contained in any agreement or instrument relating to such Indebtedness, and such failure to pay, perform or comply shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness, if, as a result of any such failure, the maturity of such Indebtedness is capable of being accelerated and if the aggregate outstanding amount of all such Indebtedness exceeds, in the aggregate together with any other Indebtedness in respect of which Lessee has failed to make any payment or in respect of which Lessee has otherwise failed to perform or comply, US$[ ]* (or the equivalent thereof), (2) Lessee shall breach or otherwise fail to perform or comply with any representation, warranty or covenant of any two aircraft leases and such breaches or failures to perform or comply shall continue after the applicable grace periods, if any, specified in such leases, if, as a result of such breaches or failures, one or more aircraft lessors shall have the contractual or other legal right to terminate the leasing of the relevant aircraft or repossess, or order the redelivery of, such aircraft and the remaining term of each such lease is greater than six months, or (3) any "Event of Default" shall occur and be continuing under and as defined in any Other Lease.

           12.12  Government Action

           Except as permitted under Section 8.5, any Government Entity or any Person acting or purporting to act under governmental authority shall have taken any action to condemn, seize or appropriate, or to assume custody or control of, or to levy or sue out upon any distress or other execution involving, all or a material part of the property of Lessee.

           12.13  Judgments

           One or more judgments are rendered against Lessee that either (1) imposes or impose on Lessee an obligation or obligations for the payment of money in excess of US$[ ]* (or the equivalent thereof) in the aggregate or (2) grants or grant to any Person equitable relief of any nature that could, if enforced, be reasonably expected to have a Material Adverse Effect and, in the case of any such judgment or judgments, the same shall remain undischarged for a period of 30 days or more, during which time execution of such judgment or judgments shall not be effectively stayed nor adequate bonding fully covering such judgment or judgments exist.

      SECTION 13.  REMEDIES

      Upon the occurrence of any Event of Default and so long as the same shall be continuing, Lessor shall have the right, effective upon notice to Lessee, to terminate this Lease Agreement and each other Operative Document and at any time thereafter Lessor may do all or any of the following, at its option and in its sole discretion (in addition to such other rights and remedies which Lessor may have under applicable Law):

           13.1  Retake Possession

           Upon the written demand of Lessor and at Lessee's expense, cause Lessee to return promptly, and Lessee shall return promptly, the Airframe and Engines or such part of the Aircraft as Lessor may so demand to Lessor or its order in the manner and condition required by, and otherwise in accordance with all the provisions of, Section 3 of Schedule 2 as if such Airframe and Engines or such part of the Aircraft were being returned at the expiration of the Lease Term, or Lessor at its option, may enter upon the premises where the Airframe or an Engine, or such part of the Aircraft is located and take immediate possession of and remove the same (together with any engine which is not an Engine but which is installed on the Airframe, subject to all the rights of the owner, lessor, lienor or secured party of such engine, and such engine shall be held for the account of any such owner, lessor, lienor or secured party or, if owned by Lessee, may, at the option of Lessor, be exchanged with Lessee for an Engine as if the original Engine had suffered an Event of Loss) by summary proceedings or otherwise, and Lessee waives any right it may have under applicable Law to a hearing prior to repossession of the Aircraft, Airframe or any Engine or part (and/or, at Lessor's option, store the same at Lessee's premises until disposal thereof by Lessor), all without liability (except for Lessor's gross negligence or willful misconduct) accruing to Lessor for or by reason of such entry or taking of possession or removing whether for the restoration of damage to property caused by such action or otherwise, and Lessor is hereby irrevocably by way of security for Lessee's obligations under this Lease Agreement appointed attorney for Lessee in causing the redelivery or in directing the pilots of Lessee or other pilots to fly the Aircraft to the designated location and will have all the powers and authorizations necessary for taking that action. It shall be deemed to be an "unlawful act," under Article 3(2) of the Rome Convention, for Lessee to retain possession of the Aircraft, Airframe or any Engine or part after Lessor shall have issued any written demand for Lessee to return the same pursuant to this Section 13.1.

           13.2  Termination or Enforcement

           Rescind this Lease Agreement and any other Operative Document, terminate this Lease Agreement and any other Operative Document and/or exercise any other right or remedy which may be available to it under applicable Law or proceed by appropriate court action to enforce the terms hereof and/or exercise any other power, right or remedy which may be available to Lessor hereunder or under applicable Law. Without limiting the generality of the foregoing Lessor shall have the right, without need of any consent, authorization or action of Lessee, to cause the Aircraft to be deregistered by the Aviation Authority, and to be made ready for export and to be exported out of the Lessee Jurisdiction, and to cause all rights of Lessee in respect of the Aircraft and this Lease Agreement and each other Operative Document under or in connection with or resulting  from the  registration  of the  Aircraft  or the  recordation  of the
Operative Documents with the Aviation Authority or otherwise under or in connection with or resulting from any Law in the Lessee Jurisdiction, to be terminated and extinguished. In furtherance of the foregoing, Lessor shall be entitled and empowered to act in the name and in the place of Lessee as may be necessary or desirable, in Lessor's sole discretion, including with respect to the execution of documents and instruments, to effect such deregistration, derecordation, exportation, termination and extinguishment. Lessee hereby irrevocably and by way of security for its obligations under this Lease Agreement appoints Lessor as its attorney to execute and deliver any documentation and to do any act or thing required in connection with the foregoing.

           13.3  Application of Funds

           Without limiting any other provision of this Lease Agreement or of any other Operative Document (but subject to Sections 4.3 and 4.5), Lessor or Security Agent shall have the right to continue to hold the Security Deposit and/or Letter of Credit, as the case may be, and any other amounts received or held as security for Lessee's obligations hereunder and under any other Operative Document, and to withhold or set off against all amounts otherwise payable to Lessee hereunder or under any other Operative Document (all as security for Lessee's obligations and liabilities under this Lease Agreement and the other Operative Documents) and to use and apply in whole or in part any or all of such amounts, withholdings and setoffs to and against such obligations and liabilities of Lessee (in whatever order and according to whatever priority Lessor or Security Agent, as the case may be may choose), and any such use, application or setoff shall be absolute, final and irrevocable.

           13.4  Damages

           In addition to Lessor's rights under Section 9.1, recover from Lessee, and Lessee shall on demand pay damages to equal the sum of:

                13.4.1 All accrued and unpaid Rent payable hereunder in respect of any period prior to Return of the Aircraft to Lessor in the condition and otherwise in the manner required under Section 3 of Schedule 2.

                13.4.2 All Expenses incurred by Lessor in connection with such Event of Default or the exercise of Lessor's remedies with respect thereto, including (1) all costs and expenses incurred in connection with recovering possession of the Airframe or any Engine or in placing such Airframe or Engine in the configuration, condition and repair required by Section 3 of Schedule 2 and all lost Rent payments during such recovery and reconditioning and (2) all damages incurred by Lessor in connection with such Event of Default, including all losses (including reasonable lost profits) suffered by Lessor because of Lessor's inability to place the Aircraft on lease with another lessee on terms as favorable to Lessor as this Lease Agreement or because whatever use, if any, to which Lessor is able to put the Aircraft upon its return to Lessor, or the amount received by Lessor upon a sale or other disposal of the Aircraft, is not as profitable to Lessor as leasing the Aircraft in accordance with the terms of this Lease Agreement would have been, including in each case, lost Rent payments during any remarketing period.

      SECTION 14.  ASSIGNMENT OF LEASE

              14.1  Assignment by Lessor

              14.1.1  Right to Assign

                Lessor (and any subsequent permitted assignee or transferee) shall have the right at any time to transfer, assign (including assign as security), mortgage, grant participations in, or otherwise dispose of, all or any portion of its right, title and interest in and to this Lease Agreement and any other Operative Document and the Aircraft to any Person (including in connection with any conversion of the lease transaction contemplated by this Lease Agreement to a "leveraged lease" structure or a "headlease-sublease" structure with a new headlease which may be either a "leveraged lease" or a "single-investor lease"). The foregoing right of Lessor is subject (1) in the case of an Absolute Transfer (as defined below), to Lessor's compliance with the requirements of Section 14.1.3 or absent such compliance, to receipt of Lessee's consent (such consent not to be unreasonably withheld) and (2) in all cases, to Lessee receiving from the transferee or assignee a covenant of quiet enjoyment substantially in the form of Section 6.1.1.

                14.1.2  Cooperation and Limitations

                Lessee shall comply, at Lessor's expense, with all reasonable requests of Lessor in connection with any such transfer, assignment, mortgage, grant or other disposition (including in connection with any such conversion), including the execution of all consents and amendments in connection therewith and the reissuance of any insurance certificates, broker's letters and broker's acknowledgment required in connection therewith and otherwise, the reissuance or reproduction of the documents required under Schedule 6, in each case, with such changes as necessary to reflect such transfer, assignment, mortgage, grant or other disposition.

                14.1.3  Absolute Transfer

                In connection with the transfer of Lessor's entire interest in this Lease Agreement (other than as security and other than with respect to indemnities and third-party liability insurance) as provided herein (an "Absolute Transfer"):

     14.1.3.1 Lessor's obligations under this Lease Agreement and the other Operative Documents shall be assumed by the transferee or assignee (and thereupon the assigning Lessor shall be released from all of its obligations hereunder).

     14.1.3.2 Lessor shall transfer (1) any cash constituting the Security Deposit or (2) the Letter of Credit to such transferee or assignee.

     14.1.3.3 (1) Lessee's rights under the Operative Documents shall not be materially adversely affected by such Absolute Transfer and (2) Lessee shall, as an immediate consequence of such Absolute Transfer, incur no additional material obligations or additional material (over $[ ]* in the aggregate) costs (financial or otherwise) hereunder or under any other Operative Document (unless Lessor agrees to indemnify Lessee therefor), provided that neither a change in the Person or Persons to whom, or for whose benefit, Lessee performs its obligations under the Operative Documents, nor an increase in the number of, or change in the nature of, beneficiaries under any indemnification, insurance or other obligation shall, in each case, constitute by itself or in the aggregate a material increase in the obligations of Lessee under the Operative Documents. Notwithstanding any provision to the contrary, Lessor agrees that the requirements of this Section 14.1.3.3 shall also apply to any transfer by Lessor of any part of its interest in this Lease Agreement.

     14.1.3.4 Such transferee or assignee shall make for the benefit of Lessee all of the Lessor's representations set forth herein.

     14.1.3.5  Such  transferee  or  assignee  shall be a "citizen of the United
States" as defined in 49 U.S.C. 40102(a)(15) and shall execute and record with the Aviation Authority all such documents and instruments as may be necessary or appropriate in order to preserve without interruption the registration of the Aircraft.

     14.1.3.6 Such transferee or assignee shall not be the subject of any bankruptcy, reorganization or similar proceeding and shall have a Tangible Net Worth not less than US$[ ]*.

     14.1.3.7 Such transferee or assignee shall not be an air carrier that is a competitor of Lessee.

Without prejudice to any rights of any Indemnified Party hereunder or under any other Operative Document in effect on or after the occurrence of an Absolute Transfer, for a period of two years after such Absolute Transfer and at Lessee's cost, if any, Lessee shall comply with the terms and conditions of Section 11.3 with respect to the "Lessor" and each other "Indemnified Party" (as determined immediately prior to such Absolute Transfer) as if the effective date of such Absolute Transfer were the last day of the Lease Term.

                14.1.4  Transfer as Security

                Without limiting the generality of Section 14.1.2, in connection with any transfer, assignment, mortgage, grant, novation or other disposition as security (a "Security Transaction") by Lessor of its interests hereunder, under the other Operative Documents or in the Aircraft, to any Security Agent, Lessee shall, at Lessor's expense:

     14.1.4.1 Enter into documentation customary for Security Transactions of the type so contemplated, and shall make such filings, and take such actions, as may be requested by Lessor in connection therewith.

     14.1.4.2 Lessee and Lessor shall amend and/or restate this Agreement and any relevant Operative Document to reflect the Security Transaction, including
(1) an amendment to the definition of Operative Documents to include the documents and instruments to be entered into and/or delivered in connection with the Security Transaction, and, in the case where the Security Transaction is consummated on the Delivery Date, the inclusion of such documents and instruments in Section 1 of Schedule 6, and (2) amendments to the insurance and indemnity provisions and definitions, in each case, in order to provide the Financing Parties with customary rights and protections.

           14.2  Assignment by Lessee

           Except as otherwise expressly provided herein, Lessee may not, without the prior written consent of Lessor, which consent may be withheld in Lessor's sole discretion, assign (by express assignment, merger, consolidation or otherwise) any of its rights or delegate any of its obligations hereunder or under any other Operative Document.

           14.3  Successors and Assigns

           Subject to the foregoing, the terms and provisions of this Lease Agreement and each other Operative Document shall be binding upon and inure to the benefit of Lessor and Lessee and their respective permitted successors and assigns.

      SECTION 15.  NO SETOFF, COUNTERCLAIM, ETC.

      This Lease Agreement is a net lease and Lessee's obligation to pay Rent is and shall be absolute and unconditional and shall not be abated, suspended, diminished, reduced, delayed, discontinued or otherwise affected by any condition, circumstance, act or event of any kind whatsoever, including any of the following: (1) any right of setoff, deduction, counterclaim, recoupment, defense, suspension, deferment or other right (including any right of reimbursement) which Lessee may have against Lessor, Airframe Manufacturer, Engine Manufacturer, any Insured Party, any Inspecting Party, any Indemnified Party or any other Person for any reason whatsoever, including any claim Lessee may have for the foregoing, any present or future Law to the contrary notwithstanding, (2) the unavailability, interruption or cessation in use of the Aircraft for any reason, including (a) any requisition thereof or any restriction, prohibition or curtailment of, interference with, or other restriction against, Lessee's use, operation or possession of the Aircraft (whether by Law, any Government Entity or other Person (other than Lessor, except as permitted by this Lease Agreement or any other Operative Document or by law) or otherwise) and (b) any damage to or loss or destruction (including an Event of Loss) of or to the Aircraft and (c) the removal of the Aircraft from service to permit the Final Inspection, Final Maintenance or Return of the Aircraft, (3) any defect in the title, airworthiness, merchantability, fitness for any purpose, condition, design, specification or operation of any kind or nature of the Aircraft, or the ineligibility of the Aircraft for any particular use or trade or for registration or certification, (4) any amendment or modification of or supplement to any of the Operative Documents, any agreements relating to any thereof or any other instrument or agreement applicable to the Aircraft, the Airframe or any Engine, or any assignment or transfer of any thereof, or any furnishing or acceptance of any additional security, or any failure or inability to perfect any security, (5) any insolvency, bankruptcy, reorganization, arrangement, readjustment of debt, dissolution, liquidation, receivership, administration or similar proceedings by or against Lessee, Lessor, any Indemnified Party or any other Person, (6) the invalidity, unenforceability or impossibility of performance of this Lease Agreement, any other Operative Document or any of the terms hereof or thereof, the lack of power or authority of Lessee to enter into this Lease Agreement or any other Operative Document, or any other defect in this Lease Agreement or any other Operative Document, (7) any breach by Lessor, any Indemnified Party or any other Person of any representation, warranty or covenant, express or implied, made or alleged to be made to Lessee, or any right, claim, bill, action or suit whatsoever by or against or on the part of Lessee, including whether arising out of legal action or otherwise, at law or in equity, whether affirmative, negative or defensive in nature for or on account of the legality, validity, enforceability or otherwise arising as a result of (a) this Lease Agreement or any other Operative Document or any of the terms or conditions hereof or thereof, (b) any express or implied warranty or (c) any contract, agreement or transaction between Lessee and Lessor or any other Person, whether direct or indirect, written or oral, (8) any waiver, consent, change, extension, indulgence or any action or inaction under or in respect of any such instrument or agreement or any exercise or nonexercise of any right, remedy, power or privilege in respect of any such instrument or agreement or this Lease Agreement or any other Operative Document, (9) any transfer of any interest in this Lease Agreement or any other Operative Document or in the Aircraft by Lessor or any change of ownership of Lessor, or (10) any other circumstance, happening or event whatsoever, whether or not similar to the foregoing, which but for this provision would or might have the effect of terminating or in any other way affecting any obligation of Lessee hereunder, it being the express intention of Lessor and Lessee that all Rent and other amounts payable by Lessee hereunder or under any other Operative Document shall be payable in all events, unless the obligation to pay the same shall be terminated pursuant to the express provisions of this Lease Agreement.

      Lessee hereby waives, to the extent permitted by applicable Law, any and all rights which it may have or which at any time hereafter may be conferred upon Lessee, by Law or otherwise, to terminate, cancel, quit or surrender this Lease Agreement or any other Operative Document, or to abate, suspend, defer, reduce or otherwise fail to comply in full with any obligation imposed upon Lessee hereunder or thereunder or in relation hereto, except termination of this Lease Agreement in accordance with the express provisions hereof. If for any reason whatsoever this Lease Agreement is terminated in whole or in part by operation of Law or otherwise, except as specifically provided herein, Lessee nonetheless agrees to pay Lessor an amount equal to each Rent payment at the time such payment would have become due in accordance with this Lease Agreement and each other Operative Document had this Lease Agreement not been terminated in whole or in part until Return of the Aircraft to Lessor. Each Rent payment made by Lessee shall be final, and Lessee shall not seek to recover all or any part of any such payment for any reason whatsoever.

      Nothing in this Section 15 shall be construed to limit any right Lessee may have to independently pursue any claim it may have against Lessor or any Indemnified Party under this Lease Agreement, applicable Law or otherwise.

      SECTION 16.  FURTHER ASSURANCES, ETC.

           16.1  Further Assurances

           Without limiting the other obligations and liabilities of Lessee under this Lease Agreement and the other Operative Documents, Lessee agrees to promptly and duly execute and deliver to Lessor such further documents and assurances and take such further action as Lessor may from time to time reasonably request in order to effectively carry out the intent and purpose of this Lease Agreement and the other Operative Documents and to establish, perfect and protect the rights and remedies created or intended to be created in favor of Lessor and each Financing Party hereunder and thereunder and if applicable, any Security Agent under any Security Transaction.

           16.2  Lessor's Performance of Lessee's Obligations

           If Lessee fails to make any payment of Rent or fails to perform or comply with any agreement, covenant or obligation contained herein or in any other Operative Document, Lessor or Security Agent shall have the right, but not the obligation, at its election and without waiver of any of its rights or remedies against Lessee, to perform or comply with such covenant, agreement or obligation and/or pay such amount, and the amount of such payment and any Expenses incurred by Lessor or Security Agent, as the case may be, in connection with such payment or the performance of or compliance with such agreement, covenant or obligation, as the case may be, together with interest at the Past Due Rate, shall be payable by Lessee to Lessor or Security Agent, as the case may be, upon demand as Supplemental Rent. The taking of any action by Lessor or Security Agent, as the case may be, pursuant to this Section 16.2 shall not constitute a waiver or release of any obligation of Lessee hereunder or under any other Operative Document nor a waiver of any Default which may arise out of Lessee's nonperformance of such obligation, nor an election or waiver by Lessor or Security Agent, as the case may be, of any right or remedy available to Lessor under or in relation to this Lease Agreement or any other Operative Document.

           16.3  No Implied Waivers; Rights Cumulative

                16.3.1 No failure on the part of Lessor or any other Person to exercise and no delay in exercising any right, power, remedy or privilege under any Operative Document or provided by statute or at Law or in equity or otherwise shall impair, prejudice or constitute a waiver of any such right, power, remedy or privilege or be construed as a waiver of any Event of Default or as an acquiescence thereto, nor shall any single or partial exercise of any such right, power, remedy or privilege impair, prejudice or preclude any other or further exercise thereof or the exercise of any other right, power, remedy or privilege. No acceptance of partial payment or performance shall, whether or not expressly stated, be or be deemed to be a waiver of any Event of Default then existing or a waiver or release of full payment and performance. No notice to or demand on Lessee shall in any case entitle Lessee to any other or further notice or demand in other or similar circumstances or constitute a waiver of the right of Lessor or any other Person to any other or further action in any circumstances without notice or demand.

                16.3.2 Each and every right, power, remedy and privilege of Lessor and any other Person under the Operative Documents (1) shall be in addition to and not in limitation of, or in substitution for, any other right, power, remedy or privilege under any Operative Document or at law or in equity,
(2) may be exercised from time to time or simultaneously and as often and in such order as may be deemed expedient by Lessor and such Person and (3) shall be cumulative and not mutually exclusive, and the exercise of one shall not be deemed a waiver of the right to exercise any other.

      SECTION 17.  [INTENTIONALLY LEFT BLANK]

      SECTION 18.  GOVERNING LAW AND JURISDICTION

           18.1  New York Law

           THIS LEASE AGREEMENT AND EACH OTHER OPERATIVE DOCUMENT, UNLESS OTHERWISE EXPRESSLY PROVIDED THEREIN, SHALL IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS ENTERED INTO IN THAT STATE BETWEEN CITIZENS OF THAT
STATE AND TO BE PERFORMED WHOLLY WITHIN THAT STATE WITHOUT REFERENCE TO ANY RULES GOVERNING CONFLICTS OF LAWS.

           18.2  Nonexclusive Jurisdiction in New York

           Lessee and Lessor each hereby irrevocably consents that any legal action or proceeding against it or any of its assets arising out of or relating to this Lease Agreement or any other Operative Document may be brought in any jurisdiction where it or any of its assets may be found, in the courts of the United States of America for the Southern District of New York or in the courts of the State of New York located in Manhattan, as the party bringing such action or proceeding may elect, and by execution and delivery of this Lease Agreement each of Lessor and Lessee hereby irrevocably submits to and accepts with regard to any such action or proceeding, for itself and in respect of its assets, generally and unconditionally, the jurisdiction of the aforesaid courts and irrevocably agrees to be bound by any judgment rendered thereby. Nothing herein shall limit the right of Lessor and Lessee from bringing any legal action or proceeding or obtaining execution of judgment against Lessee or Lessor, as the case may be, in any other appropriate jurisdiction or concurrently in more than one jurisdiction. Lessee and Lessor further agree that a final judgment in any action or proceeding arising out of or relating to this Lease Agreement or any other Operative Document shall be conclusive and may be enforced in any other jurisdiction within or outside the United States of America by suit on the judgment, a certified or exemplified copy of which shall be conclusive evidence of the fact and the amount of the indebtedness or liability therein described, or in any other manner provided by Law. Each of Lessee and Lessor hereby irrevocably waives, to the fullest extent permitted by Law, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Lease Agreement or any other
Operative Document brought in any court in or of the State of New York, and hereby further irrevocably waives any claim that any such suit, action or proceeding brought in any court in or of the State of New York has been brought in an inconvenient forum.

           LESSEE AND LESSOR HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING TO WHICH THEY ARE PARTIES INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER OPERATIVE DOCUMENT.

           18.3  Process Agent

           18.3.1 Lessee shall  maintain the process  agent  specified for it in
Section 18.5, or such other Person located within the State of New York as may be acceptable to Lessor, as its agent for service of process in the State of New York during the Lease Term and six months thereafter, at Lessee's sole cost and expense.

           18.3.2 Lessor shall  maintain the process  agent  specified for it in
Section 18.5, or such other Person located within the State of New York as may be acceptable to Lessee, as its agent for service of process in the State of New York during the Lease Term and six months thereafter, at Lessor's sole cost and expense.

           18.4  Waiver of Immunity

           Each of Lessor and Lessee irrevocably and unconditionally agrees that if Lessee or Lessor, respectively, brings legal proceedings against it or its assets in relation to this Agreement no immunity from such legal proceedings (which will be deemed to include suit, attachment prior to judgment, other attachment, the obtaining of judgment, execution or other enforcement) will be claimed by or on behalf of itself or with respect to its assets. Each of Lessor and Lessee further irrevocably and unconditionally (1) waives any such right of immunity which it or its assets now have or may in the future acquire and (2) consents generally in respect of any such proceedings to the giving of any relief or the issue of any process in connection with such proceedings, including the making, enforcement or execution against any property whatsoever (irrespective of its use or intended use) of any order or judgment which may be made or given in such proceedings.

           18.5  Service of Process

                18.5.1 Lessee hereby irrevocably designates, appoints and empowers CT Corporation, as its authorized agent to receive on its behalf and on behalf of its property service of copies of the summons and complaint and any other process which may be served in any action or proceeding arising out of or relating to this Lease Agreement or any other Operative Document. Such service may be made by mailing or delivering a copy of such process in care of the appropriate process agent set forth above and Lessee hereby irrevocably authorizes and directs its designated process agent to accept such service on its behalf. Lessee further agrees that failure by a process agent appointed in accordance with the foregoing terms to notify Lessee of the process shall not invalidate the proceeding concerned. Notwithstanding the foregoing, nothing herein shall affect the rights of either party to serve process in any other manner permitted by Law.

                18.5.2 Lessor hereby irrevocably designates, appoints and empowers National Corporate Research, Ltd. as its authorized agent to receive on its behalf and on behalf of its property service of copies of the summons and complaint and any other process which may be served in any action or proceeding arising out of or relating to this Lease Agreement or any other Operative Document. Such service may be made by mailing or delivering a copy of such process in care of the appropriate process agent set forth above and Lessor hereby irrevocably authorizes and directs its designated process agent to accept such service on its behalf. Lessor further agrees that failure by a process agent appointed in accordance with the foregoing terms to notify Lessor of the process shall not invalidate the proceeding concerned. Notwithstanding the foregoing, nothing herein shall affect the rights of either party to serve process in any other manner permitted by Law.

      SECTION 19.  MISCELLANEOUS

              19.1  Construction

              19.1.1  In  this  Lease   Agreement  and  each  other  Operative
Document, unless expressly provided otherwise, a reference to:

     19.1.1.1 Each of "Lessor" or "Lessee" or any other Person includes, without prejudice to the provisions of this Lease Agreement or any other Operative Document, any successor in interest to it and any permitted assignee and, in the case of any Government Entity, any Government Entity succeeding to all or any of its functions.

     19.1.1.2 The word "including" shall be construed as "including, without limitation."

     19.1.1.3 Words importing the plural include the singular and vice versa.

     19.1.1.4 Any document includes that document as amended, modified or supplemented from time to time in accordance with its terms, and any document entered into in substitution or replacement therefor.

     19.1.1.5 The words "this Lease," "this Agreement," "this Lease Agreement," "hereby," "herein," "hereto," "hereof" and "hereunder" and words of similar import when used in this Lease Agreement refer to this Lease Agreement as a whole including the Schedules and Exhibits, and all Annexes, Attachments and Supplements thereto, and not to any particular provisions of this Lease Agreement.

     19.1.1.6 A Section or an Exhibit or a Schedule is a reference to a section of, or an exhibit or a schedule to, this Lease Agreement.

     19.1.2 Headings used in this Lease Agreement and each other Operative Document are for convenience only and shall not in any way affect the construction of, or be taken into consideration in interpreting, this Lease Agreement or such Operative Document.

           19.2  Amendments

           No provision of this Lease Agreement or any other Operative Document may be amended, changed, waived or discharged orally, but only by an instrument in writing specifying the provision intended to be amended, changed, waived or discharged and signed by each party hereto or thereto; and no provision of this Lease Agreement or any other Operative Document shall be varied, contradicted or explained by any oral agreement, course of dealing or performance or other matter not specifically set forth in an agreement in writing and signed by each party hereto or thereto.

           19.3  Severability

           If any provision hereof or of any Operative Document should be held invalid, illegal or unenforceable in any respect in any jurisdiction, then, to the extent permitted by Law (1) all other provisions hereof or thereof shall remain in full force and effect in such jurisdiction and (2) such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of such provision in any other jurisdiction.

           19.4  Counterparts

           This Lease Agreement, any Operative Document and any amendments, waivers, consents or supplements hereto or thereto may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, and all of which counterparts, taken together, shall constitute one and the same instrument.

           19.5  Chattel Paper

           To the extent, if any, that this Lease Agreement constitutes chattel paper (as defined in the Uniform Commercial Code in effect from time to time in any applicable jurisdiction) no security interest in this Lease Agreement may be created through the transfer or possession of any counterpart other than the original executed counterpart, which shall be identified as the counterpart containing the receipt therefor executed by Lessor on the signature page thereof.

           19.6  Time of the Essence

           Subject only to the periods of grace referred to herein, time shall be of the essence as regards the performance by Lessee of its obligations under this Lease Agreement and each other Operative Document.

           19.7  Notices

           All notices, requests and other communications to Lessee, Lessor or any other Person hereunder or under any other Operative Document shall be in writing (for this purpose, "writing" includes telecopy or similar electronic transmissions), shall refer specifically to this Lease Agreement or such other Operative Document, as the case may be, and shall be personally delivered or sent by telecopy or other similar electronic facsimile transmission, or sent by overnight courier service (e.g., Federal Express), in each case to the respective address and telecopy number specified in Schedule 4 or such other address or telecopy number as such Person may hereafter specify by notice to the other party or to the parties hereto. Each such notice, request or other communication shall be effective when received or, if by telecopier or other similar electronic transmission, when "confirmed" by the sending telecopy or similar machine and written evidence of such confirmation is produced by such machine.

           19.8  Entire Agreement

           This Lease Agreement constitutes the entire agreement between the parties concerning the subject matter hereof, and supersedes all previous proposals, agreements, understandings, negotiations and other written and oral communications in relation hereto. The parties acknowledge that there have been no representations, warranties, promises, guarantees or agreements, express or implied, except as set forth herein.

           19.9  Documentation Costs

           Whether or not the transactions contemplated hereby are consummated, each of Lessor and Lessee shall bear and be responsible for its own costs and expenses incurred in connection with the negotiation, preparation, execution and delivery of this Lease Agreement and the other Operative Documents and the consummation of the transactions contemplated hereby and thereby, and neither Lessor or Lessee shall have any right of reimbursement or indemnity for such costs and expenses as against each other.

           19.10  Language

           All notices to be given under this Lease Agreement and each other Operative Document shall be in English. All documents delivered to Lessor pursuant to this Lease Agreement and each other Operative Document will be in English, or if not in English, will be accompanied by a certified English translation. The language of this Lease Agreement and each other Operative Document, and the language of its interpretation, is English. If there is any inconsistency between the English version of this Lease Agreement or any other Operative Document and any version in any other language, whether or not such other version is executed by Lessor, Lessee, the English version will prevail for all purposes.


                     [This space intentionally left blank.]

Lessee and Lessor have caused this Lease Agreement to be executed by their respective officers as of the day and year first above written and is delivered in New York State.

BOULLIOUN PORTFOLIO FINANCE I, INC.



By:
    Title:


WESTERN PACIFIC AIRLINES, INC.



By:
    Title:


               [THIS COUNTERPART IS NOT THE ORIGINAL COUNTERPART.]

               [RECEIPT OF THIS ORIGINAL COUNTERPART OF THE FOREGOING LEASE AGREEMENT IS HEREBY ACKNOWLEDGED ON THIS ____ DAY OF _____, 1997.


BOULLIOUN PORTFOLIO FINANCE I, INC.



By:
    Title:

                                                                      Schedule 1
                                                                     Definitions
                                                                 Lease Agreement
                                                                     (MSN 28869)


                                   SCHEDULE 1
                                   DEFINITIONS
                                   (MSN 28869)


This Schedule is a schedule to the Lease Agreement (MSN 28869), dated as of June 27, 1997 (the "Lease Agreement"), between Boullioun Portfolio Finance I, Inc. and Western Pacific Airlines, Inc. and is divided into three sections, the first section containing transaction specific definitions, the second section containing the majority of the definitions affecting the technical aspects of this Lease Agreement (e.g., the maintenance and operation of the Aircraft) and the third section containing the remainder of the definitions used in this Lease Agreement.

      Section 1.  Transaction Specific Definitions

       The following terms shall have the following meanings for all purposes of this Lease Agreement:

      "Airframe Manufacturer" shall mean The Boeing Company.

      "Airframe Manufacturer Purchase Agreement" shall have the meaning set forth in Section 1 of the Novation Agreement.

      "Airframe Reserve Amount" shall have the meaning set forth in Schedule 3 to the Lease Agreement.

      "APU Reserve Amount" shall have the meaning set forth in Schedule 3 to the Lease Agreement.

      "Assumed Hour-to-Cycle Ratio" shall mean 1.7:1.

     "Aviation Authority" shall mean the U.S. Federal Aviation Administration and any Person succeeding to all or any of its functions.

      "Basic Lease Term Termination Date" shall mean the tenth anniversary of the Delivery Date.

      "Basic Rent Amount" shall have the meaning set forth in Schedule 3 to the Lease Agreement.

      "Business Day" shall mean a day (other than a Saturday or Sunday) on which banks are not required or authorized to close in Denver or Seattle or one other jurisdiction (in the United States or England), if any, designated to Lessee by Lessor in writing from time to time.

      "Commitment Termination Date" shall mean July 31, 1997.

      "Damage Notice Threshold" shall have the meaning set forth in Schedule 3 to the Lease Agreement.

      "Delivery Location" shall mean a Boeing facility in the State of Washington or such other location, if any, as Lessor and Lessee shall agree in writing.

      "Documentation Security Deposit Installment" shall have the meaning set forth in Schedule 3 to the Lease Agreement.

      "Engine Life Limited Part Reserve Amount" shall have the meaning set forth in Schedule 3 to the Lease Agreement.

      "Engine Manufacturer" shall mean CFM International, Inc.

      "Engine  Overhaul  Reserve  Amount"  shall have the  meaning  set forth in
Schedule 3 to the Lease Agreement.

      "Initial Security Deposit Installment" shall have the meaning set forth in
Schedule 3 to the Lease Agreement.

      "Insurance Brokers" shall mean Marsh McLennan or any other independent firm of internationally recognized insurance brokers reasonably acceptable to Lessor.

      "Landing Gear Reserve Amount" shall have the meaning set forth in Schedule 3 to the Lease Agreement.

      "Lessee Jurisdiction" shall mean the United States, which shall include the nation and national government of, any Government Entity affiliated therewith or subordinate thereto, any political subdivision thereof, any regional or local government authority therewithin or any Government Entity affiliated with or subordinate to any such political or regional or local government authority.

      "Lessor Jurisdiction" shall mean the State of Washington, U.S.A.

      "Permitted Jurisdiction" shall mean any country (1) that is not the subject of sanctions under the U.S. International Economic Emergency Partners Act or under any UN Security Council directives, (2) that is not restricted under the U.S. Trading with the Enemy Act and (3) the operation of the Aircraft to or from which is not a violation of any Law applicable to the Aircraft, Lessee or Lessor.

      "Renewal Lease Term Termination Date" shall mean the eleventh or twelfth anniversary of the Delivery Date, depending upon whether Lessee exercises its option to extend the Lease Term once or twice.

      "Renewal Rent Amount" shall mean the amount determined as such in accordance with Section 3.2 of the Lease Agreement, which shall be the fixed monthly cash rental reasonably achievable by Lessor in the worldwide operating lease market (1) on the Renewal Rent Determination Date, (2) for the Aircraft,
(3) from a lessee in a similar financial condition to Lessee's then current financial condition and otherwise similar to Lessee, (4) for such one year renewal period and (5) in an arms-length transaction between an informed lessee under no compulsion to lease and an informed lessor under no compulsion to lease, and shall be determined assuming that the Aircraft has been maintained in compliance with the requirements of the Lease Agreement and the other Operative Documents and complies with all Return requirements of the Lease Agreement, including the requirements of Annex 1 to Schedule 2 to the Lease Agreement.

      "Reserve Inflation Rate" shall have the meaning set forth in Schedule 3 to the Lease Agreement.

      "Return Location" shall mean the location of the Final Maintenance or such other location chosen by Lessor and reasonably acceptable to Lessee.

      "Scheduled Delivery Date" shall mean the date Airframe Manufacturer is ready, willing and able to deliver the Aircraft pursuant to the Airframe Manufacturer Purchase Agreement (local time at the Delivery Location), which delivery date is scheduled, as of the date hereof, for June 1997.

      "State of Registration" shall mean the United States.

      "Stipulated Loss Value" shall have the meaning set forth in Schedule 3 to the Lease Agreement.

      "Stipulated  Deductible  Amount"  shall  have  the  meaning  set  forth in
Schedule 3 to the Lease Agreement.

      "Stipulated  Liability  Coverage"  shall  have the  meaning  set  forth in
Schedule 3 to the Lease Agreement.

      Section 2.  Technical Definitions

      The following terms shall have the following meanings for all purposes of this Lease Agreement:

      "AD" shall mean any airworthiness directive or other requirement of the Aviation Authority applicable to the Airframe, either Engine, any Part or the Aircraft Documentation.

      "Aircraft Documentation" shall mean the documentation described in Section
1.5 of Schedule 2 to the Lease Agreement.

      "Airframe" shall mean, collectively, (1) Airframe Manufacturer Model 737-33R airframe (except only Engines or engines from time to time installed thereon), bearing Airframe Manufacturer's serial number 28869 and (2) any and all Parts so long as the same shall be incorporated or installed in or attached to such airframe, and any and all Parts removed therefrom so long as title to such removed Parts shall remain vested in Lessor in accordance with the terms of
Section 1.3 of Schedule 2 to the Lease Agreement and all Loose Equipment.

      "Airframe Cycle" shall mean one takeoff and landing of the Airframe.

      "Airframe Flight Hour" shall mean each hour or part thereof elapsing from the moment the wheels of the Airframe leave the ground on takeoff until the wheels of the Airframe touch the ground on landing following such flight. For purposes of all calculations under the Operative Documents measured in Airframe Flight Hours, such Airframe Flight Hours (or parts thereof) shall be rounded to the nearest one-tenth of an hour.

      "Airframe 7C/SI Check" shall mean a "7C/SI Check," including all lower level checks, CPCP checks, typical component overhaul, repairs and overhauls and inspections normally included at the 7C/SI interval (as defined in the Airframe Manufacturer's Maintenance Planning Document), all non-recurring work, flight deck and Cabin interior refurbishment and typical cleaning and cosmetic repairs.

      "Airworthiness Certificate" shall mean a valid, current transport category airworthiness certificate issued in respect of the Aircraft by the Aviation Authority.

      "Approved Maintenance Performer" shall mean Lessee, TRAMCO, Inc., G.E. Struthers and any maintenance performer having a valid repair station license and otherwise approved by the Aviation Authority and approved in writing in advance by Lessor.

      "Approved Maintenance Program" shall mean the Lessee's Aviation Authority-approved written block maintenance, inspection and repair program and schedule for Airframe Manufacturer 737-300 aircraft, designed and maintained in accordance with Airframe Manufacturer's Maintenance Planning Document as in effect from time to time and in accordance with Engine Manufacturer's and Parts manufacturers' respective maintenance planning documents and maintenance manuals as in effect from time to time, including Lessee's current approved maintenance schedule and the CPCP, as such maintenance, inspection and repair program is approved by Lessor pursuant to Section 1.10 of Schedule 6 of the Lease Agreement and as amended from time to time in accordance with the Lease Agreement, or such other written maintenance, inspection and repair program, if any, as Lessor and Lessee shall agree in writing, in either case, as in effect from time to time.

      "APU" shall mean (1) the auxiliary power unit identified by manufacturer's serial number in the Acceptance Certificate and (2) any auxiliary power unit substituted for such auxiliary power unit in accordance with the Lease Agreement.

      "APU Basic Shop Visit" shall mean, with respect to the APU, a core overhaul as defined by the APU manufacturer.

      "APU Hour" shall mean each hour or part thereof from the moment the APU is started until the APU is turned off. For purposes of all calculations measured in APU hours (or parts thereof) shall be rounded to the nearest one-tenth of an hour.

      "Cabin" shall mean the passenger compartment and all doors (interior only), windows, interior panels, storage bins, lights, seats, seat covers, carpets, lavatories, galleys, galley equipment, closets, flight attendant seats, passenger communications and entertainment systems (with respect to which Lessor has or should, in accordance with the Lease Agreement, have title), emergency and miscellaneous equipment, seat tracks and floor areas.

      "CPCP" shall mean a Corrosion Prevention and Control Program that establishes minimum requirements for the Aircraft, incorporating, among other things, the recommendations of Airframe Manufacturer as described in the Boeing Maintenance Planning Document and the mandatory requirements established by FAA AD 90-25-01 and Airframe Manufacturer document D6-38528.

     "Delivery Documentation" shall have the meaning set forth in Section 1 of the Novation Agreement.

      "Engine" shall mean (1)(a) either of Engine Manufacturer Model CFM56-3C-1 engines listed by Engine Manufacturer's serial numbers in the Acceptance Certificate and originally installed on the Airframe at the time of delivery to Lessee hereunder whether or not from time to time thereafter installed on the Airframe or installed on any other airframe and (b) any Replacement Engine which may from time to time be substituted, pursuant to the terms hereof, for either of such Engines, and (2) in each case, any and all Parts incorporated or installed in or attached thereto or any and all Parts removed therefrom so long as title thereto shall remain vested in Lessor in accordance with the terms of

Section 1.3 of Schedule 2 to the Lease Agreement after removal from such Engine, provided that at such time as an engine shall be deemed part of the property leased hereunder in substitution for an "Engine," pursuant to the applicable provisions hereof, the replaced Engine shall cease to be an "Engine" hereunder. The term "Engines" shall mean, as of any date of determination, all Engines then leased hereunder. Each Engine has 750 or more rated takeoff power or its equivalent.

      "Engine Basic Shop Visit" shall mean, with respect to any Engine, any shop visit, as defined by Engine Manufacturer that is based on an approved program of condition monitoring and trend monitoring of performance deterioration requiring complete disassembly, inspection and repair of any module of such Engine or a whole Engine that results in a minimum of 3,500 cycles of operation remaining on each of the life limited Parts in such Engine and with an attempt to restore performance to a level consistent with Engine Manufacturer's specifications upon the completion of the shop visit.

      "Engine Cycle" shall mean, with respect to any Engine, one takeoff and landing of the airframe (including the Airframe) on which such Engine is then installed.

      "Engine Flight Hour" shall mean each hour or part thereof elapsing from the moment the wheels of the airframe (including the Airframe) on which such Engine is then installed leave the ground on takeoff until the wheels of such airframe touch the ground on landing following such flight. For purposes of all calculations under the Operative Documents measured in Engine Flight Hours, such Engine Flight Hours (and parts thereof) shall be rounded to the nearest one-tenth of an hour.

      "External Repair" shall mean any repair to a penetration, scratch or dent of the exterior surface of the Airframe accomplished in conformity with the Structural Repair Manual or approved by Airframe Manufacturer or the Aviation Authority.

      "FAA Condition" shall mean, in respect of the Aircraft, being in a condition suitable for (upon due application) immediate issuance of an FAA Standard Certificate of Airworthiness for Transport Category Aircraft and operation by a U.S. Part 121 operator.

      "Final Inspection" shall mean the inspection of the Aircraft by Lessor and any other Inspecting Parties during any part of the inspections, checks, and test flights required pursuant to Sections 3.3, 3.4 and 3.5 of Schedule 2 to the Lease Agreement or otherwise performed in connection with the Return, which, in each case, shall be at Lessee's risk, cost and expense (other than the cost and expense of Lessor's and each other Inspecting Party's personnel).

      "Final Maintenance" shall mean the work to be performed by Lessee in order to cause the Aircraft to meet the requirements of Schedule 2 to the Lease Agreement, including Annex 1 thereto.

      "Flight Charges" shall mean all flight charges, route navigation charges, navigation service charges and all other fees, charges or Taxes payable for the use of or for services provided at any airport or otherwise payable to any airport, airport authority, navigation or flight authority or other similar entity or for any services provided in connection with the operation, landing or navigation of aircraft.

      "Follow-On Operator" shall mean any Person acquiring title to or the right to use the Aircraft after the end of the Lease Term (whether or not such Person is an airline or other operator).

     "Inspecting Party" has the meaning set forth in Section 3.3.1 of Schedule 2 to the Lease Agreement.

      "Landing Gear" shall mean (1) the landing gear assemblies (LH, RH and nose) of the Aircraft identified by the respective serial numbers in the Acceptance Certificate and (2) any landing gear assembly substituted for any such identified landing gear assembly in accordance with the Lease Agreement.

      "Landing Gear Overhaul" shall mean any full overhaul of any Landing Gear to essentially full manufacturer specification and operating condition, and, for the avoidance of doubt, "full overhaul" does not mean only the replacement, repair or overhaul of any rotable components, any cleaning or replacement of seals, any repair of brakes, wheels or tires, brake rods, struts or braces, in each case, that occurs any more frequently than a full overhaul.

      "Loose Equipment" shall mean that equipment identified as such by Lessor and Lessee on or prior to the Delivery Date.

      "Major Checks" shall mean any Airframe "C" check, multiple "C" checks, Airframe 7C/SI Check, systems/zonal, structure (or equivalent) or annual heavy maintenance visit or segment thereof recommended for commercial aircraft of the same model as the Aircraft by Airframe Manufacturer or as set out in the Approved Maintenance Program.

      "Major Modifications" shall include, but shall not be limited to (1) changes that alter the fundamental nature of the Aircraft as a passenger and cargo carrying aircraft or Cabin modifications that materially change the interior layout of the Aircraft, (2) changes to the Aircraft structure or performance of the Aircraft, (3) changes that adversely affect interchangeability or replaceability of Parts, (4) changes that invalidate or impair any warranty with respect to the Aircraft or any Engine or Part, (5) changes that adversely affect the eligibility of the Aircraft to obtain an airworthiness certificate from the Aviation Authority, (6) any changes that result in a variation from the original type certificate for the Aircraft, but shall exclude changes pursuant to ADs and SBs and all Required Modifications or
(7) modifications that are irreversible.

      "Modification" shall mean any modification, addition, alteration, removal or other change (including performance of ADs and SBs and the removal of Obsolete Parts) to the Airframe, any Engine or any Part.

      "Modification Parts" shall mean those Parts installed on the Aircraft in connection with a Modification.

      "Obsolete Parts" shall mean Parts that Lessee has determined in its reasonable judgment to be no longer suitable or appropriate for use on the Airframe or such Engine.

      "Parts" shall mean any and all appliances, parts, components, modules, navigation, avionics and communications equipment, computers, instruments, appurtenances, accessories, furnishings and other equipment (including certain buyer furnished equipment designated in a bill of sale from Lessee to Lessor and delivered to Lessor after the Delivery Date) of whatever nature (including the APU and the Landing Gear but excluding complete Engines or engines) which may from time to time be incorporated or installed in or attached to the Airframe or any Engine, so long as title thereto shall remain vested in Lessor, in accordance with the terms of Section 1.3 of Schedule 2 to the Lease Agreement, and Loose Equipment.

      "Replacement Engine" shall mean an Engine Manufacturer Model CFM56-3C-1 engine (or an improved model having a modification status, value, thrust rating and utility at least equal to such an Engine Manufacturer Model CFM56-3C-1 engine) (including all warranty rights with respect to such engine) (1) which is suitable for installation and use on the Airframe without impairing the value or utility of the Aircraft and (2) which has a modification status, value, condition and utility (in each case, taking into account, among other things, the age of the Engine and the accumulated Engine Flight Hours and Engine Cycles) at least equal to the Engine it is replacing (assuming such Engine was at least in the modification status, condition and repair required by the terms hereof immediately prior to being replaced).

     "Required  Modifications"  has the  meaning  set forth in Section  1.2.1 of
Schedule 2 to the Lease Agreement.

      "Reserves" shall mean all amounts payable by Lessee pursuant to Section 2 of Schedule 2 to the Lease Agreement.

      "Return" shall mean the return of the Aircraft by Lessee to Lessor at the Return Location (or such other location as may be agreed by Lessor and Lessee) in the condition and manner required by Section 3 of Schedule 2 and the other provisions of the Lease Agreement and the other Operative Documents, as evidenced by the execution by Lessor, and the delivery to Lessee, of a return receipt.

      "Technical Acceptance Certificate" shall mean the acceptance certificate to be delivered by Lessor to Lessee pursuant to Section 3.6 of Schedule 2 to the Lease Agreement in the form of Attachment 2 to Annex 1 to Schedule 2 to the Lease Agreement.

      "SB" shall mean any optional, recommended, mandatory or alert service bulletin or service letter as, where not expressly specified herein or in any other Operative Document, issued by Airframe Manufacturer, Engine Manufacturer or the manufacturer of any Part.

      Section 3. General Definitions

      The following terms shall have the following meanings for all purposes of the Lease Agreement:

     "Absolute Transfer" has the meaning set forth in Section 14.1.3 of the Lease Agreement.

           "Acceptance Certificate" shall mean the Acceptance Certificate, dated the Delivery Date, signed by Lessee and confirmed by Lessor, in the form of Exhibit A.

           "Affiliate" shall mean in relation to a Person, any other Person directly or indirectly controlling, controlled by or under common control with that Person. For purposes of this definition, "control" means the power, directly or indirectly, to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities or by contract or otherwise and "controlling," "controlled by" and "under common control with" have correlative meanings.

           "Aircraft" shall mean, collectively, the Airframe and the Engines and, unless the context does not permit, the Aircraft Documentation.

           "Authorizations" shall mean each and every approval, waiver, authorization, consent, license, certificate or order of, or registration with, or requirement for the giving of prior notice to, or the taking of any action in respect of, the Aviation Authority, any Government Entity in the Lessee Jurisdiction or any other Government Entity having jurisdiction over Lessee, the operation of the Aircraft or any action or transaction contemplated hereby or by any Operative Document.

           "Basic Lease Term" shall mean the period described in Section 3.1 of the Lease Agreement.

           "Basic Rent" shall mean the rent payable in respect of the Basic Lease Term with respect to the Aircraft pursuant to Section 3.3 of the Lease Agreement.

           "Basic Rent Payment Date" shall mean (i) the date this Agreement is signed by Lessor and Lessee and (ii) the date, in each calendar month during the Basic Lease Term after the month in which the Delivery Date occurs, numerically corresponding to the Delivery Date (or, if no corresponding date exists in any such calendar month, the last day of such month).

           "Basis Point" shall mean 1/100th of 1%.

           "Contractual Currency" shall have the meaning set forth in Section
 9.4 of the Lease Agreement.

           "Civil Reserve Air Fleet Program"shall mean the Civil Reserve Air Fleet Program administered by the United States Government pursuant to Executive Order No. 11490, as amended, or any substantially similar program.

           "Default" shall mean any Event of Default or any condition, circumstance, act or event which, upon the giving of notice, the lapse of time and/or the fulfillment of any other condition would constitute or give rise to an Event of Default.

           "Delivery Date" shall mean the date, local time at the Delivery Location, on which the Aircraft is delivered by Lessor and accepted by Lessee pursuant to this Lease Agreement as such date is set forth in the Acceptance Certificate.

           "Dollars" and "US$" mean the lawful currency of the United States of America.

           "Event of Default" has the meaning set forth in Section 12 of the Lease Agreement.

           "Event of Loss" shall mean, with respect to the Aircraft, the Airframe or any Engine, any of the following events, conditions or circumstances with respect to such property:

           (1) Retention of possession of the Aircraft by Lessee for more than 60 days beyond the last day of the Lease Term without the express written consent or instructions of Lessor.

           (2) The destruction of or damage of such property which renders (a) repair of such property uneconomical or (b) such property permanently unfit for normal use by Lessee or Lessor.

           (3) Any loss of or damage to such property or other occurrence which the insurers determine or agree to be a total loss.

           (4) The confiscation, condemnation, seizure, forfeiture, requisition or similar taking of the title to such property (for any reason whatsoever and whether de jure or de facto).

           (5) The disappearance, hijacking or theft (including a confiscation, condemnation, seizure, forfeiture, requisition or similar taking of title or use not otherwise included in this definition) of such property which shall have resulted in the loss of possession or use of such property by Lessee for a period that continues until the earliest of (a) the date that is 60 days following the commencement of such loss of possession or use (or, if less, the remaining Lease Term) and (b) the date upon which the Aircraft is modified in such a manner as would render conversion of such property for use in normal commercial passenger service impractical or uneconomical.

           (6) The confiscation, condemnation, seizure, requisition or similar taking by any Government Entity or purported Government Entity (other than a requisition for use or hire by a Government Entity of the State of Registration or any political subdivision thereof) of use or hire of such property which shall have resulted in the loss of possession or use of such property by Lessee for a period that continues until the earliest of (a) the date that is 90 days following the commencement of such loss of property or use (or, if earlier, the last day of the Lease Term) and (b) the date upon which the Aircraft is modified in such a manner as would render conversion of such property for use in normal commercial passenger service impractical or uneconomical.

           (7) The requisition for use or hire by a Government Entity of the State of Registration which shall have resulted in the loss of possession or use of such property by Lessee for a period that continues until the earliest of (a) the last day of the Lease Term and (b) the date upon which the Aircraft is modified in such a manner as would render conversion of such property for use in normal commercial passenger service impractical or uneconomical.
           (8) As a result of any Law, the use of such property in the normal course of the business of air transportation of persons and/or cargo shall have been prohibited for a continuous period in excess of 180 days (or if less, the remaining Lease Term), unless Lessee, prior to the expiration of such period, shall have undertaken and shall be diligently carrying forward all steps which are necessary or desirable to permit such use of such property by Lessee and so long as such use shall not have been prohibited for a continuous period in excess of 270 days (or if less, the remaining Lease Term), provided that at Lessor's option (to be exercised prior to the last day of the Lease Term), Lessor may waive such incipient event of loss and Lessee shall return the Aircraft in accordance with the terms and conditions of this Agreement and the other Operative Documents.

           (9) Any divestiture or impairment of any right, title or interest of Lessor in or to an Engine as a result of the installation of such Engine on any other airframe in violation of Section 8.

           An Event of Loss with respect to the Aircraft shall be deemed to have occurred if an Event of Loss occurs with respect to the Airframe. An Event of Loss with respect to one or more Engines without loss of the Airframe shall not be deemed an Event of Loss with respect to the Aircraft.

           "Expense" shall mean any liabilities, obligations, losses, damages (including damages for loss of life, injury to persons or damage to any property), penalties, fines, sanctions, claims (whether fraudulent, groundless, false or not), actions, suits, judgments, legal proceedings (whether civil or criminal), investigations, Taxes, costs, disbursements and expenses (including reasonable legal fees and expenses, costs of investigation and related expenses) of every kind and nature whatsoever (including any liability, obligation or claim for loss of use and any liability, obligation or claim arising in contract or tort, whether or not arising from the negligence, actual, implied or imputed, active or passive, or absolute or strict liability of an Indemnified Party or any other Person or under any other theory).

           "Financing Party" shall mean (1) each Person, if any, providing, directly or indirectly, debt or equity financing or refinancing related to the purchase price of the Aircraft and holding a direct or indirect security or equity interest in the Aircraft, as such parties are identified by Lessor to Lessee from time to time, and (2) the Security Agent, if any.

           "Financing Security Documents" shall mean all documents related, directly or indirectly, to the debt or equity financing or refinancing of the purchase price of the Aircraft and providing for a security, mortgage or other interest in the Aircraft, this lease Agreement or any other Operative Document, as such documents are identified by Lessor to Lessee from time to time.

           "Force Majeure" shall mean acts of God or public enemy, civil war, insurrection or riot, fire, flood, explosion, earthquake, accident, epidemic, quarantine restriction, any act of government, governmental priority, allocation, regulation or order affecting, directly or indirectly, the Aircraft,

Lessor, Airframe Manufacturer or Engine Manufacturer or any materials or facilities, strike or labor dispute causing cessation, slowdown or interruption of work, inability after due and timely diligence to procure equipment, data or materials from suppliers in a timely manner, any other "Excusable Delay" as defined in the Airframe Manufacturer Purchase Agreement or any other cause to the extent that such cause is beyond the control of Lessor whether above mentioned or not and whether or not similar to the foregoing.

           "GAAP" shall mean generally accepted accounting principles in Lessee Jurisdiction, as such principles may at any time or from time to time be varied by any applicable financial accounting rules and, with respect to any Person, shall mean such principles applied on a basis consistent with prior periods.

           "Government Entity" shall mean (1) any national, state or local government of any country or any international authority (including in each case, any central bank or fiscal, tax or monetary authority), (2) any board, commission, department, division, instrumentality, court, agency, territory, possession or political subdivision of any entity described in clause (1) above, however constituted, (3) any association, organization or institution of which any entity described in clause (1) or (2) above is a member or to whose jurisdiction any thereof is subject or in whose activities any thereof is a participant and (4) any taxing authority of any entity described in clause (1),
(2) or (3) above.

           "Indebtedness" shall mean all obligations of Lessee that would, in accordance with GAAP, be shown as a liability on Lessee's balance sheet, and in any footnotes or notations thereto, including (1) obligations for the repayment of monies borrowed or raised, (2) obligations under finance leases, hire-purchase arrangements, conditional sale agreements and other obligations for the deferred purchase price of property, (3) guarantees, direct or indirect, of the obligations of any other Person, including any such obligations secured by a Lien on any property of Lessee, (4) indemnity and reimbursement obligations, including any such obligations arising to any issuer of a letter of credit or similar instrument, and (5) obligations to purchase or otherwise acquire any indebtedness of, or to advance monies to or on behalf of, or make any investment in any other Person.

           "Indemnified Party" shall mean Lessor and its Affiliates, Airframe Manufacturer (to the extent required by Part E to Exhibit C to the Airframe Manufacturer Purchase Agreement), each Financing Party and the successors and permitted assigns of each of the foregoing and the directors, officers, corporate stockholders, partners, employees, servants and agents of each of the foregoing.

           "Insured Party" shall mean each Indemnified Party.

           "Law" shall (1) include any statute, decree, constitution, regulation, decision, finding, order, rule, judgment or directive of any Government Entity, (2) include any treaty, pact, compact or other agreement to which any Government Entity is a signatory or party having the force of law, (3) include any judicial or administrative interpretation or application thereof having the force of law, (4) includes any guideline, directive, interpretation, rule or regulation of any Person, whether or not having the force of law, but, if not having the force of law, with respect to which compliance is customary and (5) is a reference to any of the foregoing as amended, substituted, reissued or reenacted.

           "Lease Term" shall mean the Basic Lease Term and, if any, the Renewal Lease Term.

           "Lessee Lien" shall mean any Lien over all or any part of the Aircraft arising as a result of any act or omission by Lessee.

           "Lessor Lien" shall mean any Lien over all or any part of the Aircraft arising as a result of any act or omission by Lessor, including any Lien over all or any part of the Aircraft arising as a result of (a) claims against Lessor not related to the transactions contemplated or permitted by this Agreement or the other Operative Documents, (b) claims against Lessor for Taxes not indemnified against by Lessee hereunder or under any other Operative Document or (c) claims against Lessor arising out of the voluntary transfer by Lessor of all or any part of its interest in the Aircraft.

           "Letter of Credit" has the meaning set forth in Section 4.4 of the Lease Agreement.

           "Lien" shall mean any mortgage, pledge, lien, charge, encumbrance, hypothecation, lease, sublease, seizure, exercise of rights, security interest, judgment, writ, order or other claim or right of possession of any kind or nature whatsoever, however and wherever created or arising and whether or not consensual (including any agreement or arrangement to give or effect any of the foregoing and any conditional sale or other title retention agreement).

           "Material Adverse Effect" shall mean (1) as of any date, a material adverse change between the date hereof and such date, in the business, assets, financial condition or prospects of Lessee, or (2) the occurrence of any event or the existence of any circumstances that has or could reasonably be expected to have a material adverse effect on (1) the ability of Lessee to carry on its business or to perform its obligations under any Operative Document to which it is or will be a party or (2) the rights or interests of Lessor or any Financing Party under any Operative Document to which it is or will be a party.

           "Operative Documents" shall mean the Lease Agreement, the Novation Documents (as defined in the Novation Agreement), the Acceptance Certificate, each other document delivered by Lessee to Lessor pursuant to Schedule 6, each other document delivered by Lessee to Lessor after the date hereof under or in connection with any of the foregoing and any other document which Lessor and Lessee agree is an "Operative Document".

           "Other Lease" shall mean any other aircraft lease agreement between from time to time (1) Lessor or any Affiliate of Lessor and (2) Lessee or any Affiliate of Lessee.

           "Novation Agreement" shall mean that certain Novation Agreement (MSN 28869), dated as of the date hereof, among Lessor, Lessee and Airframe Manufacturer.

           "Past Due Rate" shall mean a rate equal to a fluctuating rate per annum equal to 300 basis points above the Dollar prime rate in effect from time to time at the main office of Seattle First National Bank, but, in any case, at least 9%, provided that such rate as determined from time to time shall not in any event be higher than the highest rate per annum permitted from time to time under any applicable Law.

           "Payment/Bankruptcy Default" shall mean any Event of Default or any condition, circumstance, act or event described in Section 12.1, 12.2, 12.8 or 12.9, which, upon the giving of notice, the lapse of time and/or the fulfillment of any other condition would constitute or give rise to an Event of Default.

           "Permitted  Lien"  shall  mean  any  Lien  referred  to  in  Sections
6.2.3.1.1 through 6.2.3.1.5 of the Lease Agreement.

           "Person" shall mean any individual, corporation, trust, partnership, unincorporated association, joint venture, association, joint-stock company, government or Government Entity.

           "Rent" shall mean, collectively, Basic Rent, Renewal Rent and Supplemental Rent.

           "Renewal Lease Term" shall mean the period described in Section 3.2.

           "Renewal Rent" shall mean the rent payable during the Renewal Lease Term with respect to the Aircraft pursuant to Section 3.3.

           "Renewal Rent Determination Date" shall mean the date seven months prior to the then scheduled expiration of the Lease Term.

           "Renewal  Rent  Determination  Request"  has the meaning set forth in
Section 3.2 of the Lease Agreement.

           "Renewal Rent Payment Date" shall mean (1) the first day of the Renewal Lease Term and (2) the date in each calendar month during the Renewal Lease Term after the first day of the Renewal Lease Term corresponding to the first day of the Renewal Lease Term (or, if no corresponding date exists in any such calendar month, the last day of such month).

           "Rent Payment Date" shall mean a Basic Rent Payment Date and/or a Renewal Rent Payment Date, as the context may require.

           "Rome Convention" means the Convention for the Unification of Certain Rules Relating to the Precautionary Arrest of Aircraft (Rome, 1933).

           "Secured Obligations" has the meaning set forth in Section 4.2 of the Lease Agreement.

           "Security Agent" shall mean the designated representative, howsoever denominated, of one or more of the Financing Parties, as such agent is identified by Lessor to Lessee from time to time.

           "Security Deposit" has the meaning set forth in Section 4.1 of the Lease Agreement.

           "Security Transaction" has the meaning set forth in Section 14.1.4 of the Lease Agreement.

           "Successor" has the meaning set forth in Section 6.2.1.3.1 of the Lease Agreement.

           "Supplemental Rent" shall mean all amounts, liabilities and obligations (other than Basic Rent and Renewal Rent) which Lessee assumes, agrees or otherwise becomes liable to pay to Lessor or any Indemnified Party hereunder or under any of the other Operative Documents, including payments of or in respect of the Security Deposit, Reserves, Stipulated Loss Value, Expenses, Taxes, interest accrued pursuant to Section 3.5 or other amounts payable under any indemnities.

           "Tangible Net Worth" shall mean, for any Person, the excess of the total assets (excluding goodwill, intangible assets and revaluation of fixed assets) over total liabilities of such Person, each determined in accordance with generally accepted accounting principles consistently applied.

           "Taxes" shall mean any and all present or future fees (including license, documentation and registration fees), taxes (including income, gross receipts, sales, rental, use, turnover, value-added, property (tangible or intangible), excise, franchise, capital, user, transfer, doing business and stamp taxes or duties), licenses, levies, imposts, duties, recording charges or fees, or other charges, assessments, deductions or withholdings of any nature whatsoever, together with any assessments, penalties, late payment charges, notary charges, fines, additions to tax or other similar liabilities with respect to any of the foregoing and interest on any of the foregoing.

           "Tax Indemnitee" shall mean Lessor and its Affiliates and each Financing Party and any successor or assign of any of the foregoing and any Person that is a member of a group that files a consolidated or combined tax return that includes Lessor or any of its Affiliates or any Financing Party.

           "Transaction Documents" has the meaning set forth in Section 4.2 of the Lease Agreement.

           "U.S. Air Carrier" shall mean a commercial United States air carrier as to which there is in force an operating certificate issued by the Secretary of Transportation pursuant to chapter 447 of U.S. Aviation Laws for aircraft capable of carrying 10 or more individuals or 6,000 pounds or more of cargo and an operating certificate issued pursuant to Part 121 of the U.S. Aviation Regulations, or which may operate as an air carrier by certification or otherwise under any successor or substitute provisions therefor.

           "U.S. Aviation Laws" shall mean the provisions of Subtitle VII of Title 49 of the U.S.Code, as amended from time to time, or any similar legislation of the United States enacted in substitution, replacement or supplement of all or any part of such subtitle, together with the U.S. Aviation Regulations.

                                   SCHEDULE 2
                               OPERATIONAL MATTERS
                                   (MSN 28869)


Capitalized terms used but not defined herein (or in any annex hereto) shall have the respective meanings, and shall be interpreted and construed in the manner, set forth in the Lease Agreement (MSN 28869), dated as of June 27, 1997 (the "Lease Agreement"), between Boullioun Portfolio Finance I, Inc. and Western Pacific Airlines, Inc., to which this document is a schedule.

      Section 1.  Maintenance; Operation; Etc.

              1.1 General Maintenance

           Lessee, at its own expense, shall, at all times during the Lease Term and until the Aircraft is returned pursuant to the requirements of the Lease Agreement in the condition and manner required by this Schedule 2 and the Lease Agreement maintain, service, repair, test, inspect and overhaul the Aircraft, or cause the Aircraft (subject to Section 8 of the Lease Agreement) to be maintained, serviced, repaired, tested, inspected and overhauled:

              1.1.1  In accordance with:

     1.1.1.1 The Approved Maintenance Program (which shall not be amended in any way adverse to Lessor's interests or its rights under the Lease Agreement without Lessor's prior written consent, except as may be required by Law or by the applicable rules and regulations of the Aviation Authority).

     1.1.1.2 The Airframe, Engine and Parts manufacturers' maintenance (to the extent not inconsistent with the Approved Maintenance Program), overhaul and repair manuals and documents, including Airframe Manufacturer's Structural Repair Manual.

     1.1.1.3 The rules and regulations of the Aviation Authority, including the rules and regulations with which Lessee must comply in order to enable a legal and valid Airworthiness Certificate for the Aircraft, and the registration of the Aircraft, to be maintained in good standing at all times under applicable Law.

     1.1.1.4 To the extent not inconsistent with the Approved Maintenance Program, U.S. domestic passenger airline standards.

                1.1.2 So as to keep the Aircraft in the same condition (operating and otherwise) as when delivered on the Delivery Date, ordinary wear excepted, with all systems fully functional, in a condition so that the airworthiness certificate can be maintained and operating in accordance with the Airframe, Engine and Parts manufacturers' specifications.

                1.1.3 So as to ensure that the Aircraft at all times receives the same level of attention to maintenance, inspections and improvements as Lessee affords the balance of its fleet, including the method of compliance with ADs, the rules and regulations issued by the Aviation Authority and the incorporation status and method of compliance with SBs.

           1.2  Modifications and Other Maintenance

     Without limiting Lessee's obligations under Section 1.1 of this Schedule 2, Lessee shall, at its own expense:

                1.2.1  Required Modifications

                Procure that the Aircraft shall comply on a terminating basis with (1) all applicable ADs issued by the Aviation Authority and all alert and mandatory SBs issued by Airframe Manufacturer, Engine Manufacturer or the manufacturer of any Part and (2) and all Modifications required to comply with the rules and regulations of the Aviation Authority (clauses (1) and (2), collectively, "Required Modifications"), (y) in the case of ADs and other Aviation Authority-required Modifications, the mandatory compliance date for which action on such basis falls during the Lease Term and (z) in the case of alert and mandatory SBs, the issuance date thereof is prior to the scheduled expiration of the Lease Term, provided that Lessee may, in good faith, contest the validity or application of any such Required Modification during the Lease Term in any manner which does not involve any danger of the sale, forfeiture or loss of the Aircraft or, in the reasonable judgment of Lessor, otherwise materially adversely affect Lessor.

                1.2.2  Corrosion Prevention and Control

                Procure that the Aircraft shall be maintained in accordance with an effective corrosion prevention and control program based on Airframe Manufacturer's Maintenance Planning Document, CPCP and additional manufacturers' recommendations, including the recommendations set forth in SBs. Without limiting the generality of the foregoing, (1) the Approved Maintenance Program shall include a corrosion prevention and control program, including an anti-fungus/biological growth and contamination prevention, testing, control and treatment program of all fuel tanks, (2) periodic inspections of all areas of the Aircraft shall be routinely performed and an application of corrosion inhibiting compound shall be applied to the exposed areas of the Landing Gear, wheel wells, critical surface areas and principal structural elements, (3) periodic inspections, cleanup and resealing shall be performed under all galleys and lavatories, (4) all galley and lavatory floor cover material and floor panels shall be free of damage and tears, secure and properly sealed to prevent moisture ingress and (5) any corrosion found during these inspections shall be promptly repaired in accordance with the Airframe Manufacturer's structural repair manual and a map of all areas with corrosion and a record of the actual percentage of material loss after blend-out of each corroded area shall be prepared.

                1.2.3  Repairs

                1.2.3.1 Procure that all repairs to the Aircraft shall be (1) made by an Approved Maintenance Performer by Aviation Authority-licensed mechanics, (2) classified as major or minor in accordance with the applicable manufacturer's instructions, (3) permanent repairs (or if temporary, shall be made permanent not later than the next Major Check performed on the Aircraft),
(4) accomplished in accordance with FAA-approved data, including engineering change orders, (5) accomplished in accordance with, as applicable, Airframe Manufacturer's Structural Repair Manual, Engine Manufacturer's Maintenance, Overhaul and Repair Manual, any Parts manufacturer's Maintenance, Overhaul and Repair Manual, or equivalent manuals, documents, instructions and/or recommendations issued by the applicable manufacturer of the repaired item, including engineering change orders, (6) accomplished in accordance with the rules and regulations of the Aviation Authority and (7) with respect to all structural repairs, mapped.

                1.2.3.2 Procure that the following information (to the extent applicable) shall be provided by Lessee with respect to each repair for which the cost of repair exceeds the Damage Notification Threshold: (1) a complete description of the damage and the repair, including the specific location and cause of the damage, (2) detailed damage assessment, including (if applicable) identification of the damaged fuselage skin or stringer material specification and identification of the thickness and dimensions of cracks, dents or gouges as compared to manufacturer's allowable limitations, (3) all original engineering orders, work cards, non-routine job cards, manufacturer's written instructions and/or recommendations utilized during accomplishment of the damage assessment and/or repair, (4) all data utilized in connection with the damage assessment and/or repair, including drawings, if applicable, calculations and stress and load analyses, (5) a list of all parts and materials used to accomplish such repair and (6) the original FAA Form 337 and FAA Form 8110-3 (or equivalent forms) for such repair.

                1.2.4  Communications

                Make available for review by Lessor copies of any written communications with the Aviation Authority, Airframe Manufacturer, Engine Manufacturer or other vendors with respect to damage, defects or malfunctions of the Aircraft.

                1.2.5  Correction of Discrepancies

                Diligently   correct   any  and  all   discrepancies   from  the
requirements of the Lease Agreement identified by Lessor.

                1.2.6  Approved Maintenance Performer

                Ensure that only an Approved Maintenance Performer services, maintains, overhauls, repairs or performs any Modifications on or to the Aircraft or any installed engine or part.

                1.2.7  Aviation Authority Approved Parts

                Ensure    that    only    Aviation     Authority-approved    and
manufacturer-approved parts and materials are installed or used on the Aircraft.

                1.2.8  Maintenance of Non-"Engine"

                Notwithstanding anything to the contrary contained herein, maintain any engine which is not an Engine but which is installed on the Airframe as if it were an Engine.

                1.2.9  Certificate of Release

                Have a certificate of release to service issued by appropriately authorized certifying staff after completion of any maintenance or repair of the Aircraft and/or Parts by an Approved Maintenance Performer, which release shall be issued in accordance with the procedures specified in such Approved Maintenance Performer's approved operations specifications.

           1.3  Replacement of Parts

                1.3.1  Replacement of Parts Required

                Except as otherwise provided in Section 1.4 of this Schedule 2 with respect to Modification Parts which may be removed pursuant to Section
1.4.6 of this Schedule 2 and Obsolete Parts, Lessee shall replace, at its own expense, all Parts which may from time to time become worn out, obsolete, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or permanently rendered unfit for use for any reason whatsoever with replacement parts as set forth in this Section 1.3. Each such replacement part incorporated or installed in or attached or added to the Airframe or any Engine shall:

                     1.3.1.1  Free of Liens

                     Be free and clear of all Liens(except for Permitted Liens).

                     1.3.1.2  Good Operating Condition, Etc.

     (1) Be in as good operating condition as such replaced Part, (2) have no more hours, cycles or calendar time than, be no more than six months older than, have the same interchangeable modification status as, and have a value and utility at least equal to, the Part replaced, assuming such replaced Part was in the condition and repair required to be maintained by the terms hereof, and (3) with respect to avionics, navigation and communications equipment, be of the same make and the same or more advanced model.

                      1.3.1.3  Aviation Authority Tag

     Have a current, legal and valid release certificate/airworthiness approval tag identified as a FAA Form 8130-3, which constitutes evidence of the airworthiness and eligibility of a Part issued by the manufacturer or the Approved Maintenance Performer providing such Part and which shall identify the manufacturer, vendor, manufacturer's part number, serial number, make, model, date and/or total hours and cycles since new or since the last overhaul and, where applicable, indicate that such Part is new, serviceable or overhauled.

Lessee may use a replacement part that does not comply with the requirements of this Section 1.3.1 if a complying part cannot be procured or installed within the available ground time of the Aircraft, provided that the original Part is reinstalled or the noncomplying part is removed and replaced by a complying part, in each case as promptly as practicable (and in any event within 60 days of removal or, if earlier, on or before the last day of the Lease Term).

                1.3.2  Ownership of Parts

                Immediately upon any part's (including Modification Parts) becoming incorporated in, installed on or attached to the Airframe or any Engine, without further act (1) title to such part shall thereupon vest in Lessor, free and clear of all Liens (other than Permitted Liens), (2) such part shall become subject to the Lease Agreement and be deemed a "Part" of such Airframe or such Engine for all purposes hereof and (3) title to any replaced

Part shall thereupon vest in Lessee, free and clear of all rights of Lessor and all Lessor Liens and shall no longer be deemed a Part hereunder, except that with respect to non-complying parts described in the last sentence of Section
1.3.1 of this Schedule 2 where such non-compliance is due to the failure to meet the requirements of Section 1.3.1.1 or 1.3.1.2 of this Schedule 2 and the parts described in Section 1.4.6 of this Schedule 2, title thereto shall not vest in Lessor. Lessee will at its own expense take all such steps and execute, and procure the execution of, all such instruments as Lessor may reasonably require and which are necessary to ensure that title so passes to Lessor according to all applicable laws. At any time when requested by Lessor, Lessee will provide evidence to Lessor's reasonable satisfaction (including the provision, if required, to Lessor of a legal opinion) that title has so passed to Lessor. All Parts (other than Modification Parts) at any time removed from the Airframe or any Engine shall remain the property of Lessor, no matter where located, until such time as such Parts shall be replaced by Parts which have been incorporated or installed in or attached to the Airframe or any Engine and which meet the requirements set forth in Section 1.3.1 of this Schedule 2. Upon any removal of Modification Parts pursuant hereto, title thereto shall, without further act, vest in Lessee free and clear of all rights of Lessor and all Lessor Liens, and such Modification Part shall no longer be deemed a Part hereunder.

                1.3.3  Removed Parts

                The asset value, performance standards, manufacturer's specifications, modification status, interchangeability status and SB and AD incorporation status of all removed Parts shall be maintained during the accomplishment of all maintenance, modifications, inspections, repairs and overhauls.

           1.4  Modifications

                1.4.1  Ability to Modify

                Lessee, at its own expense, may from time to time add further parts or accessories and make such Modifications to the Airframe or any Engine as Lessee may deem desirable in the proper conduct of its business (so long as title to any Obsolete Parts shall remain in Lessor), provided that:

                      1.4.1.1  No Major Modifications

     Lessee shall not, without Lessor's prior written consent, make any Major Modifications to the Aircraft, and in connection with obtaining such consent Lessee shall (1) provide Lessor with advance copies of all designs, plans, diagrams, drawings and data to be used by Lessee in accomplishing such Major Modifications and (2) obtain the prior approval of the Aviation Authority evidenced by the issuance by the Aviation Authority of a supplemental type certificate or similar certificate.

                      1.4.1.2  May Not Diminish Value, Etc.

     No such Modification shall diminish the value or utility of the Airframe or such Engine, or impair the condition or airworthiness thereof, below the value, utility, condition or airworthiness thereof immediately prior to such Modification, assuming the Airframe or such Engine were then of the value and utility and in the condition and repair required to be maintained by the terms of the Lease Agreement and each other Operative Document.

                1.4.2  No Obligation of Lessor to Pay

                Except as required under Section 1.2.1 of this Schedule 2, Lessor shall not be required under any circumstances to pay directly or indirectly for any Modifications.

                1.4.3  Removal of Modification Part

                Notwithstanding the foregoing, Lessee may, at any time during the Lease Term, so long as no Payment/Bankruptcy Default shall have occurred and be continuing, remove or suffer to be removed any such Modification Part, provided that such Modification Part (1) is in addition to, and not in replacement of or substitution for, any Part originally incorporated or installed in or attached to the Airframe or any Engine at the time of delivery thereof or any Part in replacement of or substitution for any such Part, (2) is not required to be incorporated or installed in or attached or added to the Airframe or any Engine pursuant to the terms hereof and (3) can be removed from the Airframe or such Engine without damaging the Airframe or such Engine (unless such damage is repaired by Lessee) or diminishing or impairing the value, utility, condition or airworthiness which the Airframe or such Engine would have had at such time had such Modification not been made, assuming the Airframe or such Engine was then of the value and utility and in the condition and repair required to be maintained by the terms of the Lease Agreement and the other Operative Documents.

                1.4.4  Reversal of Modification

                Except as otherwise agreed by Lessor in writing, upon the written request of Lessor, to be given at least 30 Business Days prior to the scheduled expiration of the Lease Term, Lessee shall, on or before the last day of the Lease Term and at its own expense, reverse any Modification and restore the Aircraft to its required condition as if such Modification had not been made.

                1.4.5  Title to Removed Modification Part

                Upon the removal by Lessee of any Modification Part as provided in Sections 1.4.3 and 1.4.4 of this Schedule 2, title thereto shall, without further act, vest in Lessee free and clear of Lessor and all Lessor Liens, and such Modification Part shall no longer be deemed a Part of the Airframe or Engine from which it was removed. Any Modification Part not removed by Lessee as above provided prior to the return of the Airframe or Engine to Lessor hereunder shall remain the property of Lessor.

                1.4.6  Passenger Communication Equipment

                Notwithstanding Sections 1.3.1.1 and 1.3.2 of this Schedule 2, Lessee may from time to time install on the Aircraft equipment that is leased or conditionally sold to Lessee (and title to such equipment shall remain vested in the lessor or conditional vendor thereof) if (1) such equipment is passenger communications and entertainment equipment and (2) it can be removed without causing material damage to the Aircraft and any damage caused by such removal is, prior to Return, repaired so that the Aircraft is restored to a condition at least as good as prior to such installation (ordinary wear and tear excepted).

                1.4.7  Service Bulletin Kits

                During the Lease Term, Lessee shall from time-to-time request, and shall install or retain, all SB kits relating to the Aircraft, any Engine or any Part which are available to Lessee at no cost other than shipping and handling costs. If any "no cost" period lapses without Lessee acquiring such kit, Lessee shall be obligated to acquire such kit at the manufacturer's then cost for such kit.

           1.5  Documentation

                1.5.1 During the Lease Term, Lessee shall maintain:

                      1.5.1.1 The Delivery Documentation and all other documentation delivered to Lessee with respect to the Aircraft, either Engine or any Part.

                      1.5.1.2 All other logbooks, records (including, without limitation, records relating to the operation, service, inspection, maintenance, modification, testing, overhaul and repair of the Aircraft and all Parts installed therein or thereon), manuals (including, without limitation, operations, maintenance, repair, overhaul or parts manuals), data, drawings or other documents (1) that are required to be maintained during the Lease Term under the terms of the Lease Agreement or any other Operative Document, by the Aviation Authority, the Approved Maintenance Program, Airframe Manufacturer, Engine Manufacturer or the manufacturer of any Part and those that are provided to Lessee or otherwise maintained during the Lease Term with respect to the Aircraft (including, without limitation, the Airframe, any Engine, the APU and Parts) and (2) in a manner necessary to ensure that the Aircraft is at all times in FAA Condition. Any such documents which Lessee is no longer required to retain under the provisions of Lessee's approved maintenance policies and the requirements of the Aviation Authority shall be returned to Lessor at or before the Return.

     1.5.1.3 Updates or additions to any of the foregoing and renewals, revisions and replacements to any of the foregoing from time to time created or obtained in accordance with the Lease Agreement or any other Operative Document, applicable Law or otherwise.

                           1.5.1.3.1  In the English language.

     1.5.1.3.2  Current  and  up-to-date   (through   subscription  to  Airframe
Manufacturer and Engine Manufacturer update services and with all documents and records unique to the Aircraft to be maintained unique to the Aircraft).

     1.5.1.3.3 In conformity with the rules of the Aviation Authority and with normal practices of Lessee, and in a manner necessary to ensure that the Aircraft is at all times in FAA Condition.

                           1.5.1.3.4  So that such documentation:

     1.5.1.3.4.1 Accurately discloses the location of each Engine and Part not installed on the Airframe.

     1.5.1.3.4.2 Accurately records the amount of time consumed and/or the cycles of use (as appropriate) of the Airframe, each Engine and all Parts (including the APU) and all work performed thereon.

     1.5.1.3.4.3 Contains accurate back-to-birth records of (1) each life-limited Part first installed on the Aircraft on the Delivery Date to the extent back-to-birth records therefor were delivered to Lessee on the Delivery Date and (2) all life-limited/Part first installed on the Aircraft by Lessee during the Lease Term.

                1.5.2 Any Aircraft Documentation not already owned by Lessor, when and as created or obtained by Lessee, shall thereupon become the property of Lessor.

           1.6  Operation

                1.6.1 Lessee shall not operate the Aircraft (or permit the operation of the Aircraft) in violation of any Law of any Government Entity having jurisdiction, in violation of the Approved Maintenance Program, any manufacturer's operating manuals, recommendations or instructions, in violation of any airworthiness certificate, license or registration relating to the

Aircraft issued by any such Government Entity or in any manner inconsistent with the practices of U.S. domestic aircraft carriers.

                1.6.2  Lessee shall not operate or locate the Aircraft or permit the Aircraft to be operated or located (1) outside of the Permitted Jurisdictions, (2) on routes other than those approved by the government of the State of Registration (if the government of the State of Registration is approving routes) between destinations in the Permitted Jurisdictions, (3) except as permitted pursuant to Section 8.5 of the Lease Agreement, in any area excluded from coverage by any insurance in effect or required by the terms of the Lease Agreement or in any war zone or in any recognized or threatened area of hostilities (without Lessor's consent) and unless fully covered to the satisfaction of Lessor by war-risk and allied perils insurance.

                1.6.3 Lessee shall not use, suffer or cause the Aircraft to be used for the carriage of (1) whole animals living or dead (other than living humans) except in the cargo compartments according to I.A.T.A. regulations and except domestic pet animals carried in suitable containers to prevent the escape of any liquid and as to ensure the welfare of the animal, (2) explosives, acids, toxic chemicals or other corrosive materials, unless the same are appropriately packaged and labeled in compliance with applicable Law, (3) nuclear fuels or wastes, (4) illegal drugs, controlled substances or the like or (5) any other goods, materials or items of cargo which are prohibited by Law or which could reasonably be expected or anticipated to cause damage to or forfeiture or seizure of the Aircraft.

                1.6.4 Lessee shall not use, or permit the use of, the Aircraft for testing or for training, qualifying or reconfirming the status of flight crew members other than employees of Lessee, and then only if the use of the Aircraft for such purpose is not disproportionate to the use for such purpose of other Airframe Manufacturer Model 737-300 aircraft owned or operated by Lessee.

                1.6.5 Notwithstanding anything herein to the contrary, Lessee shall not install, and shall not permit the installation of, any Engine on any airframe that is not an Airframe Manufacturer Model 737-300 or -500 airframe.

           1.7  Identification Plates, Etc.

           Lessee shall affix and at all times maintain in respect of the Airframe and each Engine and the APU a fireproof and legible identification plate of a reasonable size, in the location specified below, that contains the following legends or any other legend requested from time to time by Lessor in writing:

     1.7.1 In the case of the Airframe, in the upper sill of the left-hand forward entry door, adjacent to Airframe Manufacturer's plate, "THIS AIRCRAFT IS OWNED BY BOULLIOUN PORTFOLIO FINANCE I, INC. AND IS HELD UNDER LEASE BY WESTERN PACIFIC AIRLINES, INC."

     1.7.2 In the case of each Engine, in a clearly visible place in close proximity to the manufacturer's plate, "THIS ENGINE IS OWNED BY BOULLIOUN
PORTFOLIO FINANCE I, INC. AND IS HELD UNDER LEASE BY WESTERN PACIFIC AIRLINES, INC."

     1.7.3 In the case of the APU, in a clearly visible place in close proximity to the manufacturer's plate, "THIS APU IS OWNED BY BOULLIOUN PORTFOLIO FINANCE I, INC. AND IS HELD UNDER LEASE BY WESTERN PACIFIC AIRLINES, INC."

           If any such identification plate is lost or damaged or becomes illegible, Lessee shall promptly replace it with a identification plate complying with the requirements of this Section 1.7. If Lessor sells or transfers its interest in the Aircraft in accordance with the Lease Agreement or if Lessor notifies Lessee that any Security Agent is a mortgagee of the Aircraft, then Lessee will promptly replace all identification plates with new identification plates which specify the new owner and lessor of the Aircraft and/or which note the interests of such Security Agent, in any case in the manner specified by Lessor. Lessee shall not alter or remove or permit the alteration or removal of the registration certificate or the nationality and registration marks required to be maintained on the Aircraft.
           1.8  Costs of Maintenance, Operation, Etc.

                1.8.1  In General

                Except as expressly provided herein, Lessee shall pay or cause to be paid all costs incurred in the operation of the Aircraft for profit or otherwise during the Lease Term, including the costs and expenses of flight crews, cabin personnel, fuel, oil, lubricants, maintenance, insurance, landing fees, navigation fees, airport charges, passenger service and any and all other expenses or claims of any kind or nature, directly or indirectly incurred or imposed in connection with or related to the acceptance, delivery, nondelivery, lease, sublease, charter, subcharter, deregistration, reregistration, possession, use, presence, existence, operation, condition, storage, preparation, installation, testing, manufacture, design, modification, alteration, maintenance, repair, re-lease, sale, return, transportation, transfer, exportation, importation, abandonment or other disposition of the Aircraft, the Airframe, any Engine or engine or Part or any other thing delivered under the Lease Agreement during the Lease Term.

                1.8.2  Payment of Flight Charges

                Without limiting the effect of Section 6.2.3 of the Lease Agreement, Lessee shall pay promptly upon the same becoming due and payable all Flight Charges incurred by Lessee whether in respect of the Aircraft or any other aircraft of Lessee, except to the extent being contested in good faith by appropriate proceedings (and for the payment of which adequate reserves have been provided) so long as such contest does not involve any material danger of the sale, forfeiture or loss of the Airframe, any Engine or any Part or any interest therein or any adverse effect on Lessor. Upon Lessor's written request, Lessee shall provide to Lessor a list of the airports to which Lessee operates the Aircraft and, if also reasonably so requested by Lessor, any other aircraft operated by Lessee. Upon Lessor's written request, Lessee shall authorize Lessor (or its designee) to confirm the status of Lessee's payment of Flight Charges at such airports or with any other Government Entity specified by Lessor.

           1.9  Inspection

                1.9.1  Maintenance Schedule

                During the Lease Term, Lessee shall furnish Lessor such information concerning the location, condition, maintenance, use and operation of the Aircraft as Lessor may reasonably request. Lessee shall provide Lessor with maintenance schedules relating to the Aircraft from time to time as such schedules are adjusted or updated. Lessee shall give Lessor reasonable prior notice of the date of, and any change in the date of, any Major Checks and/or planned visit to a maintenance facility, in order to enable Lessor, or its agents, representatives or designees, to inspect the Aircraft (including the Aircraft Documentation) at Lessee's maintenance facility and at the time and place any such Major Checks or visits occur.

                1.9.2  Reasonable Inspections

                      1.9.2.1  Lessor's Inspections

     At all reasonable times (including during Major Checks), Lessor's personnel and/or its authorized representatives (including the personnel and/or authorized representatives of a potential Follow-On Operator) may (at Lessor's expense, or if such inspection is made in connection with or following an Event of Default which is then continuing, at Lessee's expense) inspect the Airframe and Engines and inspect and make copies of the books and records of Lessee relating to the Airframe and Engines and the maintenance of the Airframe and Engines (including any Aircraft Documentation, the Approved Maintenance Program, and also including, for the avoidance of doubt, any airworthiness directive and service bulletin compliance records, component life status reports, and the then-current aircraft configuration), and if such inspection is made at the time of any maintenance operation, such Persons may inspect behind any panels, bays or other apertures that have already been opened in the course of such maintenance operation, provided that, so long as no Event of Default shall have occurred and be continuing, no exercise of such inspection right shall unreasonably interfere with the normal operation or maintenance of the Aircraft by Lessee and provided that if Lessor detects or observes any corrosion or other condition requiring repair under the Approved Maintenance Program, and such corrosion or other condition is not limited to the then-open panels, bays or other components of the Aircraft, Airframe or Engine, then Lessor shall be entitled to require Lessee to open, or cause to be opened, such additional panels as may be necessary to identify, correct, repair or defer such corrosion or condition in accordance with the Approved Maintenance Program, the Airframe Manufacturer
Structural Repair Manual and the Corrosion Prevention Manual. Except with respect to inspections occurring after the occurrence and during the continuation of an Event of Default and except during the last 12 months of the scheduled Lease Term, in both cases, in connection with the potential transition of the Aircraft from Lessee, Lessor shall not designate any personnel of any competitor of Lessee as Lessor's authorized representative under this Section 1.9.2.1.

                      1.9.2.2  Purchase and/or Follow-On Lease

     Without limiting any other provision of the Lease Agreement or any other Operative Document, upon request by Lessor, Lessee shall from time to time during the Lease Term make the Aircraft, including the Aircraft Documentation, available for inspection and/or photocopying to designated representatives or technical teams evaluating the Aircraft for purchase and/or use after the end of the Lease Term. Lessor agrees to give Lessee reasonable advance notice of any such inspection and, so long as no Payment/Bankruptcy Default shall have occurred and be continuing, to coordinate such inspections with Lessee so as not to unreasonably interfere with Lessee's operation or maintenance or with its personnel. All such inspections and photocopying shall be at the sole cost of Lessor (or if such inspection is made in connection with or following an Event of Default which is then continuing, at Lessee's expense). Lessee will cooperate with Lessor, or any prospective purchaser or Follow-On Operator, in permitting and facilitating the review of the Approved Maintenance Program, including work cards, for the purpose of transitioning the Aircraft to a different maintenance program.

                1.9.3  No Duty to Inspect

                Lessor shall not have a duty to make any such inspection nor shall it incur any liability or obligation to Lessee by reason of making or not making any such inspection.

      Section 2.  Maintenance Reserve Payments

           2.1  Maintenance Reserve Amounts

                2.1.1  Maintenance Reserve Amounts

                Lessee shall pay to Lessor with respect to the Lease Term on the fifteenth day of each calendar month, commencing on the fifteenth day of the calendar month following the Delivery Date, and ending on the fifteenth day of the calendar month following the last day of the Lease Term, the amounts set forth below:

                      2.1.1.1  Airframe Reserve Amount

     In respect of the Airframe, the Airframe Reserve Amount for each Airframe Flight Hour that the Airframe is operated during the preceding calendar month.

                      2.1.1.2  Engine Overhaul Reserve Amount

     In respect of each Engine, the Engine Overhaul Reserve Amount for each Engine Flight Hour that each Engine is operated during the preceding calendar month.

                      2.1.1.3  Engine Life-Limited Parts Reserve Amount

     In respect of life-limited Parts installed in each Engine, the Engine Life Limited Part Reserve Amount for each Engine Cycle completed by such Engine during the preceding calendar month.

                      2.1.1.4  Landing Gear Reserve Amount

     In respect of the Landing Gear, the Landing Gear Reserve Amount for each Airframe Flight Hour that the Airframe is operated during the preceding calendar month.

                      2.1.1.5  APU Reserve Amount

     In respect of the APU, the APU Reserve Amount for each Airframe Flight Hour that the Airframe is operated during the preceding calendar month.

                2.1.2  Assumed Hour-to-Cycle Ratio Amount

                The Dollar  amounts  referred  to in this  Section  2.1  (except
Section 2.1.1.3) are based upon the Assumed Hour-to-Cycle Ratio. On or about each anniversary of the Delivery Date, Lessor and Lessee shall determine whether during the preceding 12 months the actual ratio fell below or rose above this assumed level by more than 0.1, and if so the relevant Dollar amounts shall be adjusted upwards or downwards to reflect such actual ratio, the amount of such adjustment to be determined by mutual agreement of Lessor and Lessee after prompt, good faith negotiation.

                2.1.3  Reserve Inflation Rate

                Each of the Dollar amounts set forth in this Section 2.1 (as may have been previously adjusted pursuant to the preceding paragraph), and as adjusted pursuant to this paragraph shall be adjusted on the anniversary of the Delivery Date each year during the Lease Term by multiplying (1) such Dollar amount by (2) the Reserve Inflation Rate.

           2.2  Reimbursement

                2.2.1  Airframe Reimbursement

                Lessor shall, subject to Section 2.4 of this Schedule 2 and if no Default has occurred and is then continuing, reimburse Lessee from the Airframe account for the actual costs incurred by Lessee in respect of labor and materials consumed during the Airframe 7C/SI Check (or equivalent) (excluding APU and Landing Gear) including the cost of defect rectification (but excluding components (unless they are scheduled to be overhauled at that check and their lives are fully restored) and any maintenance resulting from design faults or damage covered by warranty or caused by accidental damage, foreign objects, faulty maintenance or operational mishandling).

                2.2.2  Engine Reimbursement

                Lessor shall, subject to Section 2.4 of this Schedule 2 and if no Default has occurred and is then continuing, reimburse Lessee for the cost of a scheduled Basic Shop Visit pursuant to the Approved Maintenance Program, from the appropriate Engine sub-account and for such amounts as are equal to the costs incurred by Lessee for such Basic Shop Visit, including replacement of life-limited parts and components that are scheduled for overhaul or replacement at that Basic Shop Visit and for the portion of unscheduled overhauls that replace work which would have been carried out at the time of a scheduled removal or overhaul (but excluding any maintenance resulting from design faults or damage covered by warranty or caused by accidental damage, foreign objects, faulty maintenance or operational mishandling).

                2.2.3  APU Reimbursement

                Lessor shall, subject to Section 2.4 of this Schedule 2 and if no Default has occurred and is then continuing, reimburse Lessee from the APU account the actual costs incurred by Lessee in respect of labor and materials consumed during a scheduled Basic Shop Visit for the APU, including the cost of defect rectification (but excluding any maintenance resulting from design faults or damage covered by warranty or caused by accidental damage, foreign objects, faulty maintenance or operational mishandling).

                2.2.4  Landing Gear Reimbursement

                Lessor shall, subject to Section 3.4 of this Schedule 2 and if no Default has occurred and is then continuing, reimburse Lessee from the Landing Gear account the actual costs incurred by Lessee in respect of labor and materials consumed during any scheduled Landing Gear Overhaul, including the cost of defect rectification (but excluding any maintenance resulting from design faults or damage covered by warranty or caused by accidental damage, foreign objects, faulty maintenance or operational mishandling).

           2.3  Account Balances

           Lessor shall keep a notional running account in respect of the Airframe, each Engine (with overhaul and life limited parts sub-accounts), the APU and the Landing Gear to which shall be credited all amounts in respect thereof received under Section 2.1 hereof and debited all sums paid in respect thereof by Lessor to, or on behalf of, Lessee under Section 2.2.

           2.4  No Negative Balances

           Lessor shall not be obliged to pay any sum under Sections 2.2 of this
Schedule 2 to the extent the amount requested would exceed the lesser of (1) the balance in the relevant notional account at and as of the time the relevant check, Basic Shop Visit or Landing Gear Overhaul was completed and (2) the balance of such notional account at the time Lessor is required pursuant to this
Section 2 to make a payment to Lessee in respect of such request. In any case in which the amount paid to Lessee is not sufficient to pay the cost of such check, Basic Shop Visit or Landing Gear Overhaul, to such extent Lessee shall be obligated to meet such costs from its own resources. No shortfall may be carried forward or made the subject of any further claim for reimbursement.

           2.5  Rights in Reserves

           For the avoidance of doubt, it is agreed and acknowledged that as between Lessor and Lessee the amounts in the accounts referred to in Section 2.3 of this Schedule 2 are the sole and exclusive property of Lessor and Lessor shall be entitled to retain absolutely any credit balance, including any interest thereon, on the accounts referred to in Section 2.3 of this Schedule 2 remaining after any expiration or termination of the Lease Term, except as set forth in Section 10.2 of the Lease Agreement.

           2.6  Payments

           Lessee shall submit to Lessor detailed and substantiated labor and material invoices for all maintenance for which reimbursement is sought under this Section 2 (using best efforts so that Lessor receives such invoices not later than the 30th day following receipt by Lessee of such invoices from the Approved Maintenance Performer (or, if such maintenance is performed by Lessee, not later than the 30th day following completion of such maintenance)). Lessor shall pay to Lessee all amounts reimbursable hereunder promptly upon its receipt of such invoices. In the event that any payment otherwise due to Lessee is not paid to Lessee as the result of any Default then continuing, Lessor shall pay such amount to Lessee promptly upon Lessee's having cured such Default, but only if no other Default shall be then continuing.

      Section 3.  Return of the Aircraft

           3.1  Date and Location of Return

           Not later  than the end of the Lease  Term,  subject  only to Section
10.2 of the Lease Agreement, Lessee, at its own risk, cost and expense, shall return the Aircraft, including the Airframe, the Engines, all Parts thereof and the Aircraft Documentation to Lessor at the Return Location in accordance with the provisions of the Lease Agreement, including this Schedule 2, and the other Operative Documents.

           3.2  Condition of Aircraft

           At Return, Lessee shall, at its sole risk, cost and expense, procure that the Aircraft is free and clear of all Liens (other than Lessor Liens) and that the Aircraft complies in all respects with the conditions and requirements set forth in the Lease Agreement, including Annex 1 to this Schedule 2, and the other Operative Documents.

           3.3  Final Inspection

                3.3.1 No less than 120 days prior to commencement of the Return,
Lessee shall provide Lessor with written notice of the date of, and a reasonably complete plan for the content of, the Final Maintenance and, no less than 30 days in advance of the commencement of the Final Maintenance, shall give Lessor further written notice of the date of, and any changes to the plan for, the Final Maintenance. During such Final Maintenance, the Aircraft, including the Aircraft Documentation, shall be made available to Lessor and/or Lessor's agents, representatives and designees (each, an "Inspecting Party") for ground inspection by the Inspecting Parties at Lessee's facilities or such other location as may be agreed by Lessor and Lessee. No less than 60 days prior to the end of the Lease Term, Lessee shall make available to the Inspecting Parties such documentation regarding the condition, use, maintenance, operation and history of the Aircraft during the Lease Term as Lessor may reasonably request. The Final Inspection shall include the procedures set forth in Annex 1 to this
Schedule 2. During the Final Inspection, Lessor's personnel shall have the right to have the right to reasonably request additional panels or areas be opened in order to allow further inspection by any Inspecting Party. Lessee shall remove the Aircraft from scheduled service and open the areas of the Aircraft as required to perform the Final Maintenance and the other inspections and checks as contemplated in this Section 3 and Annex 1 to this Schedule 2 and otherwise permit Lessor to determine that the Aircraft, including the Aircraft Documentation, is in the condition required under the Operative Documents.

                3.3.2 Promptly after such inspections, except as otherwise agreed in writing by Lessor and Lessee, any discrepancies from the Aircraft return condition requirements set forth in this Section 3, and any discrepancies that must be corrected in order to comply with the Approved Maintenance Program, which shall include clearing of all deferred maintenance items, shall be corrected by Lessee at its cost prior to the operational ground check described in Section 3.4 of this Schedule 2.

           3.4  Operational Ground Check

                3.4.1 Promptly after the correction of any discrepancies pursuant to Section 3.3 of this Schedule 2, Lessee shall conduct an operational ground check of the Aircraft in accordance with the procedures set forth in the Approved Maintenance Program and Airframe Manufacturer's maintenance manual criteria for the purpose of demonstrating to the reasonable satisfaction of Lessor the operation of the systems, including, if required and at Lessee's cost, a full fuel tank leak check, audible ignition check (both systems), pitot and static systems check and hydraulic system internal leak check.

                 3.4.2 Promptly after the operational ground check, except as otherwise agreed in writing by Lessor and Lessee, any discrepancies from the Aircraft return condition requirements set forth in this Section 3, and any discrepancies that must be corrected in order to comply with the Approved Maintenance Program and Airframe Manufacturer's maintenance manual criteria, shall be corrected by Lessee at its cost prior to the demonstration flight described in Section 3.5 of this Schedule 2.

           3.5  Demonstration Flight

                3.5.1 Immediately following the operational ground check pursuant to Section 3.4 of this Schedule 2, but prior to Lessor's technical acceptance of the Aircraft, Lessee shall, using its own pilots, carry out for the Inspecting Parties a demonstration flight in the Aircraft in accordance with such procedures as may be mutually agreed between Lessor and Lessee, which shall be no less stringent than the procedures used in Airframe Manufacturer's predelivery flight test, to demonstrate the proper functioning of the Aircraft systems and components within limits and/or guidelines established by the relevant manufacturers and the Aviation Authority. Such flight shall continue for the duration necessary to perform such check flight procedures, but for a period not exceeding 2 hours of flying time.

                3.5.2 Except as otherwise agreed in writing by the Lessor or Lessee, promptly following such demonstration flight, any deficiencies from the Aircraft return condition requirements set forth in this Section 3, and any discrepancies that must be corrected in order to comply with the Approved Maintenance Program and Airframe Manufacturer's maintenance manual and to achieve the proper functioning of the Aircraft systems and components, shall be corrected by Lessee at its cost prior to Return.

           3.6  Technical Acceptance

           Upon completion of the Final Inspection and, unless otherwise agreed in writing by Lessor and Lessee, correction of any discrepancies or deficiencies required to be corrected by Lessee prior to Return, Lessor shall execute and deliver to Lessee, a Technical Acceptance Certificate which shall, for all purposes hereof, constitute complete, irrevocable and absolute evidence of Lessor's technical acceptance of the Aircraft, except as noted in the Technical Acceptance Certificate.

           3.7  Indemnity

           Lessor hereby assumes liability for and shall fully indemnify and hold harmless Lessee and its Affiliates on demand and shall keep Lessee and its Affiliates fully indemnified at all times and on an after-tax basis from and against all Expenses arising directly or indirectly from any injuries to or deaths of Lessor's representatives or loss of or damage to property of Lessor or its representatives or the Inspecting Parties or designees during the inspections described in this Section 3.

           3.8  Failure to Return Aircraft

           If Lessee shall, for any reason whatsoever, fail to return the Aircraft at the time or in the condition specified herein or return of the Aircraft is not accepted by Lessor (in its sole discretion) because of Lessee's failure to meet the requirements of this Section 3, the obligations of Lessee provided in the Lease Agreement and each other Operative Document to which Lessee is a party (including the obligation to pay Rent) shall continue in effect with respect to the Aircraft, and the Lease Term shall, unless earlier terminated in accordance with the Lease Agreement, be deemed to be extended until Return of the Aircraft to Lessor, provided that this Section 3.8 shall not be construed as permitting or authorizing Lessee to fail to meet, or consenting to or waiving any failure by Lessee to perform, Lessee's obligation to return the Aircraft in accordance with the requirements of the Lease Agreement.

           3.9  Transition

           Lessor intends to lease or sell the Aircraft to another Person at the end of the Lease Term and in order to facilitate such lease or sale of the Aircraft, Lessee agrees to reasonably cooperate with Lessor at Lessor's expense (except to the extent that Lessee is otherwise so obligated hereunder or under any other Operative Document) and to otherwise assist Lessor by, upon Lessor's request:

                3.9.1 Allowing inspections of the Aircraft by the Follow-On Operator (without interrupting any scheduled flight or the Final Maintenance) and, specifically, inspections necessary to determine compliance with the return requirements set forth in this Section 3.

                3.9.2 Scheduling the Return of the Aircraft and the Final Inspection in a manner that will allow for a simultaneous delivery of the Aircraft to the Follow-On Operator.

                3.9.3 Providing Aircraft Documentation and the Aircraft Maintenance Program (including work cards) so that the Follow-On Operator can effect the transition of the Aircraft from the Approved Maintenance Program to the maintenance program of the Follow-On Operator.

                3.9.4 Performing maintenance or modifications to the Aircraft in addition to those required upon Return as reasonably requested by Lessor (subject to agreeing compensation and scheduling with Lessee for any such additional maintenance or modifications).

           3.9.5 Assisting Lessor in obtaining a certificate of airworthiness for the Aircraft, including, if desired by Lessor, an FAA Standard Certificate of Airworthiness for Transport Category Aircraft for operation by a U.S. Part 121 operator.

           3.10  [Intentionally Left Blank]

           3.11  Deferred Discrepancy Correction

           Lessor may, at its sole option, accept delivery of the Aircraft and any discrepancies found during the ground inspection, operational ground check and operational test flight set forth in this Section 3 that were not corrected by Lessee prior to return of the Aircraft to Lessor may be corrected by Lessor or its designee after return of the Aircraft, at Lessee's cost and expense, provided that this Section 3.11 shall not be construed as permitting or authorizing Lessee to fail to meet, or consenting to or waiving any failure by Lessee to perform, Lessee's obligation to return the Aircraft in accordance with the requirements of the Lease Agreement. Lessee shall reimburse Lessor on demand for the expenses incurred by Lessor in accomplishing such discrepancy corrections.

                                                                      Annex 1 to
                                                                   Schedule 2 to
                                                                 Lease Agreement
                                                                     (MSN 28869)


                                   ANNEX 1 TO
                                   SCHEDULE 2
                                RETURN CONDITIONS


Capitalized terms used but not defined herein (or in any attachment hereto) shall have the respective meanings, and shall be interpreted and construed in the manner, set forth in the Lease Agreement (MSN 28869), dated as of June 27, 1997 (the "Lease Agreement"), between Boullioun Portfolio Finance I, Inc. and Western Pacific Airlines, Inc., to which this document is an annex to a schedule.

      Section 1.  Condition of Airframe and Engines

      On the last day of the Lease Term, the Aircraft (1) shall be in compliance with Boeing Detail Specification D6-38604-28 Revision A dated June 9, 1997, except as changed in a manner either required or permitted pursuant to the Lease Agreement or any other Operative Document and (2) shall:

           1.1  General Requirements

           Have been operated, maintained and repaired in accordance with the Lease Agreement, have all the same capabilities as on the Delivery Date, have all of its components and systems functioning in accordance with relevant manufacturer's specifications and within applicable limits and comply materially with the requirements of Attachment 1 to this Annex 1.

           1.2  Condition Permitting Commercial Operation

           Be in FAA Condition and in a condition permitting immediate commercial passenger and cargo revenue service by Lessee under the applicable operating regulations of the Aviation Authority. Lessee shall have reversed any Modification as required by Section 1.4.4 of Schedule 2 to the Lease Agreement.

           1.3  Deregistration and Export Matters

           Have, and be in compliance with, at Lessor's option, (1) a valid export certificate of airworthiness (or its equivalent) or (2) a valid certificate of airworthiness (or its equivalent), in either case, issued by the Aviation Authority.

           1.4  Final Airframe Check

                1.4.1  Required Check

                With respect to the Airframe, have accomplished immediately after removal from service and immediately prior to delivery to Lessor the completion of the next due "C" check in accordance with Airframe Manufacturer's Maintenance Planning Document in respect of the Aircraft under the Approved Maintenance Program (which checks shall incorporate all lower-level checks, structural inspections and any special repair items or special inspections (including CPCP items) as well as inspections that have a frequency less than a "C" check) (with the effect that no Major Check for the Airframe shall be required under the Approved Maintenance Program for 3,000 Airframe Flight Hours).

                If during the Lease Term the Aircraft is maintained under a phased maintenance program (as opposed to a block maintenance program), Lessee shall, at Lessee's cost and expense, perform all checks, inspections, maintenance, etc., necessary to return the Aircraft to a block maintenance program based upon the Boeing Maintenance Planning Document and otherwise acceptable to Lessor.

                1.4.2  Related Work

                Have, as a part of the final "C" Check, completed a refurbishment of the flight deck and Cabin and all interior and flight deck equipment, which shall include replacement of damaged, discolored or severely worn seat suits and cushions and other work to insure that such seats are in good operating condition. The Aircraft carpeting shall be replaced.

           1.5  ADs, SBs, Etc.

           (1) Be in compliance on a terminating basis with all Required Modifications where (a) in the case of ADs and other Aviation Authority-required Modifications, the mandatory compliance date for which action on such basis falls during the Lease Term or 12 months (or the equivalent hours and cycles based on Lessee's then current usage of 737-300 aircraft) after the Return and
(b) in the case of alert and mandatory SBs, the issuance date thereof is during the Lease Term and the recommended incorporation date falls during the Lease Term or 12 months after (or the equivalent hours and cycles based on Lessee's then current usage of 737-300 aircraft), and (2) have no required inspection under any outstanding Aviation Authority AD or under any alert or mandatory SB or instruction due within either (a) as applicable, 12 months (or the equivalent hours and cycles based on Lessee's then current usage of 737-300 aircraft) or
(b) a full inspection period whichever is less, provided that, in the case of both clauses (1) and (2), in the event that Lessee has obtained a waiver or deviation from the Aviation Authority, Airframe Manufacturer or from any such manufacturer from having to comply with any such Required Modification or inspection, Lessee shall, irrespective of such waiver or deviation, comply with all such Required Modifications and inspections prior to the Return. In the case of each such Required Modification, Lessor shall reimburse Lessee for the cost of such modification pursuant to Section 2 of Schedule 3 to the Lease Agreement as if such modification fell within the scope of such section, provided further that if Lessor shall be so required to reimburse Lessee, Lessee shall, prior to performing such modification, provide Lessor with at least 10 Business Days written notice of Lessee's intent to perform such modification together with a detailed cost estimate, and Lessor may, within such 10 Business Day period, elect to have Lessee not perform such modification.

           1.6  Engine Condition

           Have neither Engine on watch for any reason whatsoever, and (1) each of the Engines shall have an EGT margin of not less than 22(degree)C, (2) the trend monitoring data for each Engine shall not exhibit any abnormal trends during the six month period prior to Return, and (3) the Engine operational and performance parameters shall be sufficiently within limits specified by Engine Manufacturer and the condition of the Engine shall otherwise be such to permit full take-off power to manufacturer's specification. If Lessor and Lessee are unable to agree whether such criteria have been met, Lessor and Lessee shall consult a qualified Engine Manufacturer engineer and agree to be bound by the determination of such engineer (the cost of such engineer to be shared equally by Lessor and Lessee). Any deficiencies shall be corrected by Lessee.

                1.6.1  Engine Borescope

                With respect to each Engine, have had a complete (100% of all stages) video borescope inspection performed by Lessee during Final Inspection, and in the presence of the Inspecting Parties, and satisfactory evidence shall be provided to Lessor reflecting the correction of any discrepancies from manufacturer or regulatory limitations, specifications and/or tolerances found during such inspection.

                1.6.2  Full-Rated Performance

                Be capable of certificated, full-rated performance without limitations throughout the operating envelope as defined in the airplane flight manual; performance compliance will be demonstrated by one or two of the following, at Lessor's option: (1) at the time of the acceptance flight test,
(2) by on-wing static inspection and testing of the powerplants in accordance with the engine maintenance manual, (3) by review of trend monitoring and

EGT/test cell data (in the event an Engine is just out of test cell) or (4) by a power assurance check in accordance with the Approved Maintenance Program and Engine Manufacturer's recommendations.

           1.7  APU Condition

           With respect to the APU, have no more than 3,000 APU hours since last removal and the most recent Basic Shop Visit and capable of full-rated performance, and the APU shall have had a video borescope inspection performed by Lessee during Final Inspection, and in the presence of the Inspecting Parties, and satisfactory evidence shall be provided to Lessor reflecting the correction of any discrepancies from manufacturer or regulatory limitations, specifications and/or tolerances found during such inspection.

           1.8  Landing Gear Condition

           With respect to each Landing Gear, have at least 5,000 Airframe Flight Hours and 3,000 Airframe Cycles remaining until its next scheduled Landing Gear Overhaul.

           1.9  Life Limited Parts

           1.9.1 With respect to each Airframe life and calendar controlled component, have a minimum of 12 months, and 3,200 Airframe Flight Hours and 1,500 Airframe Cycles remaining to next scheduled test, inspection or removal (in accordance with the Approved Maintenance Program), but (1) if a component has a life, overhaul or check interval limit that is less than the above-stated hours, cycles or calendar time requirement (in accordance with the Approved Maintenance Program), then such component shall have a full check interval remaining and (2) "on-condition" and "condition-monitored" components shall be fully functioning in accordance with manufacturer's specifications and shall have been operationally checked and tested during the Final Maintenance and shall have no indication of incipient faults. All Airframe life and calendar controlled components shall on average be no older in hours or cycles than the Aircraft and in no case shall any single such Part be more than six month's older in hours or cycles than the Aircraft, provided that, without limiting the foregoing, each component shall have the same or more recent part or dash number as the component installed on the Aircraft on the Delivery Date.

           1.9.2 No Engine life-limited Parts shall have less than 3,000 Engine Cycles remaining until the next scheduled removal or replacement.

           1.10  Tires and Brakes

           Have at least 50% treads on each of the tires (with not more than two re-caps) and have remaining not less than 50% percent service wear life on each brake. Lessee shall compensate Lessor (at Lessee's then current cost) for the difference in the condition and value of the tires and brakes between the Delivery Date and the Return.

           1.11  Paint

           Be properly stripped and painted in a livery to be designated by Lessor provided that Lessor provides Lessee with necessary templates and drawings at least 15 days prior to the Return, and after such painting Lessee shall balance the rudder in accordance with Airframe Manufacturer procedures.

           1.12  Service Bulletin Kits

           Have all service bulletins for which kits have been received or manufactured by Lessee for the Aircraft, as of the commencement of the Final Inspection, installed thereon prior to Return (with all other such kits received by Lessee after such time to be shipped by commercial carrier to a location specified by Lessor).

           1.13  Fuel and Oil

           With each fuel tank and oil tank containing the same quantity of fuel or oil as was contained in such fuel and oil tanks when the Airframe was delivered to Lessee or, in the case of differences in any such quantities, an appropriate adjustment will be made by payment to Lessor or Lessee, as appropriate, at the then-current market price at the Return Location of fuel or oil, as the case may be.

           1.14  Lessee Certificate

           Be accompanied by a certificate from a senior technical officer of Lessee stating and certifying that:

                1.14.1 The Aircraft has not been involved in any accidents (other than those disclosed on an annex to such certificate) during the Lease Term.

                1.14.2 All Aircraft Documentation for the Aircraft has been delivered with the Aircraft.

                1.14.3 The Aircraft is free of corrosion to the extent required by the Approved Maintenance Program.

                1.14.4 The Engines and APU have been completely borescoped and that either no defects exceeding the relevant manufacturer's tolerances were found or such defects have been repaired.

                1.14.5 All Required Modifications which are required by the Lease Agreement or any other Operative Document to be incorporated in the Aircraft prior to the last day of the Lease Term have been so incorporated on the date and in the manner of described in such certificate.

                1.14.6 The completeness and accuracy of the list of engineering orders attached to such certificate reflecting any Modification to the Aircraft.

                1.14.7 The completeness and accuracy of the record of status of life-limited Parts in each Engine and, if any such Part is a replacement for a previous Part and is not a new Part, the full back-to-birth history of such replacement Part (to the extent required by the Lease Agreement).

      Section 2.  Aircraft Documentation

      At Return, Lessee shall deliver to Lessor at the Return Location the Aircraft Documentation. All Aircraft Documentation provided to Lessor at time of Return shall be listed and included as an attachment to the Technical Acceptance Certificate. Lessee shall ensure that all Aircraft Documentation provided to Lessor shall be in good condition, readable and capable of being reproduced using standard reproduction processes and otherwise shall have been maintained in accordance with the Lease Agreement and the other Operative Documents. All Aircraft Documentation shall be in printed form (except only those documents which Lessee has received or maintained only in non-printed form). Notwithstanding the above, the flight manual shall be revised, if necessary, to delete master change 7200MP3286 ("Thrust Enhancement").

                                                                 Attachment 1 to
                                                                      Annex 1 to
                                                                   Schedule 2 to
                                                                 Lease Agreement
                                                                     (MSN 28869)


                      GENERAL CONDITION RETURN REQUIREMENTS

General

1. The Aircraft shall (a) be clean and in good operational and physical condition by U.S. domestic airline standards for commercial passenger service commensurate with a deep cleaning of the Aircraft, (b) be free of temporary repairs, (c) have no excessive, multiple or overlaid External Repairs, (d) have no repairs not in accordance with Airframe Manufacturer structural repair manual or approved by Airframe Manufacturer, (e) be free of damage and loose, missing or pulled fasteners, (f) be free of scratches, buckles and damage exceeding manufacturer tolerances and (g) have no deferred or hold over maintenance.

2. The Aircraft shall be free of fuel leaks, and the fuel, hydraulic and oil systems of the Aircraft, including the Engines, shall have been tested and free of any contaminants and Lessee shall provide to Lessor the results of laboratory tests of all such systems.

Fuselage, Windows and Doors

3. Windows shall be free of delamination, blemishes, crazing, and shall be properly sealed and free of any air leaks.

4. Doors shall be free moving, correctly rigged and be fitted with serviceable seals, and free of any air noise or leaks.

Wings and Empennage

5. All leading edges shall be free from significant damage.

6. All control surfaces shall be waxed and polished.

7. All unpainted cowlings and fairings shall be polished.

8. Wings shall be free of fuel leaks.

9. With respect to the wings and horizontal stabilizer and all control surfaces, be clean, in good condition, free of dents, cracks, abrasions, stain and discoloration outside of manufacturer tolerances.

Interior

10. Ceilings, sidewalls and bulkhead panels shall be clean and free of cracks and stains.

11. All carpets and seat covers shall be in good condition, clean and stain free and meet applicable fire resistance regulations as required for continued commercial operation by Lessee.

12. All seats shall be serviceable, in good condition and repainted as necessary.

13. All signs and decals shall be clean and legible.

14. All emergency equipment having a calendar life shall have a minimum remaining life of one year or one hundred percent (100%) of its total approved life, whichever is less.

15. All passenger communication systems and entertainment systems shall be functional and in good condition.

Galleys and Galley Equipment

16. All galley areas shall be clean, free from food contamination and free of cracks and corrosion, and meet safety and health standards.

17. All galley areas and equipment shall be in good condition, clean, sealed, stain free and meet safety and health standards.

18. All galley structure, galley inserts and galley carts shall be clean, free of defects and serviceable.

Flight Deck

19. Flight deck shall be clean, free of stains and cracks, and all features shall be functional.

20. All decals shall be clean, secure and legible.

21. All fairing panels shall be free of stains and cracks, shall be clean, secure and repainted, as necessary.

22. Floor coverings shall be clean and effectively sealed.

23. Seat covers shall be in good condition, clean and shall conform to applicable fire resistance regulations.

24. Seats shall be fully serviceable and shall be repainted, as necessary.

Cargo Compartments

25. All panels shall be in good condition, properly installed, free of cracks and stains and properly sealed.

26. All nets shall be in good condition.

27. All decals and required notices shall be installed.

28. All doors shall be in good repair, properly functional, sealed and properly rigged.

Landing Gear and Wheel Wells

29. Landing gear and doors shall be clean, free of leaks and damage, properly rigged and repaired, as necessary.

30. Wheel wells should be clean, free of leaks and damage, and properly treated for corrosion prevention.

31. All decals shall be clean, secure and legible.

32. Wheels shall be clean and free of corrosion.

Corrosion

33. The entire fuselage shall be substantially free from corrosion and shall be adequately treated and an approved corrosion prevention program shall be in operation.

34. After stripping and prior to painting as required in Annex 1 to Schedule 2 to the Lease Agreement, the exterior of the Aircraft shall be inspected and any corrosion, structure damage, or other defects shall be corrected in accordance with the corrosion treatment and correction criteria set forth in the Boeing Structural Repair Manual and the Corrosion Prevention Manual and as recommended by Airframe Manufacturer.

35. Fuel tanks shall be free from contamination and corrosion and a tank treatment program shall be in operation.

                                                                 Attachment 2 to
                                                                      Annex 1 to
                                                                   Schedule 2 to
                                                                 Lease Agreement
                                                                     (MSN 28869)


                       AIRCRAFT AND AIRCRAFT DOCUMENTATION
                        TECHNICAL ACCEPTANCE CERTIFICATE


     Boullioun   Portfolio  Finance  I,  Inc.   ("Lessor")  hereby  accepts  and
acknowledges receipt from Western Pacific Airlines, Inc. ("Lessee") in accordance with the terms and conditions of the Lease Agreement (MSN 28869), dated as of June 27, 1997 (the "Lease Agreement"), between Lessor and Lessee, of:

Aircraft: 737-33R

Airframe Manufacturer's Serial Number:  28869

APU Serial Number:  [______]

Landing Gear Serial Numbers:

Right [______]

Left [______]

Nose [________]

with two installed CFM56-3C-1 engines with Engine Manufacturer's Serial Numbers:

Position (1)  [_________]

Position (2)  [_________]

together with the aircraft documentation described in Supplement 1 hereto and with the operating times and cycles as accumulated on the Aircraft up to the time of redelivery as described in Supplement 2 hereto, and the loose equipment described in Supplement 3 hereto, in [return location] on [date], at /a.m.//p.m./

Lessor and Lessee have each caused this receipt to be duly executed on the above date.

BOULLIOUN PORTFOLIO FINANCE I, INC.


By:
    Title:


WESTERN PACIFIC AIRLINES, INC.


By:
    Title:

                                                                 Supplement 1 to
                                                                 Attachment 2 to
                                                                      Annex 1 to
                                                                   Schedule 2 to
                                                                 Lease Agreement
                                                                     (MSN 28869)


                             AIRCRAFT DOCUMENTATION

                                            Identification

Title/Description              Number                         Quantity

                                                                 Supplement 2 to
                                                                 Attachment 2 to
                                                                      Annex 1 to
                                                                   Schedule 2 to
                                                                 Lease Agreement
                                                                     (MSN 28869)


                       AIRCRAFT STATUS ON ________, 19____

Airframe          __________

   Serial Number:                                        _____________________
   Registration Number:                                  _____________________
   Airframe Flight Hours Since New:                      _____________________
   Airframe Cycles Since New:                            _____________________
   Last C-Check Performed:                               _____________________
   Flight Hours at Last C-Check:                         _____________________
   Cycles at Last C-Check:                               _____________________
   Last Airframe 7C/SI-Check Performed:                  _____________________
   Flight Hours at Last Airframe 7C/SI-Check:            _____________________
   Cycles at Last Airframe 7C/SI-Check:                  _____________________
   Fuel Aboard:                                          _____________________
   Oil Aboard:

Engines                                        Position 1      Position 2
   Serial Number of Original Engine*:       _______________  _________________
   Flight Hours Since New:                  _______________  _________________
   Cycles Since New:                        _______________  _________________
   Last Basic Shop Visit Performed (type):  _______________  _________________
   Flight Hours at Last Basic Shop Visit:   _______________  _________________
   Cycles at Last Basic Shop Visit:         _______________  _________________

*or Replacement Engine, if applicable


Auxiliary Power Unit

   Serial Number                                              _____________
   APU Hours Since New:                                       _____________
   APU Cycles Since New:                                      _____________
   Last Maintenance Visit (type):                             _____________
   APU Hours at Last Basic Shop Visit:                        _____________
   APU Cycles at Last Basic Shop Visit:                       _____________

Landing Gear      Nose                      LMG                   RMG
   Serial Number:                        _____________       _____________
   Flight Hours Since New:               _____________       _____________
   Cycles Since New:                     _____________       _____________
   Flight Hours Since OH:                _____________       _____________
   Cycles Since OH:                      _____________       _____________
   Cycles Last Shop Visit:               _____________       _____________

Tires and Brakes

                           % Wear Life Remaining

     Nose                    Tires                 Brakes

       Left
       Right

     RH Main:
       Left
       Right

     LH Main:
       Left
       Right

                                                                 Supplement 3 to
                                                                 Attachment 2 to
                                                                      Annex 1 to
                                                                   Schedule 2 to
                                                                 Lease Agreement
                                                                     (MSN 28869)


                                 LOOSE EQUIPMENT

                                   Schedule 3
                                  Confidential
                                   Information
                                 Lease Agreement
                                   (MSN 28869)


                                   SCHEDULE 3
                            CONFIDENTIAL INFORMATION

This Schedule is a schedule to the Lease Agreement (MSN 28869), dated as of June 27,1997(the "Lease Agreement"), between Boullioun Portfolio Finance I Inc.
 and Western Pacific Airlines, Inc.

      Section 1.  Definitions

      "Airframe Reserve Amount" shall mean US$[    ]*.

      "APU Reserve Amount" shall mean US$[   ]*.

      "Basic Rent Amount" shall mean US$[     ]*.

      "Damage Notice Threshold" shall mean US$[      ]*.

      "Documentation Security Deposit Installment" shall mean US[     ]*.

      "Engine Life Limited Part Reserve Amount" shall mean US$[ ]*, provided that if Lessee uses enhanced thrust capabilities of either Engine, and Lessor reasonably determines that such use significantly increases the cost per cycle of Engine Life Limited Parts, Lessor and Lessee shall agree a reasonable adjustment to such Dollar amount. Lessee shall promptly provide to Lessor any reports provided by Lessee to the Engine Manufacturer relating to or evidencing the use of enhanced thrust capabilities.

      "Engine Overhaul Reserve Amount" shall mean US$[ ]*, provided that if Lessee uses enhanced thrust capabilities of either Engine, and Lessor reasonably determines that such use significantly increases the cost of Basic Shop Visits or shortens the time between Basic Shop Visits, Lessor and Lessee shall agree a reasonable adjustment to such Dollar amount. Lessee shall promptly provide to Lessor any reports provided by Lessee to the Engine Manufacturer relating to or evidencing the use of enhanced thrust capabilities.

      "Initial Security Deposit Installment" shall mean the US$[ ]* received from Lessee in accordance with that certain letter agreement, dated June 13, 1997, between Boullioun Aviation Services, Inc. and Lessee.

      "Landing Gear Reserve Amount" shall mean US$[   ]*.

      "Reserve Inflation Rate" shall mean [    ]*.

      "Stipulated Loss Value" shall mean, for each of the following periods, the amount set forth opposite such period:

                                Year        _________         Amount

                                   1                          [    ]*
                                   2                          [    ]*
                                   3                          [    ]*
                                   4                          [    ]*
                                   5                          [    ]*
                                   6                          [    ]*
                                   7                          [    ]*
                                   8                          [    ]*
                                   9                          [    ]*
                                   10                         [    ]*
                                   11                         [    ]*
                                   12                         [    ]*

      "Stipulated Deductible Amount" shall mean US$[     ]*.

      "Stipulated Liability Coverage" shall mean US$[    ]*.

      Section 2. Required Modifications

With respect to each Required Modification (within the meaning of Section 1.2.1 of Schedule 2) with a mandatory compliance date during the Lease Term (without giving effect to any exceptions or extensions sought by or granted to Lessee), complied with during the Lease Term and with a cost of compliance (determined as provided below) in excess of US$[ ]*, Lessor shall reimburse Lessee for a portion of the cost of compliance with such modification as follows:

                  R    = 120 - M x (C-US$[ ]*) 120

where

"R" means the portion of the cost of compliance with such modification to be reimbursed to Lessee.

"M" means the number of calendar months (including parts thereof) between (1) the earlier of (a) the date of actual compliance with such modification and (b) the originally required date of mandatory compliance and (2) the end of the scheduled Lease Term.

"C" means the cost of compliance with such modification at the normal labor rates (less profit if Lessee performs the work and no change kits supplied by the Manufacturer) of the Approved Maintenance Performer(s) performing such modification, plus reasonable cost of direct materials incorporated (but not including loss or expenses incurred because of inability to operate the Aircraft).

Lessee shall submit to Lessor detailed and substantiated labor and material invoices for all such costs for which reimbursement is sought under this Section
1.2.1 and in any event (using best efforts so that Lessor receives such invoices not later than the 30th day following receipt by Lessee of such invoices from the Approved Maintenance Performer (or, if such maintenance is performed by Lessee, not later than the 30th day following completion of such maintenance)). Lessor shall pay to Lessee all amounts then reimbursable hereunder on the fifth anniversary of the Delivery Date and on the last day of the Lease Term provided no Default has occurred and is then continuing. In the event that any payment otherwise due to Lessee is not paid to Lessee as the result of any Default then continuing, Lessor shall pay such amount to Lessee promptly upon Lessee's having cured such Default, but only if no other Default shall be then continuing. [Note to reader: Also read Section 1.5 of Annex 1 to Schedule 2, including the last sentence thereof.

                                                                      Schedule 4
                                                              Notice and Account
                                                                     Information
                                                                 Lease Agreement
                                                                     (MSN 28869)


                                   SCHEDULE 4
                         NOTICE AND ACCOUNT INFORMATION
                                   (MSN 28869)


LESSOR ADDRESS:

Boullioun Portfolio Finance I, Inc.
c/o Boullioun Aircraft Holding Company, Inc.
500 - 108th Avenue N.E., 25th Floor
Bellevue, Washington  98004
Attention:  Secretary
Facsimile:  425-450-1581
Telephone:  425-454-3106

LESSOR ACCOUNT:

Bank:                                       Seafirst Bank
                                            Seattle, Washington
ABA Number:                                 125000024
Account Number:                             To be advised
Contact:                                    Kathy Tran
Facsimile:                                  206-358-8051
Telephone:                                  206-358-2914
Reference:                                  WPA 28869

LESSEE ADDRESS:

Western Pacific Airlines, Inc.
2864 South Circle Drive, Suite 1100
Colorado Springs, Colorado  80906
Attention:                                  President
Facsimile:                                  719-527-7480
Telephone:                                  719-527-7200

LESSEE ACCOUNT:

Bank:                                       Colorado National Bank
                           Colorado Springs, Colorado
ABA Number:                                 102000021
Beneficiary:                                Western Pacific Airlines, Inc.
Account Name:                               Western Pacific Airlines, Inc.
                                            Operating Account
Account Number:                             194312007769

WestPac Lease Agreement (MSN 28869)
Schedule 5
Execution Copy


                                                                      Schedule 5
                                                                     Tax Matters
                                                                 Lease Agreement
                                                                     (MSN 28869)


                                   SCHEDULE 5
                                   TAX MATTERS


Capitalized terms used but not defined herein (or in any annex hereto) shall have the respective meanings, and shall be interpreted and construed in the manner, set forth in the Lease Agreement (MSN 28869), dated as of June 27, 1997 (the "Lease Agreement"), between Boullioun Portfolio Finance I, Inc. and Western Pacific Airlines, Inc., to which this document is a schedule.

      Section 1.  Lessee Liability

      Except as provided in Section 2, Lessee shall pay or cause to be paid, and on written demand shall indemnify and hold harmless each Tax Indemnitee from and against, any and all Taxes howsoever imposed or levied on or asserted against, from time to time, any Tax Indemnitee, Lessee, the Aircraft, Airframe or any Engine or any Parts thereof or any interest therein by any Government Entity on, with respect to, based on or measured by:

      (A) the acceptance, rejection, delivery, redelivery, nondelivery, transport, ownership, registration, deregistration, reregistration, possession, repossession, operation, location, use, condition, maintenance, repair, sale, return, import, export, repossession, abandonment, installation, storage, manufacture, charter, leasing, subleasing, modification, rebuilding, improvement, importation, exportation or other disposition of, or the imposition of any Lien on, the Aircraft, Airframe or any Engine or any Part or interest therein (or the incurrence of any liability to refund or pay over any amount as the result of any such Lien);

      (B) the rentals, receipts or earnings from the Aircraft, Airframe or any Engine or Parts thereof or interest therein;

      (C) the Aircraft, Airframe or any Engine or any Parts thereof or interest therein (including, without limitation, title or a security interest therein) or any data or any other thing delivered or to be delivered under the Operative Documents; or

      (D) otherwise with respect to or in connection with the execution, delivery, enforcement, amendment or supplement to the Operative Documents or the transactions contemplated by the Operative Documents.

      Section 2.  Exclusions From Lessee's Liability

      The provisions of Section 1 shall not apply to:

      (A) Taxes that are imposed on a Tax Indemnitee by any Government Entity and that are based on, or measured by, gross or net income or gross or net worth or capital of any Tax Indemnitee (notwithstanding the foregoing, Section 1 shall apply to, and the Tax Indemnitees shall be indemnified against, any such Taxes
(1) which are in the nature of sales, use, rental, ad valorem, license, property or value-added Taxes or (2) to the extent such Taxes would not have been imposed by such Government Entity (other than the U.S. Federal government) upon such Tax Indemnitee but for (x) a relation or asserted relation of any such Government Entity to the Aircraft or the transactions contemplated by the Operative
Documents, (y) the registration or change in registration or the actual or deemed use, operation or location by or for any Lessee Person of the Aircraft or
(z) the activities of any Lessee Person, including activities both related to the Aircraft, including, without limitation, Modifications, replacements and substitutions, and unrelated to the Aircraft);

      (B) Sales, use or similar transfer Taxes imposed on a Tax Indemnitee upon any voluntary or involuntary transfer or disposition (other than any transfer pursuant to any exercise of remedies in connection with an Event of Default, pooling arrangement, Event of Loss or any deemed transfer caused by any Lessee
Person) by such Tax Indemnitee of any equitable or legal interest in the Aircraft, Airframe, any Engine or any Part to any Person other than Lessee or any Affiliate of Lessee ("Lessor Transfer"); or

      (C) Taxes to the extent incurred with respect to any period after the later of (1) expiration or earlier termination of this Lease and (2) the (y) return of possession of the Aircraft in accordance with the terms of this Lease or (z) sale or other transfer of the Aircraft hereof following an Event of Loss with respect to the Aircraft in accordance with the terms of this Lease; provided, however, that the exclusion set forth in this clause (C) shall not apply to the extent such Taxes relate to periods prior to, or events occurring or matters arising prior to or in connection with, such expiration, termination or sale.

      (D) Taxes imposed solely as a result of (I) the willful misconduct or gross negligence of a Tax Indemnitee, (II) the breach by any Tax Indemnitee of any of its representations, warranties or covenants contained in this Agreement (unless caused by any Lessee Person) or (III) Lessor Liens;

      (E) Taxes either not yet due or being contested in accordance with the provisions of Section 6;

      (F) Taxes due solely to any failure of a Tax Indemnitee to (x) file proper and timely reports or returns or to pay any Taxes when due, or (y) comply with any certification, information, documentation, reporting or other similar requirements concerning the nationality, residence, identity or connection with the jurisdiction imposing such Taxes, if such compliance is required to obtain or establish relief or exemption from or reduction in such Taxes and Lessor was eligible to comply with such requirement;

      (G) Taxes imposed under Section 887 of the Code; or

      (H) Taxes to the extent they exceed the amount of Taxes that would have been imposed if there had not been a transfer of the Aircraft to a Person that is not a U.S. person.

      Section 3.  No Reduction for Withholding, Etc.

      All payments by Lessee under this Agreement or any other Operative Document, whether in respect of Rent, interest, fees or any other item, shall be made in full without any deduction or withholding (whether in respect of setoff, counterclaim, duties, Taxes, monetary transfer and other charges, wages or otherwise whatsoever), unless the withholding or deduction is required by Law, in which event Lessee shall:

      (A) forthwith pay to Lessor such additional amount so that the net amount received by Lessor after the deduction or withholding will equal the full amount which would have been received by it had no such deduction or withholding been made;

      (B) pay to the relevant Government Entity within the period for payment permitted by applicable Law the full amount of the deduction or withholding (including, but without prejudice to the generality of the foregoing, the full amount of any deduction or withholding from any additional amount paid pursuant to this Section 3); and

      (C) promptly furnish to Lessor an official receipt of the relevant taxation or other authorities involved for all amounts deducted or withheld as aforesaid or, if no such receipt is issued, a certificate of deduction or equivalent evidence thereof.

      Section 4.  Reports

      Lessee will provide promptly upon request such information as may be reasonably requested by a Tax Indemnitee or required to enable a Tax Indemnitee to timely and properly fulfill its tax filing requirements with respect to the transactions contemplated by the Operative Documents, including, without limitation, those requirements that relate to Taxes based on or measured by the total time the Aircraft is located in a particular place irrespective of whether the Aircraft is there for revenue, maintenance or storage purposes. If any report, return or statement is required to be filed with respect to any Tax which is subject to indemnification under Section 1, Lessee shall timely file the same (except for any such report, return or statement which such Tax Indemnitee intends to file or for income tax returns or any other return, report or statement which the Tax Indemnitee is required by Law to file in its own name). Lessee shall either file such report, return or statement and send a copy of such report, return or statement to the Tax Indemnitee or, where Lessee is not permitted to file such report, return or statement, it shall notify such Tax Indemnitee of such requirement and prepare and deliver such report, return or statement to such Tax Indemnitee in a manner satisfactory to such Tax Indemnitee no later than 30 days prior to the time such report, return or statement is to be filed. Lessee shall hold each Tax Indemnitee harmless from and against any liabilities, including, without limitation, penalties, late payment charges, notary charges, additions to tax, fines and interest arising out of any failure to timely file or inaccuracy in any such return, statement, report or information if such failure to timely file or inaccuracy is attributable to Lessee's failure to fulfill its obligations hereunder. Lessee shall not have any right to examine the income tax returns of any Tax Indemnitee. Lessee agrees to use commercially reasonable efforts to obtain official receipts indicating the payment by it of all foreign income and withholding Taxes that are subject to indemnification under Section 1 and shall promptly deliver to the relevant Tax Indemnitee each such receipt obtained by Lessee.

      Section 5.  Payment

      Upon written demand of the Tax Indemnitee, Lessee shall pay any Tax for which it is liable pursuant to Section 1 in immediately available funds directly to the appropriate Government Entity or to such Tax Indemnitee, but in no event shall such payment be required more than five days prior to the date such Tax is due. Any such demand for payment from a Tax Indemnitee shall specify, in reasonable detail, the calculation of the amount of the payment and the facts upon which the right to payment is based and shall be verified upon the request and at the expense of Lessee by the independent accountants for Lessor. Each Tax Indemnitee shall promptly forward to Lessee any notice, bill or advice in the nature of a notice or bill received by it concerning any Tax. As soon as practical after each payment of any Tax by Lessee directly to any Government Entity, Lessee shall furnish the appropriate Tax Indemnitee with the original or a certified copy of a receipt for Lessee's payment of such Tax or such other evidence of payment of such Tax as is reasonably acceptable to such Tax Indemnitee. Lessee shall also furnish promptly upon request such data as any Tax Indemnitee may require to enable such Tax Indemnitee to comply with the requirements of any taxing jurisdiction.

      Section 6.  Contest

      If a claim is made in writing against a Tax Indemnitee (whether on audit or otherwise) for any Taxes that Lessee is required to pay or indemnify against pursuant to Section 1, such Tax Indemnitee shall notify Lessee in writing within 30 Business Days of the receipt of such claim, provided that a failure to so notify will not diminish or relieve Lessee of any obligations under Section 1, unless such failure is willful and the failure precludes a contest. If requested by Lessee in accordance with Section 1 and in writing within 30 days after receipt by Lessee of the notice described in the preceding sentence, such Tax Indemnitee shall in good faith and with due diligence contact (including pursuing all administrative and judicial appeals) in the name of Tax Indemnitee or, if permitted by law and requested by Lessee and reasonably acceptable to such Tax Indemnitee in the name of Lessee, the validity, applicability or amount of such Taxes in appropriate administrative or judicial proceedings, provided that (1) prior to taking such action Lessee shall have agreed to pay to Tax Indemnitee promptly after written demand all out-of-pocket costs and expenses that Tax Indemnitee may incur in connection with contesting such claim, including, without limitation, all reasonable legal and accountant's fees and disbursements and costs of administrative and judicial proceedings, and the amount of any interest or penalties that may be attributable to and payable as a result of contesting such claim, and such Tax Indemnitee shall not be required to continue any contest or waive any indemnity claims if Lessee does not make such payments promptly after receiving notice of the amounts due, (2) if such contest is to be initiated by the payment of, and the claiming of a refund for such Taxes, Lessee shall have advanced Tax Indemnitee sufficient funds (on an interest-free basis) to make such payment, (3) no Event of Default has occurred and is continuing, (4) the action to be taken will not result in a material risk of sale, forfeiture or loss of Lessor's title to the Aircraft (unless Lessee provides a bond or other security satisfactory to Lessor), (5) prior to commencing any action, Lessee acknowledges its liability hereunder for the Taxes being contested and (6) at Tax Indemnitee's request, Lessee shall provide to Tax Indemnitee a written opinion of independent tax counsel selected by such Tax Indemnitee that there is a reasonable basis for such contest. Notwithstanding that the conditions set forth in clauses (1), (2), (3), (4), (5) and (6) above may have been satisfied, Tax Indemnitee, after consulting in good faith with Lessee, may elect not to pursue any contest or proceeding pursuant to the preceding sentence or elect to discontinue (by settlement or otherwise) any such contest or proceeding commenced pursuant to the preceding sentence, but such election shall constitute a waiver by Tax Indemnitee of any right to payment or indemnification pursuant to Section 1 with respect to the adjustment that was the subject of such proposed contest or proceeding (and any other adjustment the contest of which is precluded by such failure to contest) and, if Lessee has theretofore paid or provided Tax Indemnitee with funds to pay any amount with respect to such adjustments, Tax Indemnitee shall promptly repay such amount to Lessee. If Tax Indemnitee shall obtain a refund in whatever form of all or any part of any Taxes that Lessee shall have paid or reimbursed to Tax Indemnitee hereunder, Tax Indemnitee shall, provided that no Event of Default shall have occurred and be continuing, pay to Lessee an amount that is equal to the sum of the amount of such refund or credit, plus any interest received on such refund attributable to any Taxes paid by, or with funds provided by, Lessee prior to receipt of such refund, reduced by any Taxes incurred by Lessor by reason of the receipt or accrual of such refund and interest and net of any expenses described in clause (1) of the second sentence of Section 1 that have not been previously reimbursed, and increased by any Tax benefit realized by Tax Indemnitee as a result or any payment by Tax Indemnitee made pursuant to this sentence, provided further that, if, at the time of such payment an Event of Default shall have occurred and be continuing, Tax Indemnitee shall hold the amount of such payment as security for the obligations of Lessee to Tax Indemnitee under the Lease, and at such time as there shall not be continuing any such Event of Default, shall pay such amount to the Lessee. Tax Indemnitee hereby agrees that it will inform Lessee of the time and place of, and Tax Indemnitee will not object to Lessee's presence at, any proceeding conducted pursuant to this Section 6 if in its good faith discretion it determines that such proceeding will not involve any matters unrelated to Taxes that are the subject of Section 1 and that it will not otherwise adversely affect the Tax Indemnitee, provided that Lessee's presence also must be allowed by applicable law and provided further that the conditions set forth in clauses (1), (2), (3), (4), (5) and (6) above shall have been, and shall continue to be satisfied.

      Section 7.  Tax Savings
      If an Indemnified Party or Tax Indemnitee determines in its good faith that it has actually recognized a Tax benefit (other than a foreign tax credit) as a result of or with respect to any Taxes paid or indemnified against by Lessee under Section 1 (whether by way of deduction, credit or otherwise), such Indemnified Party or Tax Indemnitee shall pay to Lessee, promptly after recognition of such Tax benefit, an amount that, after subtraction of any further Tax savings that such Indemnified Party or Tax Indemnitee recognizes as a result of the payment thereof, is equal to the amount of such Tax benefit, provided that if any such Tax benefit is subsequently disallowed, lost or reduced, Lessee shall, upon written notice from such Indemnified Party or Tax Indemnitee, promptly repay the amounts paid to the Lessee with respect to such Tax benefit, provided further that the amount payable under this Section 7 to an Indemnified Party or Tax Indemnitee, as the case may be, shall not exceed the amount of all prior payments by Lessee to such Tax Indemnitee or Indemnified Party, as the case may be, under Section 1 hereof, or Section 9 of the Lease, as the case may be, and any excess shall be carried forward to reduce pro tanto any future obligations of Lessee to such Tax Indemnitee or Indemnified Party under
Section 1 hereof, or Section 9 of the Lease, as the case may be, provided further that such Indemnified Party or Tax Indemnitee shall not be obligated under this Section 7 to pay Lessee any amounts with respect to Tax benefits realized as a result of any Taxes not paid or indemnified against by Lessee. Notwithstanding anything to the contrary in Section 1, if at the time any payments would otherwise be due to Lessee pursuant to this Section 7, an Event of Default shall have occurred and be continuing, such Indemnified Party or Tax Indemnitee shall hold the amount of such payment as security for the obligations of the Lessee to Lessor under the Lease and at such time as there shall not be continuing any such Event of Default, shall pay such amount to Lessee. Indemnified Parties and Tax Indemnitees shall use reasonable efforts in good faith in filing their Tax returns and in dealing with taxing authorities to seek and to promptly claim any such Tax benefit or savings and to minimize the Taxes payable or indemnifiable by Lessee hereunder.

                                                                      Schedule 6
                                                            Conditions Precedent
                                                                 Lease Agreement
                                                                     (MSN 28869)


                                   SCHEDULE 6
                              CONDITIONS PRECEDENT

Capitalized terms used but not defined herein (or in any annex hereto) shall have the respective meanings, and shall be interpreted and construed in the manner, set forth in the Lease Agreement (MSN 28869), dated as of June 27, 1997 (the "Lease Agreement"), between Boullioun Portfolio Finance I, Inc. and Western Pacific Airlines, Inc., to which this document is a schedule.

The obligation of Lessor to lease the Aircraft to Lessee under this Lease Agreement is subject to the fulfillment to the satisfaction of Lessor, and Lessee shall procure such fulfillment, to the satisfaction of Lessor, on the Delivery Date (or, if another date is specified below, on or prior to such date) of the following conditions precedent:

      Section 1.  Agreements and Documents

           The following documents, agreements, instruments or certificates shall have been duly authorized, executed and delivered by the respective party or parties thereto (other than Lessor), shall each be satisfactory in form and substance to Lessor and shall be in full force and effect (unless expressly provided otherwise) and in the English language, and executed counterparts shall have been delivered to Lessor:

           1.1  Lease Agreement

           This Lease Agreement.

           1.2  Acceptance Certificate

           The Acceptance Certificate evidencing the delivery and acceptance of the Aircraft, duly and properly completed and dated the Delivery Date.

           1.3  Insurance Documents

           (1) A certificate of insurance in the form of Exhibit B to the Lease Agreement and which otherwise complies with the requirements of Section 11 of the Lease Agreement, (2) a broker's letter in the form of Exhibit C to the Lease Agreement from the Insurance Broker and which otherwise complies with the requirements of Section 11 of the Lease Agreement and (3) a certificate of insurance evidencing compliance with Section 11.12 of the Lease Agreement.

           1.4  [Intentionally Left Blank]

           1.5  Legal Opinion

           An opinion of each of (1) Lessee's counsel in form and substance satisfactory to Lessor and dated the Delivery Date, such counsel to be reasonably acceptable to Lessor, (2) Lessor's counsel in form and substance satisfactory to Lessor and (3) Crowe & Dunlevy in form and substance satisfactory to Lessor.

           1.6  Process Agent Letter

           A letter  from the  process  agent  appointed  by Lessee  pursuant to
Section 18.5 of the Lease Agreement accepting such appointment.

           1.7  Officer Certificate

           A certificate in the form of Exhibit H.

           1.8  Financial Information

           Copies of audited consolidated financial statements (including a balance sheet, statement of cash flows and a profit and loss statement) of Lessee, prepared in Dollars in accordance with GAAP, in reasonable detail and setting forth in comparative form the respective figures as of the end of and for the preceding fiscal year as certified by Lessee's independent public accountants, including their certificate and accompanying comments.

           1.9  [Intentionally Left Blank]

           1.10  Lessee's Maintenance Program

           Prior to the Scheduled Delivery Date, the Lessee's proposed maintenance program for the Aircraft and such information reasonably requested by Lessor regarding the proposed maintenance program (including all work cards associated with maintenance checks and evidence that the Aviation Authority has approved the proposed maintenance program), such program to comply with the definition of "Approved Maintenance Program" in Section 2 of Schedule 1 to the Lease Agreement and otherwise be satisfactory in form and substance to Lessor; upon acceptance of the proposed maintenance program by Lessor, such maintenance program shall become the "Approved Maintenance Program" for purposes of this Lease Agreement and all other Operative Documents.

           1.11  [Intentionally Left Blank]

           1.12  Novation Agreement

           The Novation Agreement.

      Section 2.  First Rent Payment Made

           Lessee shall have paid the first installment of Basic Rent when due pursuant to Section 3.3 of the Lease Agreement.

      Section 3.  Security Deposit Paid or Letter of Credit Delivered

           Lessee shall have (1) paid all installments of the Security Deposit due on or before the Delivery Date pursuant to Section 4.1 of the Lease Agreement or (2) delivered to Lessor a Letter of Credit, which Letter of Credit complies with the requirements of Section 4.4 of the Lease Agreement.

      Section 4.  Registration of Aircraft

           The Aircraft shall have been duly registered with the Aviation Authority and a certificate of airworthiness shall have been issued by the Aviation Authority and Lessor shall have received evidence of such registration and issuance.

      Section 5.  Filings, Etc.

      Lessor shall have received evidence that on the Delivery Date all filings, registrations, recordings and other actions have been or will be taken which are necessary or advisable to ensure the validity, effectiveness and enforceability of the Lease Agreement and the other Operative Documents and to protect and perfect the rights and interest of Lessor and the Financing Parties in the Aircraft and the Operative Documents.

      Section 6.  Authorizations

      Evidence of the issuance of each Authorization which may be required in relation to, or in connection with, (1) Lessee engaging in air transport and carrying on scheduled passenger and cargo service in each case as presently conducted, (2) the operation of the Aircraft in compliance with applicable Law,
(3) permitting the execution and delivery by Lessee of the Lease Agreement, the Acceptance Certificate and each other Operative Document and the performance by Lessee of its obligations hereunder and thereunder.

      Section 7.  No Default

      No Default, Event of Loss, or event, condition or circumstance that would with the giving of notice or passage of time become or give rise to an Event of Loss, shall have occurred.

      Section 8.  Section 1110

      Lessor shall have received evidence that Lessor is entitled to the protection of Section 1110 of the United States Bankruptcy Code in connection with its right to take possession of the Aircraft in the event of a case under Chapter 11 of the United States Bankruptcy Code in which Lessee is a debtor.

      Section 9.  Matters Related to the Novation Agreement

      All conditions precedent to Lessor's obligation to purchase the Aircraft under the Novation Agreement shall have been met to the satisfaction of Lessor and the Aircraft shall have been delivered to and accepted by Lessor pursuant to the Airframe Manufacturer Purchase Agreement.

      Section 10.  Other Matters

      All other matters incident to the Lease Agreement and the other Operative Documents and the lease of the Aircraft shall be reasonably satisfactory to Lessor.

The conditions precedent specified in this Schedule 6 are for the sole benefit of Lessor and may be waived or deferred in whole or in part and with or without condition by Lessor. If any of such conditions is not satisfied or waived in writing by Lessor on and as of the Delivery Date and Lessor, in its sole discretion, nonetheless proceeds with the delivery of the Aircraft to Lessee hereunder, Lessee hereby covenants and agrees to satisfy, or cause the satisfaction of, such outstanding conditions within 15 days after the Delivery Date.

                                                                       Exhibit A
                                                                Lease Supplement
                                                                 Lease Agreement
                                                                     (MSN 28869)

                                    EXHIBIT A
                             ACCEPTANCE CERTIFICATE
                                   (MSN 28869)

     ACCEPTANCE   CERTIFICATE  (MSN  28869),  dated  [_______],   199[__]  (this
"Acceptance Certificate"), by Western Pacific Airlines, Inc. ("Lessee").

Reference is made to Lease Agreement (MSN 28869), dated as of June 27, 1997 (the "Lease Agreement"), between Lessee and Boullioun Portfolio Finance I, Inc. ("Lessor"). Capitalized terms used but not defined herein shall have the respective meanings ascribed thereto in the Lease Agreement.

1. Lessee hereby irrevocably and unconditionally accepts and leases from Lessor, under and for all purposes of the Lease Agreement and the other Operative Documents, the Aircraft, as more particularly defined in the Lease Agreement, but including the following:

         One Boeing Model 737-33R airframe bearing manufacturer's serial number 28869 and FAA Registration Number N964WP, together with (a) two CFM56-3C-1 engines bearing manufacturer's serial numbers 858550 and 858552, respectively, (b) APU bearing manufacturer's serial number P-100814 and (c) three landing gear assemblies bearing manufacturer's serial numbers MC05771P2887 (LM), MC05772P2887 (RM) and T5598P2887 (N).

2. Lessee confirms that the "Delivery Date" for all purposes of the Lease Agreement is the date set forth in the opening paragraph of this Acceptance Certificate and confirms that the Lease Term shall commence on the Delivery Date.

3. Lessee hereby confirms its agreement to pay Rent throughout the Lease Term in the amounts, to the Persons and otherwise in accordance with the provisions of
Section 3 of the Lease Agreement and in accordance with the other provisions of the Lease Agreement and the other Operative Documents.

4. THIS ACCEPTANCE CERTIFICATE SHALL IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS ENTERED INTO IN THAT STATE BETWEEN CITIZENS OF THAT
STATE AND TO BE PERFORMED WHOLLY WITHIN THAT STATE WITHOUT REFERENCE TO ANY RULES GOVERNING CONFLICTS OF LAWS.

Lessee has caused this Acceptance Certificate to be executed by its duly authorized officer as of the day and year first above written.


WESTERN PACIFIC AIRLINES, INC.


By:
    Title:


Confirmed:

BOULLIOUN PORTFOLIO FINANCE I, INC.


By:
    Title:

                                                                    Exhibit B to
                                                                  Certificate of
                                                                       Insurance
                                                                 Lease Agreement
                                                                     (MSN 28869)


                                    EXHIBIT B
                        FORM OF CERTIFICATE OF INSURANCE


ISSUED TO:                                NAMED INSURED:
BOULLIOUN PORTFOLIO                       WESTERN PACIFIC AIRLINES, INC.
   FINANCE I, INC.                        (Lessee)
(Lessor)                                  2864 South Circle Drive,
500-108th Avenue N.E.                     Suite 1100
25th Floor                                Colorado Springs, CO  80906
Bellevue, WA  98004

[Security Agent]



     COVERAGE: The Insurers acknowledge advice of a certain Lease Agreement (MSN 28869) dated as of June 27, 1997 by and between Boullioun Portfolio Finance I, Inc. ("Lessor") and Western Pacific Airlines, Inc. ("Lessee") with respect to one (1) Boeing 373-33R Aircraft, U.S. Registration No. N964WP, Manufacturer's Serial No. 28869 and two (2) CFM-56C-1 engines, serial nos. 858550 and 858552.

     [Reference loan documents and define agent and lenders as "Financing Parties" and agent as "Agent"]









This Certificate of Insurance is issued subject to the terms and conditions of the referenced policies. This Certificate neither affirmatively nor negatively amends, alters or extends the coverage afforded by any policy described herein.

         INSURERS                                    HULL/SPARES/LIABILITY

                                   [DESCRIBE]

                         BRIEF DESCRIPTION OF INSURANCE

A.       WORLDWIDE COMPREHENSIVE LIABILITY COVERAGE

         Combined Single Limit of Liability each occurrence and annual aggregate (where applicable) for Bodily Injury and/or Property Damage Liability, including War liability, Aircraft Passenger Liability, Aircraft Public Liability,, Aircraft Property Damage Liability, Passenger Baggage Liability, Airport Liability, Hangarkeepers, Premises, Products, Contractual, Cargo and Mail Liability.

B.       WORLDWIDE HULL/SPARES - "ALL RISK"

         Physical Loss or Damage, subject to policy terms, conditions, limitations, exclusions, and deductibles, for aircraft or spare parts owned by or leased under written contract to Western Pacific Airlines, Inc.

C.       HULL - "WAR RISK"

         Physical Loss or Damage arising from risks of War and Allied Perils (as per form RJM Airline 1A 11/94 (LSW 555B) wording plus AVN.65 clause) as more fully described in the policy language. The available limit may be affected by the annual aggregate limit of [$[ ]*] for all aircraft. In no event will more than seven days notice of cancellation be afforded with respect to this coverage. Coverage is provided on a Worldwide basis.

                               SPECIAL PROVISIONS


A.       GENERAL PROVISIONS

1. Coverage is of the type usually carried by corporations engaged in the same or a similar business, similarly situated with Lessee and owning and operating similar aircraft and engines, and covering risks of the kind customarily insured against by such corporations.

2. The insurance shall not be invalidated by any action or inaction by Lessee and insure the interest of Lessor and each Financing Party regardless of any breach or violation by Lessee or any other named insured or additional insured of any warranty, declaration or condition contained in such policies.

3. Neither Lessor nor any Financing Party shall have any liability for premiums, commissions, calls or assessments with respect to such policies.

4. Insurers hereon waive any right to any set-off or counterclaim or any other deduction, whether by attachment or otherwise, in respect of any liability of Lessor, any Financing Party or any other Additional Insureds.

5. The Lessor and Security Agent will be provided thirty (30) days notice of any cancellation or material change in policy terms or conditions except with respect to "war risk" coverage for which the notice of cancellation period shall be seven (7) days or whatever shorter period may be customarily obtainable.

6. The insurers waive their rights of subrogation with respect to this lease against Lessor, each Financing Party and each other additional insured.

7. All sums expressed herein are in U.S. dollars.

B.       HULL COVERAGE - "ALL RISK" AND "WAR RISK"

1.       Agreed Value:  $[_____]* each aircraft

2.       Spares:  $[   ]* any one location/$[   ]* any one transit

3. The War Risk Underwriters and the All Risk Underwriters agree to a 50/50 claim funding agreement in the event of any dispute as to which insurance is applicable.

4. The hull deductible applicable to the aircraft is the current standard market deductible of $[ ]*.

5. The Lessor and each Financing Party and their respective successors and assigns are named as Additional Insureds.

6. A loss will be settled jointly with Lessor and Lessee, and will be payable in Dollars to [Lessor/Security Agent], as sole loss payee, to the extent of the Agreed Value, for the account of all interests.

C.       LIABILITY INSURANCE

     1. Limit: Not less than $[ ]* per occurrence except Personal Injury which has a $[ ]* Limit.

2. Lessor and each Financing Party and their respective affiliates and their respective shareholders, subsidiaries, agents, employees, officers, directors, successors and assigns to which this certificate pertains are Additional Insureds as their respective interests may appear.

3. The insurance evidenced hereon is primary to and not contributory with any separate insurance maintained by Lessor or any Financing Party.

4. All the provisions of this coverage, except with respect to the limits of liability, shall operate in the same manner as if there were a separate policy covering each such insured.

                                                                    Exhibit C to
                                                                 Broker's Letter
                                                                 Lease Agreement
                                                                     (MSN 28869)


                                    EXHIBIT C
                        FORM OF INSURANCE BROKER'S LETTER


[_____], 1997


Boullioun Portfolio Finance I, Inc.
c/o Boullioun Aircraft Holding Company, Inc.
500 - 108th Avenue N.E., 25th Floor
Bellevue, Washington  98004

[Security Agent]

Re: Western Pacific Airlines Lease Agreement (MSN 28869) dated as of June 27, 1997 For One B737-33R Aircraft U.S.Registration No. N964WP Manufacturer's Serial No. 28869


As the insurance broker for Western Pacific Airlines, Inc. (the "Client"), we have been requested to provide you with this letter with respect to certain insurance placed by us on the Client's behalf.

In connection with this letter, we have read Section 11 and Exhibits B and C of the agreement (and the related definitions) between the Client and you dated as of June 27, 1997 ("Agreement"), dealing with insurance requirements, a copy of which is attached (the "Insurance Covenant"). We have not read or reviewed the balance of the Agreement, including without limitation any provision thereof which might relate to or influence the meaning of the language in the Insurance Covenant.

We have placed the insurance which is the subject of this letter after consultation with the Client and based upon the Client's instructions, which may not have contemplated or reflected the Insurance Covenant. Terms of coverage, including limits and deductibles are based upon information furnished to us by the Client, which information we have not independently verified.

On the basis of the foregoing and subject to the other qualifications stated in this letter, we are pleased to confirm the following:

1. The insurance policy(ies) listed on Exhibit A hereto (the "Policies") is (are) in full force and effect as of the date hereof;


2. As of this date, we have not received any notice of cancellation or non-renewal with respect to the Policies and are not aware of any circumstances which would make the giving of such a notice by an insurer likely;

3. In our view, based upon our understanding of the language of the Insurance Covenant, the Policies are consistent with the minimum requirements of the Insurance Covenant.

4. Based upon our experience as insurance brokers, the coverages provided by the Policies are consistent with those normally provided to companies similarly situated to the Client.

5. We will endeavor to advise you of Notice of Cancellation by Insurers as soon as practicable upon receiving the advice from the insurance carrier.

6. We will endeavor to advise you if the insured does not provide us with renewal instructions 14 days prior to expiration.

7. We will endeavor to advise you if we (MMI) cease to be the insured's appointed broker as soon as practicable.

We express no view and assume no liability with respect to the solvency or future ability to pay of any of the insurance companies which have issued the Policies.

We assume no obligation to advise you of any developments regarding the Policies subsequent to the date hereof. This letter is given on the condition that you forever waive any liability against us based upon the placement of the Policies and/or the statements made herein with the exception only of gross negligence or fraud.

This letter may not be republished by you or used for any other purpose without our prior written consent.

Very truly yours,

                                                                    Exhibit D to
                                                                 Lease Agreement
                                                                     (MSN 28869)


                                    EXHIBIT D
                           [Intentionally Left Blank]

                                                                       Exhibit E
                                                                 Lease Agreement
                                                                     (MSN 28869)

                                    EXHIBIT E
                           [Intentionally Left Blank]

                                                                       Exhibit F
                                                                 Aircraft Status
                                                                          Report
                                                                 Lease Agreement
                                                                     (MSN 28869)


                                    EXHIBIT F
                             AIRCRAFT STATUS REPORT
                                  (MSN 28869)


MONTH ENDING:_________________


AIRFRAME

AIRCRAFT S/N  __________          TYPE  ___________       REG.____________



TOTAL FLIGHT HOURS __________             TOTAL CYCLES ____________

FLT. HOURS FOR MONTH ____________         CYCLES FOR MONTH ___________



DATE AND TIME                             APPROX. DATE AND
LAST "C" CHECK _____________              TIME NEXT "C" CHECK ____________


ENGINES                            ENGINE 1                  ENGINE 2
---------------------------------------------------------------------

S/N


TOTAL FLIGHT HRS


TOTAL CYCLES


FLIGHT HRS FOR MONTH


CYCLES FOR MONTH


TIME/CYCLES SLSV


CURRENT LOCATION


Technical Activity during relevant period

1. Major Maintenance (including C-Check or Structural check) 2. Engine, APU or Landing Gear Maintenance - indicate cause 3. ADs complied with
4. Other significant Damages, Repairs or Modifications - indicate cause and attach any copies of repair or Modification drawings or data in respect of unique or nonstandard repair of Modification to the Aircraft or any Part.

                                                                       Exhibit G
                                                                Letter of Credit
                                                                 Lease Agreement
                                                                     (MSN 28869)


                                    EXHIBIT G
                                LETTER OF CREDIT
                                   (MSN 28869)
______________, 199[__]


Letter of Credit No. _______


Boullioun Portfolio Finance I, Inc.
c/o Boullioun Aircraft Holding Company, Inc.
500-108th Avenue N.E.,
Twenty-Fifth Floor
Bellevue, Washington  98004

Attention:  [______]


Dear Sir or Madam:

We hereby establish in your favor, at the request and for the account of [_________] (the "Company"), our irrevocable letter of credit in the amount of US$[________] (the "Stated Amount") available against presentation of (a) a sight draft drawn on us dated on or before the date of such presentation and in the form of the Exhibit A hereto and (b) a certificate dated the date of such draft in the form of Exhibit B hereto, in each case, signed by an individual being or purporting to be your authorized representative.

Such presentation must be made on a Business Day to our Letter of Credit Department in [New York] at [Bank's address] (Facsimile Number: [__________]; Confirmation Number: [______________])) on or before [___________] or if such date is not a Business Day, then on or before the following Business Day. "Business Day" means a day other than a Saturday, a Sunday or a day on which banks are required or authorized to be closed in New York, New York. Any such presentation may be made by means of telefacsimile and we shall be entitled to rely thereon as if such draft and certificate were presented in person, provided such draft and certificate are in conformity with the requirements for the same as set forth herein, but for the requirement of an original signature. In addition, any draft and certificate hereunder may be presented by mail, express courier (e.g., DHL) or in person.

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

A draft presented hereunder may be in an amount of up to the Stated Amount. More than one draft may be presented hereunder, subject to the aggregate amount of such drafts not exceeding the Stated Amount.

We hereby agree with you that each draft presented hereunder in compliance with the terms hereof will be duly honored by our payment to you (or in accordance with your instruction) of the amount of such draft in immediately available funds:

(a) not later than 3:00 p.m., [New York] time, on the day such draft is presented to us as aforesaid, if such presentation is made to us at or before 12:00 noon, [New York] time, or

(b) not later than 3:00 p.m., [New York] time, on the Business Day following the day such draft is presented to us as aforesaid, if such presentation is made to us after 12:00 noon, [New York] time.

Upon the earlier of (a) [__________], and (b) irrevocable payment by us of the entire Stated Amount (in one or more drawings), this Letter of Credit shall automatically terminate.

Except as otherwise provided herein, this Letter of Credit shall be governed by and construed in accordance with the Uniform Customs and Practice for Documentary Credits (1993 Revision), ICC Publication No. 500 (the "UCP"). Notwithstanding Article 17 of the UCP, if this Letter of Credit expires during an interruption of business as described in said Article 17, we agree to effect payment if a drawing is made against this Letter of Credit within thirty (30) days after the resumption of business.

Notwithstanding Article 48 of the UCP, this Letter of Credit may be transferred and assigned in its entirety more than once.

Upon request, but no more than once in any thirty day period, we will confirm to you in writing that this Letter of Credit is in full force and effect and is enforceable against us in accordance with its terms.

This Letter of Credit sets forth in full the terms of our undertaking and shall not in any way be modified, amended or amplified by reference to any documents instruments or agreements referred to herein, or in which this Letter of Credit is referred to or to which this Letter of Credit relates and any such reference shall not be deemed to incorporate herein by reference any such documents, instruments and agreements.

Very truly yours,

[BANK]


By
   Name:
   Title:

                                                                    Exhibit A to
                                                                Letter of Credit
                                                             No. _______________


                                   SIGHT DRAFT



Irrevocable Letter of Credit No:  ____      Date of Draft: _______, 19__


To the Order of BOULLIOUN PORTFOLIO FINANCE I, INC.

Pay                                                      [_____________] DOLLARS

     At SIGHT by wire transfer of such amount to the account of [_________] at [Bank, Address] (ABA number: [___________]; account number: [__________])

DRAWN UNDER [ISSUING BANK] LETTER OF CREDIT NO. __________

TO:      [ISSUING BANK]
         [Presentment Address]


BOULLIOUN PORTFOLIO FINANCE I, INC.


By:
   Name:
   Title:


[Endorse on back]

                                                                    Exhibit B to
                                                                Letter of Credit
                                                             No. _______________


                               DRAWING CERTIFICATE

Irrevocable Letter of Credit No.

         The undersigned, a duly authorized representative of Boullioun Portfolio Finance I, Inc. ("Beneficiary"), hereby certifies to [ISSUING BANK] (the "Bank") with reference to Irrevocable Letter of Credit No. [__________] (the "Letter of Credit"), issued by the Bank in favor of Beneficiary, as follows:

         1. Beneficiary is presenting a sight draft herewith to draw funds under the Letter of Credit in the amount of US$[__________].

         2. Demand for payment under the Letter of Credit is being made prior to the expiration thereof.

         3. An Event of Default has occurred and is continuing under that certain Lease Agreement (MSN 28869), dated as of June [__], 1997, between Boullioun Portfolio Finance I, Inc. and Western Pacific Airlines, Inc.

         IN WITNESS WHEREOF, Beneficiary has caused this certificate and the accompanying draft to be executed as of the [__________] day of [__________], 199__.


BOULLIOUN PORTFOLIO FINANCE I, INC.


By:
   Name:
   Title:

                                                                       Exhibit H
                                                           Officer's Certificate
                                                                 Lease Agreement
                                                                     (MSN 28869)


                                    EXHIBIT H
                              OFFICER'S CERTIFICATE
                                   (MSN 28869)


I,  __________________________,  the  [__________________]  of  WESTERN  PACIFIC
AIRLINES, INC. (the "Company"), a corporation duly organized under the laws of the State of Delaware, in connection with that certain Lease Agreement (MSN 28869), dated as of June [__], 1997, between Boullioun Portfolio Finance I, Inc.("Lessor") and the Company (the "Lease Agreement") hereby certify that attached hereto is a true and correct copy of the following documents; each has not been amended since the date specified therein and remain in full force and effect as of the date of this Certificate:

1. The [Articles of Association, By-Laws] and any other organizational or charter documents of the Company.

2. Resolutions of the Company approving the terms of, and the transactions contemplated by, the Lease Agreement and the other Operative Documents (as defined in the Lease Agreement), authorizing the execution, delivery and performance by the Company of the Lease Agreement and the other Operative Documents.

I further certify that following are the names of, the positions held by, and the specimen signatures of, the Officers of the Company duly authorized by the Company to execute and deliver the Lease Agreement and all other documents and instruments in connection therewith:

Name                         Position                     Specimen Signature

IN WITNESS WHEREOF, this Certificate is issued as of this _____ day of [_____], 199__.

                                                  WESTERN PACIFIC AIRLINES, INC.


                                       By:
                                     Title: